As filed with the Securities and Exchange Commission on April 28, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NNN HEALTHCARE/OFFICE REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
(714) 667-8252
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott D. Peters
Chief Executive Officer
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
(714) 667-8252
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

      Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Shares to be	Amount to be	Offering	Aggregate Offering	Amount of
Registered	Registered	Price per Share	Price(1)	Registration Fee

Primary Offering, Common Stock, $0.01 par value per share	200,000,000	$10.00	$2,000,000,000	$214,000

Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	21,052,632	$9.50	$200,000,000	$21,400

Total, Common Stock, $0.01 par value per share	221,052,632	—	$2,200,000,000	$235,400

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for purposes of determining the registration fee pursuant to Rule 457.
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2006
NNN HEALTHCARE/ OFFICE REIT, INC.
Maximum Offering of $2,200,000,000
Minimum Offering of $2,000,000
     We are a recently formed company that intends to invest in a diversified portfolio of medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. We are externally managed by NNN Healthcare/ Office REIT Advisor, LLC, our advisor, which is an affiliate of ours. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2006.
     We are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.
       This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 15 to read about risks you should consider before buying shares in our common stock. These risks include:

•	No public market exists for our shares. Our shares cannot be readily sold and there are significant restrictions on the ownership, transferability and redemption of our shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have no operating history, do not currently own any properties or securities and have not identified any properties or securities to acquire with the proceeds from this offering. As a result, you will not have the opportunity to review our investments prior to purchasing shares.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and similar programs sponsored by affiliates of our advisor.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.
     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in our shares of our common stock is prohibited.

				Net Proceeds
	Price to Public*	Selling Commissions*	Marketing Support Fee*	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	2,000,000	140,000	50,000	1,810,000
Total Maximum	$2,000,000,000	$140,000,000	$50,000,000	$1,810,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$200,000,000	$—	$—	$200,000,000

*	The selling commissions and all or a portion of the marketing support fee will not be charged with regard to shares sold in our primary offering to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”
     Our shares will be offered to investors on a best efforts basis through NNN Capital Corp., the dealer manager for this offering. The minimum permitted purchase is $2,500. We will not sell any shares unless we raise a minimum of $2,000,000 of subscription proceeds.
     Prior to the time we sell at least $2,000,000 in shares of our common stock, your subscription payments will be placed in an account held by our escrow agent, Trust Company of America, and will be held in trust for your benefit, until the minimum offering of $2,000,000 in shares of our common stock is achieved. If we are not able to sell at least $2,000,000 in shares of our common stock by [                   ], 2007, which is one year from the date of this prospectus, your funds in the escrow account, including interest, will be returned to you within 10 business days, and we will terminate this offering. This offering will terminate no later than [                   ], 2008.
The date of this prospectus is [                    ], 2006.

SUITABILITY STANDARDS
      The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.
      In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	an annual gross income of at least $45,000 and a net worth of at least $45,000.
      Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.
      California, Iowa, Kansas, Michigan, Missouri and Tennessee — Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.
      For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and personal automobiles.
      In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.
      These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.
      The minimum purchase is 250 shares ($2,500). In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
      After you have purchased the minimum investment, any additional purchase must be in increments of at least 10 shares ($100), except for purchases of shares pursuant to the distribution reinvestment plan, which may be in lesser amounts.

i

HOW TO SUBSCRIBE	1
ABOUT THIS PROSPECTUS	1
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	2
PROSPECTUS SUMMARY	6
NNN Healthcare/ Office REIT, Inc.	6
Summary Risk Factors	6
Our Advisor	7
Our Dealer Manager	7
Our Board of Directors	7
Description of Investments	7
Our Operating Partnership	7
Investment Objectives	8
Terms of the Offering	8
Our Structure	9
Compensation to the Advisor and Affiliates	9
Prior Investment Programs	12
Distribution Reinvestment Plan	12
Distribution Policy	12
Liquidity Events	13
Proposed Share Redemption Program	13
Employee Benefit Plan and IRA Considerations	14
Restrictions on Share Ownership	14
RISK FACTORS	15
Investment Risks	15
There is currently no public market for our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount	15
This is a blind pool offering, because we have not identified any specific investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives	15
You may be unable to have your shares redeemed because your ability to redeem your shares pursuant to our proposed share redemption program is subject to significant restrictions and limitations	15
We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus	16
This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio	16
This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase	16
Payments to our advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders	16
You will not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment	17

We presently intend to effect a liquidity event within 10 years from the date of this prospectus; however, there can be no assurance that we will effect a liquidity event within such time or at all; if we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock	17
Risks Relating to Our Business	17
We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other Triple Net programs may not be an accurate predictor of our future results	17
We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment	17
The availability and timing of cash distributions to our stockholders is uncertain	18
We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed	18
We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility	18
Our success will be dependent on the performance of our advisor	19
Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict	19
The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us	19
Risks Related to Conflicts of Interest	20
We will compete with other Triple Net programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments	20
Certain of our advisor’s management personnel face conflicts of interest relating to time management, and our results of operations may suffer as a result of these conflicts of interest	20
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner	21
Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to our advisor upon termination of the advisory agreement may also influence decisions about terminating our advisor or our acquisition or disposition of investments	21
We may acquire assets from, or dispose of assets to, entities managed by affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us	22
The fees we pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with an unrelated party	22
Risks Associated with Our Organizational Structure	22
We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering	22
The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders	22
Maryland law and our organizational documents limit your right to bring claims against our officers and directors	23

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests	23
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	24
Risks Related to Investments in Real Estate	25
Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders	25
If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we make may not appreciate or may decrease in value	25
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	25
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment	25
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders	25
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases	26
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment	26
Uninsured losses relating to real estate may reduce your returns	26
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders	26
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future	27
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders	27
Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified	28
Certain of our properties may not have efficient alternative uses	28
Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully	28
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions	28
Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow	29
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high	29
Risks Relating to the Healthcare Industry	30
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us	30
We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions	30
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us	30

Tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us	31
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders	32
Tenants of our medical office buildings and healthcare-related facilities may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us	32
Risks Related to Investments in Real Estate Related Securities	32
We do not have substantial experience in making or acquiring mortgage loans or investing in real estate related securities, which may result in our real estate related investments failing to produce returns or incurring losses.	32
Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities	33
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value	33
Delays in liquidating defaulted mortgage loan investments could reduce our investment return	33
The CMBS in which we may invest are subject to several types of risks	33
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties	34
We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions	34
Interest rate and related risks may cause the value of our real estate related securities investments to be reduced	34
If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss	35
Risks Associated with Debt Financing	35
We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment	35
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders	36
Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results	36
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	36
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders	36

v

Risks Associated with Joint Ventures	36
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations	36
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment	37
Federal Income Tax Risks	37
Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders	37
To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations	38
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.	39
You may have current tax liability on distributions you elect to reinvest in shares of our common stock	39
Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends	39
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you	39
Distributions to tax-exempt investors may be classified as unrelated business taxable income	40
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities	40
Legislative or regulatory action could adversely affect investors	40
Employee Benefit Plan and IRA Risks	40
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties	41
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	41
ESTIMATED USE OF PROCEEDS	42
INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA	44
Investment Objectives	44
Investment Strategy	44
Real Property Investments	46
Joint Venture Investments	50
Securities Investments	50
Borrowing Policies	51
Disposition Policies	52
Liquidity Events	53
Construction and Development Activities	53
Tenant Improvements	53
Terms of Leases	53
Investment Limitations	53
Change in Investment Objectives and Policies	55
Issuing Securities for Property	55
Real Estate Acquisitions	55
Investment Company Act Considerations	56

WHERE YOU CAN FIND ADDITIONAL INFORMATION	154
INDEX TO FINANCIAL STATEMENTS	F-1

APPENDIX A PRIOR PERFORMANCE TABLES	A-1
APPENDIX B FORM OF SUBSCRIPTION AGREEMENT	B-1
APPENDIX C FORM OF DISTRIBUTION REINVESTMENT PLAN	C-1
EXHIBIT 1.1
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 3.3
EXHIBIT 4.4
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 21.1
EXHIBIT 23.3

HOW TO SUBSCRIBE
      Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Initially, your check should be made payable to “Trust Company of America as escrow agent for NNN H/ O REIT.” After we meet the minimum offering requirements, your check should be made payable to “NNN Healthcare/ Office REIT.” After you have satisfied the minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.
      Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.
      An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is NNN Healthcare/ Office REIT, Inc.?

A:	NNN Healthcare/ Office REIT, Inc. is a recently formed company that intends to invest in a diversified portfolio of medical office buildings, healthcare-related facilities and quality commercial office properties. To a lesser extent, we may also invest in real estate related securities. We will focus primarily on investments that produce current income. We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2006, but as of the date of this prospectus, we are not qualified as a REIT.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for real estate;

• pays annual distributions to investors of at least 90% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

• avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

• allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership, NNN Healthcare/ Office REIT Holdings, L.P., which was organized in Delaware on April 20, 2006. We are the sole general partner of NNN Healthcare/ Office REIT Holdings, L.P., which we refer to as either Healthcare/ Office OP or our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any real estate or real estate related securities?

A:	No. Because we have not yet identified specific real estate or real estate related securities we will acquire with the proceeds from this offering, this offering is considered a “blind pool.”

Q:	Who will select our investments?

A:	We are advised by NNN Healthcare/ Office REIT Advisor, LLC, which we refer to as either Healthcare/ Office Advisor or our advisor. Our advisor, which was formed in Delaware on April 20, 2006, supervises and manages our day-to-day operations and will select our properties and real estate related securities, subject to oversight by our board of directors. Triple Net Properties, LLC is our sponsor and the manager of our advisor. Anthony W. Thompson, Scott D. Peters, Jack R. Maurer and

Andrea R. Biller are our officers and, as officers of Triple Net Properties, they will have primary responsibility for selecting our investments.

Q:	What is Triple Net Properties, LLC?

A:	Our advisor is owned and managed by our sponsor, Triple Net Properties, LLC. Triple Net Properties was formed in 1998 for the purpose of sponsoring real estate investment programs, or Triple Net programs. Triple Net Properties currently manages a growing portfolio of over 29.5 million square feet of commercial properties. Since its formation, Triple Net Properties has acquired over 201 properties for investors with a market value of over $3.87 billion and has disposed of 63 properties, which were sold for approximately $1.07 billion. Triple Net Properties and its affiliates manage 138 properties in 25 states and have over 380 employees in Triple Net Properties’ corporate headquarters located in Santa Ana, California and numerous satellite offices.

Q:	What conflicts of interest exist between you and your advisor and its affiliates?

A:	Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

• The officers of Triple Net Properties who manage our advisor, some of whom also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved;

• Our advisor and its affiliates must determine how to allocate investment opportunities between us and other Triple Net programs;

• Our advisor may compete with other Triple Net programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

• Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

See “Conflicts of Interest” for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flow to pay distributions.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	What will you do with the money raised in this offering?

A:	If we sell the minimum amount offered in this offering, we will use your net investment proceeds to purchase medical office buildings, healthcare-related facilities and quality commercial office properties. To a lesser extent, we may also invest in real estate related securities. We will focus primarily on investments that produce current income. We intend to invest a minimum of 88.5% of the gross proceeds from this offering to acquire our targeted investments and the remaining proceeds will be used to pay fees and expenses of this offering and acquisition expenses. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Until a minimum of $2,000,000 in shares is sold in this offering, we will place all proceeds raised from the offering in an escrow account. If we have not sold the minimum of $2,000,000 of shares before [ ], 2007 (one year after the date of this prospectus), we will terminate the offering and stop selling shares. In such event, your funds in the escrow account, including interest, will be returned to you within 10 business days. We will bear all expenses of the escrow so that the amount to be returned to subscribers will not be reduced by expenses.

Q:	How long will this offering last?

A:	The offering will not last beyond [ ], 2008 (two years after the date of this prospectus). If the minimum offering of $2,000,000 in shares is not sold by [ ], 2007 (one year after the date of this prospectus), we will terminate this offering. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $150,000, or (2) an annual gross income of at least $45,000 and a net worth of at least $45,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least 250 shares, which equals a minimum investment of at least $2,500. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 10 shares ($100).

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares of common stock in this offering, you will need to contact your registered broker-dealer or investment advisor and fill out a subscription agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We intend to offer a share redemption program, as discussed under “Description of Capital Stock — Proposed Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

• Four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

• An annual report after the end of each year; and

• An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Investor Services Department
NNN Healthcare/ Office REIT Advisor, LLC
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348 or (714) 667-8252
Facsimile: (714) 667-6843

PROSPECTUS SUMMARY
      This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers About this Offering” section of this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.
NNN Healthcare/ Office REIT, Inc.
      NNN Healthcare/ Office REIT, Inc., a Maryland corporation, was formed on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. We will focus primarily on investments that produce current income. We intend to qualify as a REIT and to elect to be taxed as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2006.
      Our headquarters are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 and our telephone number is 1-877-888-7348. Our sponsor maintains a web site at www.1031nnn.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.
Summary Risk Factors
      An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have no operating history and there is no assurance we will be able to achieve our investment objectives.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor for these services.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and other Triple Net programs, which could result in actions that are not in your best interests.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering basis and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	If we pay distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.
Our Advisor
      NNN Healthcare/ Office REIT Advisor, LLC is our advisor and, as such, manages our day-to-day operations. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an advisory agreement as our fiduciary. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by the parties to the advisory agreement for an unlimited number of successive one-year periods. Our officers and our initial director are all employees of our sponsor and manage our advisor. The names and biographical information of our officers and our affiliated director are contained under “Management — Directors and Executive Officers.”
Our Dealer Manager
      An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August 1986, the dealer manager has assisted various syndicated REITs, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate. Anthony W. Thompson, our initial director, currently owns 85% of the outstanding capital stock of the dealer manager and is a director of the dealer manager.
Our Board of Directors
      We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have one director. Prior to the effectiveness of the registration statement for the shares in this offering, we will have five directors, three of whom will be independent of us, our advisor and our advisor’s affiliates. Our stockholders will elect our directors annually.
Description of Investments
      As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, and our advisor has not identified any real property or real estate related securities in which there is a reasonable probability that we will invest. We generally will seek to acquire a diversified portfolio of real estate, focusing primarily on investments that produce current income. Our real estate investments will focus on medical office buildings, healthcare-related facilities and quality commercial office properties. We may acquire properties either alone or jointly with another party. We may also invest up to 25% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred equities, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities.
Our Operating Partnership
      We intend to own all of our real properties through our operating partnership, NNN Healthcare/ Office REIT Holdings, L.P., or its subsidiaries. We are the sole general partner of the operating partnership and have invested $2,000 in the operating partnership in exchange for 200 partnership units. The initial limited partner of our operating partnership is our advisor. Our advisor has invested $200,000 in our operating partnership in exchange for partnership units, which provide the advisor with subordinated distribution rights in addition to its rights as a limited partner.

Investment Objectives
      Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contribution; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.
See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.
Terms of the Offering
      We are offering up to $2,200,000,000 in shares of our common stock, $2,000,000,000 of which will be offered to the public at $10.00 per share and $200,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share during the primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.
      We will begin selling shares in this offering upon the date of this prospectus, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before [                    ], 2008, two years after the date of this prospectus. We reserve the right to terminate this offering at any time. Prior to the time we sell at least $2,000,000 in shares, all subscription proceeds will be placed in an account held by our escrow agent, Trust Company of America, and will be held in trust for the benefit of the subscribers. Thereafter, the offering proceeds will be released to us and will be available for the acquisition of properties and real estate related securities and for the payment of fees and expenses as soon as we accept your subscription agreement. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly.

Our Structure
      The following chart indicates the relationship among us, our advisor and certain affiliates of our advisor.
Compensation to the Advisor and Affiliates
      Our advisor and its affiliates will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation, fees, expenses and other payments that we expect to pay to our advisor and its affiliates are included in the table below. The selling commissions and marketing support fee may vary for different categories of purchasers. See “Plan of Distribution.”

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed to participating broker-dealers.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $140,000,000 if we sell the maximum offering.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)	Up to 2.5% of gross offering proceeds from our primary offering for non-accountable marketing support plus 0.5% for accountable bona fide due diligence reimbursement. The dealer manager may reallow to participating broker-dealers up to 0.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor)	Up to 1.5% of gross offering proceeds from our primary offering.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.
Acquisition and Development Stage
Real Estate Commissions (our advisor or its affiliate)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	Actual amounts depend upon the purchase price of properties acquired and the total development cost of properties acquired for development.
Reimbursement of Acquisition Expenses (our advisor or its affiliate)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor)	Monthly fee equal to one-twelfth of 1.0% of our average invested assets.	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.
Property Management Fees (Triple Net Properties Realty, Inc., an affiliate of our advisor)	4.0% of the gross income from each property managed by Triple Net Properties Realty, Inc., or Realty. For the one-time initial lease-up of newly-constructed properties, an additional fee in an amount not to exceed customary market norms. For each property managed directly by entities other than Realty, we will pay Realty a monthly oversight fee of up to 1.0% of the gross income from the property.	Actual amounts depend upon the gross income of the properties, and, therefore, cannot be determined at this time.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Construction Management Fee (our advisor)	To the extent our advisor provides services in connection with the construction management of a property, 5.0% of the amount up to $25,000, 4.0% of the amount over $25,000 but less than $50,000, and 3.0% of any amount over $50,000, which we expend in any calendar year for construction or repair of such property.	Actual amounts depend upon amounts expended for construction at our properties, and, therefore, cannot be determined at this time.
Operating Expenses (our advisor)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or Realty)	Up to the lesser of 3.0% of the contract sales price of each property sold or 50% of a customary competitive real estate commission, to be paid only if our advisor or Realty provides a substantial amount of services in connection with the sale of the property.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest of our operating partnership pursuant to which our advisor will receive cash distributions from our operating partnership under the following circumstances:
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare/ Off ice Advisor is serving as our advisor)	15.0% of any net sales proceeds remaining after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare/ Off ice Advisor is serving as our advisor)	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.
      Upon termination of the advisory agreement without cause, our advisor may also be entitled to a subordinated distribution similar to the subordinated distribution upon listing described above. If our advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon a termination of the advisory agreement. If our advisor receives the subordinated distribution upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon listing. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, please see “Compensation Table.”
Prior Investment Programs
      The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the Triple Net programs sponsored through December 31, 2004. Certain financial data relating to the Triple Net programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our sponsor’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors — Risks Relating to Our Business — We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other Triple Net programs may not be an accurate predictor of our future results.”
Distribution Reinvestment Plan
      You may participate in our distribution reinvestment plan and elect to have the distributions you receive reinvested in shares of our common stock at $9.50 per share during this offering. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of our distribution reinvestment plan, a copy of which is attached as Appendix C to this prospectus.
Distribution Policy
      In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. As of the date of this prospectus, we do not own any investments, and we have not identified any probable investments. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash distributions to our stockholders. We do not expect to have any cash flow available for distribution before we make our initial investments. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.
Liquidity Events
      On a limited basis, you may be able to redeem shares through our proposed share redemption program described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including but limited to (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our outstanding shares of common stock.
Proposed Share Redemption Program
      An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program to allow stockholders to redeem shares, subject to limitations and restrictions. Redemption of shares, when requested, will generally be made quarterly. All redemptions are subject to a one-year holding period. However, our board of directors may waive the one-year holding period requirement for sales following death or disability. Redemptions would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior 12 months plus such additional funds as may be reserved for that purpose by our board of directors, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.
      For the first 12 months following this offering, the redemption price will be $9.00 and during any subsequent offering, the redemption price will be 90.0% of the offering price. At 12 months subsequent to the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange, we will estimate the value of the shares. Subsequent to this estimated valuation, shares redeemed pursuant to the proposed share redemption program will occur at 90.0% of the price set through the valuation process. Redemptions sought within one year after a stockholder’s death or disability will receive 100% of the price paid.
      We do not intend to implement the proposed share redemption program during this or any other primary offering unless the SEC grants us an exemption from its restrictions on issuers purchasing their securities during a distribution. Without this exemptive relief, the earliest that we could implement the proposed share redemption program would be after the completion of our primary offering. We will terminate our proposed share redemption program if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the program at any time, in our board’s discretion. Please see “Description of Capital Stock — Proposed Share Redemption Program” for further explanation of our proposed share redemption program.
Employee Benefit Plan and IRA Considerations
      The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.
Restrictions on Share Ownership
      Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

RISK FACTORS
      Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.
Investment Risks

There is currently no public market for our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
      There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We intend to offer a share redemption program but it will be limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our proposed share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 11.5% of the gross offering proceeds which will be used to pay selling commissions, the marketing support fee, organizational and offering expenses and real estate commissions, advisory fees and acquisition expenses. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our proposed share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a blind pool offering, because we have not identified any specific investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.
      As of the date of this prospectus, we have not acquired nor contracted to acquire any investments. Our advisor has not identified any real estate or real estate related securities to purchase with the net proceeds we will receive from this offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our properties or real estate related securities. You must rely on our advisor to evaluate our investment opportunities, and our advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. See the risks discussed under “— Risks Related to Conflicts of Interest” below. Further, we cannot assure you that acquisitions of real estate or real estate related securities made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our proposed share redemption program is subject to significant restrictions and limitations.
      Even though our proposed share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our proposed share redemption program will contain significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly. Redemptions would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior 12 months plus such additional funds as may be reserved for that purpose by our board of directors, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our proposed share redemption program at any particular time or at all. Please see “Description of Capital Stock — Proposed Share Redemption Program” for more information regarding our proposed share redemption program.

We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus.
      If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.
      This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. We may release offering proceeds from escrow upon the sale in this offering of $2,000,000 in shares of our common stock. As a result, if we are unable to raise substantially more than the minimum offering of $2,000,000, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.
      This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to our advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders.
      Our advisor holds a subordinated participation interest in our operating partnership, pursuant to which it may be entitled to receive a distribution upon the occurrence of certain events, namely upon dispositions of our assets, the termination or non-renewal of the advisory agreement, other than for cause, or the listing of our common stock on a national securities exchange. Any distributions to our advisor by our operating partnership upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders.

You will not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment.
      Because our advisor and our dealer manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Alston & Bird LLP has acted as counsel to us, our advisor and the dealer manager in connection with this offering and, therefore, investors will not have the benefit of due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Alston & Bird LLP may be precluded from representing us due to a conflict of interest between us and our affiliates. If any situation arises in which our interests are in conflict with those of our affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment.

We presently intend to effect a liquidity event within 10 years from the date of this prospectus; however, there can be no assurance that we will effect a liquidity event within such time or at all; if we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.
      On a limited basis, you may be able to redeem shares through our proposed share redemption program. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) listing our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.
      Because a portion of the offering price from the sale of shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.
Risks Relating to Our Business

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other Triple Net programs may not be an accurate predictor of our future results.
      We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risks than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of other investment programs sponsored by Triple Net Properties to predict our future results.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.
      We have not identified any probable investments. There may be a substantial period of time before the proceeds of this offering are invested in suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.
      We expect to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.
      The gross proceeds of the offering will be used to buy a diversified portfolio of real estate and real estate related securities and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.
      We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Your investment would be subject to additional risks if we enter into such transactions with entities managed by our advisor or its affiliates.

Our success will be dependent on the performance of our advisor.
      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely entirely on the management ability of our advisor, subject to the oversight of our board of directors. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of certain officers of Triple Net Properties who will manage our advisor, including Scott D. Peters, Anthony W. Thompson, Jack R. Maurer and Andrea R. Biller, each of whom would be difficult to replace. We currently do not have key man life insurance on any of Triple Net Properties’ key personnel. If Triple Net Properties were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.
      Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our properties, our ability to dispose of properties, and yields from our properties:

•	Poor economic times may result in defaults by tenants of our properties and borrowers. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties; and

•	Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.
      Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay distributions to our stockholders or our ability to dispose of our investments.

The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us.
      On September 16, 2004, Triple Net Properties, our sponsor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” This investigation could result in the assertion of fines, penalties or administrative remedies. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC. Triple Net Properties has informed us that it has cooperated, and will continue to cooperate, fully with the SEC but expects this may continue to be a time-consuming and costly process. Because our advisor is controlled by Triple Net Properties, the SEC investigation could adversely impact our advisor’s ability to perform its duties to us.
Risks Related to Conflicts of Interest
      We will be subject to conflicts of interest arising out of relationships among us, our officers, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.

We will compete with other Triple Net programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.
      Our sponsor, Triple Net Properties, has sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other Triple Net programs managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Triple Net program. We cannot be sure that officers and employees acting on behalf of our advisor and on behalf of managers of other Triple Net programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, our advisor and other entities or programs managed by its affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

Certain of our advisor’s management personnel face conflicts of interest relating to time management, and our results of operations may suffer as a result of these conflicts of interest.
      Certain of our advisor’s management personnel also provide services to and have ownership interests in general partners and advisors of other Triple Net programs. Some of these programs have investment objectives similar to our investment objectives, and such management personnel have legal and fiduciary obligations to these entities which are similar to those they owe to us and our stockholders. As a result, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, the time they devote to our business may decline and be less than we require. If our advisor’s management personnel, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services.
      In addition, our officers are also officers of, limited partners and/or investors in other Triple Net programs. As a result, these individuals owe fiduciary duties to certain of these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Our advisor will rely on employees of its affiliates to manage and operate our business. Our advisor and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of our advisor will continue to be actively involved in operations and activities other than our operations, and the same employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner.
      In the event that we enter into a joint venture with any other program sponsored or advised by our sponsor or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Triple Net programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Triple Net programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.

Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to our advisor upon termination of the advisory agreement may also influence decisions about terminating our advisor or our acquisition or disposition of investments.
      Under the advisory agreement between us, our operating partnership, our advisor and our sponsor, and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The fees our advisor is entitled to include real estate commissions, an asset management fee and disposition fees. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of the advisory agreement, other than for cause. Please see “Compensation Table” for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, the only fee our advisor receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest requires our operating partnership to make a distribution to our advisor upon termination of the advisory agreement, other than for cause. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.
      We may acquire properties from entities that are managed by affiliates of our advisor. Further, we may also dispose of properties to entities which are controlled by affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with an unrelated party.
      Our independent directors relied on information and recommendations provided by our advisor to determine the fees and distributions payable to our advisor and its affiliates under the advisory agreement and pursuant to the subordinated participation interest in our operating partnership. As a result, these fees and distributions cannot be viewed as having been determined on an arms’-length basis and we cannot assure you that an unaffiliated party would not be willing and able to provide to us the same services at a lower price.
Risks Associated with Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.
      Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.
      Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.
      Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.
      Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.
      These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of common stock and two-thirds of the votes entitled to be cast by holders of shares of our common stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
      We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
      We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.
      Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.
      In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities.
      If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.
      We will be subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we make may not appreciate or may decrease in value.
      The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.
      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.
      Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.
      The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.
      We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.
      When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Uninsured losses relating to real estate may reduce your returns.
      We will attempt to adequately insure all our real properties against casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.
      Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
      We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.
      Because we intend to own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.
      As a REIT, we will invest primarily in real estate. Within the real estate industry, we intend primarily to acquire or selectively develop and own medical office buildings, healthcare-related facilities and quality commercial office properties. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.
      A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

Certain of our properties may not have efficient alternative uses.
      Some of the properties we will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.
      Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.
      Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.
      Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
      Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
      Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes or increases therein, are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
      All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
      Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Relating to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
      Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.
      The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.
      We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings, healthcare-related facilities and quality commercial office properties, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially and adversely affected.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
      The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

      Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.
      In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.
      In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
      There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.
      These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
      Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.
      The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continuing pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.
      These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Tenants of our medical office buildings and healthcare-related facilities may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
      As is typical in the healthcare industry, certain types of tenants of our medical office buildings and healthcare-related facilities may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/ Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.
Risks Related to Investments in Real Estate Related Securities

We do not have substantial experience in making or acquiring mortgage loans or investing in real estate related securities, which may result in our real estate related securities investments failing to produce returns or incurring losses.
      None of our officers or the management personnel of our advisor have any substantial experience in making or acquiring mortgage loans or investing in the real estate related securities in which we may invest. We may make such investments to the extent that our advisor, in consultation with our board of directors, determines that it is advantageous for us to do so. Our and our advisor’s lack of expertise in making real estate related securities investments may result in our real estate related securities investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.
      We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
      If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
      If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgages property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The CMBS in which we may invest are subject to several types of risks.
      CMBS are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans.
      In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

      CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.
      We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan -to -value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
      We may purchase real estate related securities in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.
      Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.
      During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.
      Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.
Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.
      We intend to finance a portion of the purchase price of our investments in real estate and real estate related securities by borrowing funds. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 70% of the combined fair market value of our assets. We also anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the sum of (a) the aggregate cost of our real property investments before non-cash reserves and depreciation and (b) the aggregate cost of our investments in real estate related securities. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
      High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.
      Between June 2004 and the date of this prospectus, the Federal Reserve Board has significantly increased short-term interest rates. The Federal Reserve Board has also made public statements implying it may continue increasing interest rates in the near future. If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.
      Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
      When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.
      Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.
Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.
      In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-tenancies and other co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner, co-tenant or co-investor may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner, co-tenant or co-investor might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner, co-tenant or co-investor may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.
      Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner. Finally, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.
      We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.
Federal Income Tax Risks

Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.
      We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2006, but as of the date of this prospectus we are not qualified as a REIT. Our qualification as a REIT will depend on our ability to meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.
      Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law and therefore could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein.
      If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.
      As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.
      To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid taxation, it is possible that we might not always be able to do so.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.
      We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain REIT status.

You may have current tax liability on distributions you elect to reinvest in shares of our common stock.
      If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.
      Tax legislation enacted in 2003 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15% through 2008. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.
      Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.
      Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.
      See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
      To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Legislative or regulatory action could adversely affect investors.
      In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
Employee Benefit Plan and IRA Risks
      We, and our investors that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.
      There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.
      In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the “plan asset” regulations of the U.S. Department of Labor. To avoid our assets from being considered “plan assets” under those regulations, our charter prohibits “benefit plan investors” from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities,” within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
      Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
      The forward looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Changes in economic conditions generally and the real estate and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Interest rates; and

•	Changes to generally accepted accounting principles.
      Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.
ESTIMATED USE OF PROCEEDS
      The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering. The number of shares of our common stock to be offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering will be offered to the public on a “best efforts” basis at $10.00 per share. The table below shows two scenarios:

•	the “Minimum Offering” assumes that we reach the minimum offering of $2,000,000 by selling 200,000 shares at $10.00 per share pursuant to our primary offering; and

•	the “Maximum Offering” assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.
      Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions or marketing support fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.
      The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share redemption program. Because we do not pay selling commissions or marketing support fees or reimburse due diligence expenses for shares sold pursuant to our distribution reinvestment plan, we receive greater net proceeds from the sale of shares in the distribution reinvestment plan than in the primary offering. As a result, if we reallocate shares from the distribution reinvestment plan to the primary offering, our net proceeds could be less.
      Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 88.5% of the money you invest will be used to buy investments in real property and real estate related securities, while the remaining up to 11.5% will be used to pay expenses and fees, including the payment of fees to our advisor and the dealer manager for this offering.
      Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Minimum Offering		Maximum Offering

	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$2,000,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions	140,000	7.0	140,000,000	7.0
Marketing Support Fee	50,000	2.5	50,000,000	2.5
Due Diligence Reimbursement	10,000	0.5	10,000,000	0.5
Organizational and Offering Expenses(1)	30,000	1.5	30,000,000	1.5

Amount Available for Investment(2)	$1,770,000	88.5%	$1,770,000,000	88.5%

Less Acquisition Costs:
Real Estate Commissions(3)	$56,640	3.2%	$56,640,000	3.2%
Acquisition Expenses(4)	8,850	0.5	8,850,000	0.5
Initial Working Capital Reserve(5)	—	—	—	—

Amount Invested in Properties	$1,704,510	85.2%	$1,704,510,000	85.2%

(1)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Of the estimated $30,000,000 maximum organizational and offering expense reimbursement, approximately $10,000,000 of the expenses (or 0.5% of the gross proceeds from our primary offering assuming we sell $2,000,000,000 in shares of our common stock pursuant to the primary offering) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

(2)	Until required in connection with the acquisition of real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	Real estate commissions paid by any party to any person in connection with the purchase, development or construction of real properties. Real estate commissions do not include acquisition expenses. We will pay our advisor or its affiliate real estate commissions of 3.0% of the contract purchase price of properties we acquire or up to 4.0% of the total development costs of any development property. We will not pay any fees for acquisitions of real estate related securities investments. For purposes of this table, we have assumed (a) that we will use the full “Amount Available for Investment” to acquire real properties and pay related fees and expenses and that no investments are made in real estate related securities, (b) that we will acquire a portfolio comprised of 80% of properties in the operational phase and 20% of properties in the development stage, and (c) no debt is incurred for property acquisitions. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the distribution reinvestment plan, the extent to which proceeds from the distribution reinvestment plan are used to redeem shares under our share redemption program, the extent to which we invest in real estate related securities, and changes in the asset allocation framework relating to properties acquired in the operational stage and properties in the development stage. In the event that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the real estate commissions and amounts invested in real properties could exceed the amount stated above.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. The reimbursement of acquisition expenses and real estate commissions will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that our advisor will establish for each of our investments.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA
Investment Objectives
      Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.
We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, unless declared advisable by our board of directors.
      Decisions relating to the purchase or sale of investments will be made by our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of our advisor.
Investment Strategy
      We intend to invest in a diversified portfolio of real estate and real estate related securities, focusing primarily on investments that produce current income. Our real estate investments will focus on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest up to 25% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred stock of public or private real estate companies, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate.
      In addition, when and as determined appropriate by our advisor, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.
      For each of our investments, regardless of property type, our advisor will seek to invest in properties with the following attributes:

•	Quality. We will seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We will seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow as well as expected growth and the potential for appreciation.
      We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.
      We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.
Real Property Investments
      We intend to invest in a diversified portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in medical office buildings, healthcare-related facilities and quality commercial office properties.
      Our advisor will generally seek to acquire properties on our behalf of the types described above that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.
      The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board so determines, or if the investment is to be acquired from an affiliate, the fair market value determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.
      Our investments in real estate generally will take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Venture Investments” below.
      In addition, we may purchase properties and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.
      Our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

      In determining whether to purchase a particular property, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.
      We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities
      We intend to invest a portion of the offering proceeds available for investment after the payment of fess and expenses in medical office buildings and healthcare-related facilities. The market for medical office buildings and healthcare-related facilities in the United States continues to expand. According to the National Healthcare Expenditures Projections of the U.S. Department of Health and Human Services, national healthcare expenditures were 16% of U.S. gross domestic product in 2004 and are projected to reach 20% by the year 2015.
National Health Expenditures as a Percentage of Gross Domestic Product
Growth in healthcare spending is projected to remain relatively stable at approximately 7.0% per year until 2015.

      Similarly, as reflected in the chart below, overall healthcare expenditures have risen sharply since 1999.
National Health Expenditures (in Billions of Dollars)
      We believe that this growth in healthcare spending is the result of a number of factors, including:

•	An aging population is requiring and demanding more medical services. As the “baby boomers” approach their 60s, they are increasing the demand for additional medical services. This increased demand has created a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.
      We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks- and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

      The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Quality Commercial Office Properties
      We also intend to invest a portion of the offering proceeds available for investment after the payment of fees and expenses in quality commercial office properties. These properties are generally in desirable locations, generally are of high quality construction, may offer personalized tenant amenities and attract high quality tenants. We also believe that a portfolio consisting of a substantial investment in this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.
Joint Venture Investments
      We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties.
      Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Associated with Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”
      We may only enter into joint ventures with other Triple Net programs or affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions that are no less favorable than those that would be available to unaffiliated third parties.
      Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor.”
Securities Investments
      We may invest in the following types of real estate related securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, mezzanine loans, bridge loans, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.
      Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate related securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, mortgage debt and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective real estate related securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.
      We are not specifically limited in the number or size of our real estate related securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate related securities. However, we do not presently intend to invest more than 25% of our total assets in securities. The specific number and mix of real estate related securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate related securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.
Borrowing Policies
      We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate related securities. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.
      We intend to employ greater amounts of leverage during the initial phase of this offering in order to enable us to make investments more quickly and therefore generate distributions for our stockholders sooner. Following this initial phase, we intend to use subsequent proceeds raised in this offering to significantly reduce our overall leverage. As a result of this strategy, we have adopted two distinct borrowing policies. First, until such date as we have raised $150 million in gross offering proceeds, our policy allows us to borrow up to 90% of the combined fair market value of our assets to the extent permissible under our charter limitations. Second, after we have raised $150 million in gross offering proceeds, our policy will allow us to borrow up to 70% of the combined fair market value of our assets, unless any excess borrowing is approved by a majority of our independent directors. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.
      Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. We anticipate that none of our assets will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our charter precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.
      By operating on a leveraged basis, we will have more funds available for our investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.
      Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.
      Our charter restricts us from borrowing money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
Disposition Policies
      We intend to hold each property or real estate related securities investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. An investment in a property or security may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	In the judgment of our advisor, the sale of the investment is in our best interests.
      The determination of whether a particular property or real estate related securities investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to

Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.
Liquidity Events
      On a limited basis, you may be able to redeem shares through our proposed share redemption program described below. However, in the future, our board of directors will also consider various forms of liquidity events, including but limited to (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event within 10 years from the date of this prospectus. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of holders of a majority of our outstanding shares of common stock.
Construction and Development Activities
      From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Relating to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.
Tenant Improvements
      We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.
Terms of Leases
      The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.
Investment Limitations
      Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which requires approval of our board of directors and our stockholders. Until our common stock is listed, unless our charter is amended, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.
In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets.
Change in Investment Objectives and Policies
      Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Our investment objectives and policies may be altered by our board of directors without the approval of the stockholders.
Issuing Securities for Property
      Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in out our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.
      In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Relating to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Triple Net programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by Triple Net Properties or its affiliates, we would be subject to the risks described in “Risk Factors — Risks Related to Conflicts of Interest — We may acquire assets from, or dispose of assets to, entities managed by affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures.”
Real Estate Acquisitions
      As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate or to purchase any real estate related securities. Our advisor will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or make a material investment in real estate related securities, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or real estate related securities investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.
Investment Company Act Considerations
      We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.
      In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.
      Our advisor will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Associated with Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

MANAGEMENT
Board of Directors
      We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have no employees, and the board of directors has retained our advisor to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.
      Prior to the effectiveness of the registration statement for the shares in the offering, we will have five members on our board, three of whom will be independent of us, our advisor and our advisor’s affiliates. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. The charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. Our initial director is not independent.
      Each director will be elected annually and will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
      Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
      Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions.
Duties of Directors
      At or before the first meeting of our board of directors consisting of a majority of independent directors, our charter will be reviewed and ratified by a majority vote of the directors and of the independent directors. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as (1) allocation of percentages of capital to be invested in real estate properties and real estate related securities, (2) allocation of percentages of capital to be invested in medical office properties, healthcare-related facilities and quality commercial office properties, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate related securities that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and declaring distributions from time to time;

•	approving amounts available for redemptions of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.
      Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties.
      The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.
      The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.
      In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor, or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor and the distributions that may be payable to our advisor pursuant to its subordinated participation interest in our operating partnership are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business; and

•	the performance of our investment portfolio.
Committees of the Board of Directors
      Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors will establish an audit committee. We do not plan to have a compensation committee because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.
      Our audit committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee will be responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors.
Directors and Executive Officers
      As of the date of this prospectus, our initial director, and our executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Scott D. Peters	48	Chief Executive Officer
Anthony W. Thompson	59	Director
Jack R. Maurer	62	Vice Chairman
Andrea R. Biller	55	Secretary
      Scott D. Peters serves as our Chief Executive Officer. He has served as Triple Net Properties’ Chief Financial Officer, Executive Vice President and a member of its Board of Managers since September 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Since December 2005, Mr. Peters has also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters has also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. since September 2004. Since July 1996, Mr. Peters has served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a REIT that became publicly traded in February 1997. Mr. Peters received his B.B.A. in accounting and finance from Kent State University.
      Anthony W. (“Tony”) Thompson is our initial director. Mr. Thompson is a co-founder of our sponsor, Triple Net Properties, and has been its Chief Executive Officer and Chairman of the Board of Managers since its inception in April 1998. He is also President of Realty and has served as President of NNN Capital Corp. since 1986. Mr. Thompson served as Chief Executive Officer and President of T REIT, Inc., a publicly-offered REIT sponsored by Triple Net Properties, from December 1999 through August 2004, and he currently serves as the Chairman of its Board of Directors. He served as Chairman of the Board of Directors of G REIT, Inc., another publicly-offered REIT sponsored by Triple Net Properties, since December 2001, and was the Chief Executive Officer and President of G REIT, Inc. from December 2001 to December 2005. Prior to April 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson is a registered securities principal with the National Association of Securities Dealers, or NASD. He received a Bachelor of Science degree in Economics from Sterling College where he is currently a member of the Board of Trustees.
      Jack R. Maurer serves as our Vice Chairman. Mr. Maurer has served as a member of Triple Net Properties’ Board of Managers since 1998. He also served as Chief Financial Officer of Triple Net Properties from April 1998 to December 2001, when he became financial principal of NNN Capital Corp. Mr. Maurer has served as Chief Executive Officer and President of T REIT since August 2004 and previously served as its Secretary and Treasurer. Mr. Maurer has over 33 years of real estate financial management experience in residential and commercial development and banking. Mr. Maurer received a Bachelor of Science degree from California University at Northridge in 1973 and is a registered general securities principal with the NASD.
      Andrea R. Biller serves as our Secretary. She has served as General Counsel for Triple Net Properties since March 2003, overseeing all legal functions and coordinating with outside counsel. Ms. Biller has also served as the Secretary and Executive Vice President of G REIT, Inc. since June 2004 and December 2005, respectively, and the Secretary of T REIT, Inc. since May 2004. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation

Finance. Ms. Biller earned a Bachelor of Arts degree in psychology from Washington University, a Master of Arts degree in psychology from Glassboro State University and a Juris Doctor degree from George Mason University School of Law in 1990, where she graduated first in her class with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.
Compensation of Directors and Officers
      We pay our independent directors an annual retainer of $36,000. We also pay our independent directors a fee of $1,000 for each board meeting attended in person or by telephone, $500 for each committee meeting attended in person or by telephone, and an additional $500 to the audit committee chair for each audit committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.
      Upon initial election to the board, we will grant each independent director 5,000 shares of restricted stock, and an additional 2,500 shares of restricted stock upon his or her subsequent re-election. The restricted shares will vest 20% at the time of grant and on each anniversary thereafter over four years from the date of grant. All restricted shares granted to our independent directors will be granted pursuant to our independent directors’ compensation plan, which is a sub-plan of our incentive stock plan, and will be governed by the terms of such plan.
      Each of our officers, including those officers who serve as directors, is employed by our advisor or its affiliates and each such officer receives compensation for his or her services from such entities by which he or she is employed, including services performed on our behalf. Although we will indirectly bear some of the costs of such compensation either through fees or expense reimbursement we pay to our advisor and its affiliates, we currently do not intend to pay any compensation directly to our officers.
Incentive Stock Plan
      We have adopted an incentive stock plan, which we will use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive stock plan.
      The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code,

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.
Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter.
      Our board of directors or a committee of its independent directors will administer the incentive stock plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter.
      The maximum number of shares of common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a corporate transaction that affects our common stock, such as a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, or extraordinary dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.
      Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards under the incentive stock plan will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of the plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
      Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. In order for awards granted after the expiration of such grace period to be exempt, the incentive stock plan must be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.
Limited Liability and Indemnification of Directors, Officers and Others
      Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the fullest extent permitted under the Maryland General Corporation Law in effect from time to time and the limitations of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
      In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates will be held harmless and indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
      In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.
      The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
      The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

      Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”
Our Advisor
      We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. We, our operating partnership and our advisor are parties to an advisory agreement, pursuant to which our advisor performs its duties and responsibilities as our fiduciary.
      Our advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	Research, identify, review and recommend to our board of directors for approval of real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

•	Structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	Actively oversee and manage our real property and real estate related securities investment portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend to our board of directors when appropriate various transactions which would provide liquidity to our stockholders (such as listing our shares of common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).
      The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties.

      Triple Net Properties is the manager of our advisor and the following individuals serve as the officers of Triple Net Properties and, as such, perform services for us:

Name	Age	Position

Anthony W. Thompson	59	Chief Executive Officer and Chairman of the Board of Managers
Louis J. Rogers	48	President and Member of the Board of Mangers
Talle A. Voorhies	58	Chief Operating Officer, Secretary and Member of the Board of Managers
Jack R. Maurer	62	Executive Vice President and Member of the Board of Managers
Daniel R. Baker	54	Member of the Board of Managers
Scott D. Peters	48	Chief Financial Officer, Executive Vice President and Member of the Board of Managers
Richard T. Hutton, Jr.	54	Chief Investment Officer and Member of the Board of Managers
Andrea R. Biller	55	General Counsel
      For biographical information regarding Messrs. Thompson, Maurer and Peters and Ms. Biller, see “Management — Directors and Executive Officers.” Below is a brief description of the other officers and employees of our advisor identified above.
      Louis J. Rogers has been the President and a Member of the Board of Managers of Triple Net Properties since September 2004. Mr. Rogers is a 2% owner of Triple Net Properties and is a 16% owner and a director of Realty. Mr. Rogers was a member of the law firm of Hirschler Fleischer from 1988 and a shareholder of the firm from 1994 until December 31, 2004, and since January 2005, has served as a senior counsel of the firm. Mr. Rogers’ law practice focused on formation and operation of real estate investments, including REITs, acquisition financings for real estate transactions, structuring like-kind (Section 1031) exchanges, private placements and syndications. Mr. Rogers earned a Bachelor of Science degree (with highest honors) from Northeastern University, a Bachelor of Arts (with honors) and a Masters of Arts degree in jurisprudence from Oxford University and a Juris Doctor degree from the University of Virginia School of Law. Mr. Rogers is a member of the Virginia State Bar and is a registered securities principal and broker with the NASD.
      Talle A. Voorhies has served as a member of Triple Net Properties’ Board of Managers since 1998. She also served as Triple Net’s Executive Vice President from April 1998 to December 2001, when she became Chief Operating Officer. Ms. Voorhies has recently served as President (April 1998 to February 2005) and Financial Principal (April 1998 to November 2004) of NNN Capital Corp., the dealer manager of our offering. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker-Dealer Relations. Ms. Voorhies is responsible for the investor services department of Triple Net Properties and is a registered financial principal with the NASD.
      Daniel R. “Dan” Baker, has served as a member of Triple Net Properties’ Board of Managers since April 1998. Mr. Baker founded SugarOak Corporation in 1984 and served as its President until 2004. SugarOak Corporation provided asset management, construction management, property management and real estate development services. Since 2004, Mr. Baker has served as Chairman of the Board of SugarOak Holdings, a successor to SugarOak Corporation. Mr. Baker is also President and Chairman of the Board of Union Land and Management Company and serves as a director and President of Coastal American Corporation. In addition, Mr. Baker is a founding and former director of the Bank of the Potomac, a former board member of F&M Bank and currently an advisory board member of BB&T Bank. A cum laude graduate of Harvard College with a Bachelor of Arts degree in government, Mr. Baker participates in numerous community organizations. Mr. Baker is a former Citizen of the Year in Herndon, Virginia and a Paul Harris Fellow in Rotary.

      Richard T. Hutton, Jr. has served as Triple Net Properties’ Executive Vice President and Chief Investment Officer since August 2003 and as its Senior Vice President — Real Estate Acquisitions from April 1999 through August 2003. Mr. Hutton also served as Interim Chief Financial Officer for each of Triple Net Properties, G REIT, Inc., and T REIT, Inc. from October 2003 through December 2003 and from April 2004 through September 2004. Mr. Hutton serves as the Chief Executive Officer of NNN 2003 Value Fund, LLC. Mr. Hutton’s previous experience includes serving as Controller for the TMP Group from November 1997 to April 1999. Mr. Hutton received a Bachelor of Arts degree in psychology from Claremont McKenna College and is a California Certified Public Accountant (inactive).
The Advisory Agreement
      The term of the current advisory agreement ends one year from the date of this prospectus, and may be renewed for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause”, or upon the bankruptcy of our advisor; or

•	without cause upon 60 days’ written notice by our advisor or by us upon the approval of a majority of our independent directors.
      “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by our advisor, any uncured material breach of the advisory agreement by our advisor. “Good reason” is defined in the advisory agreement to mean either:

•	any failure by us to obtain a satisfactory agreement from a successor to assume and agree to perform our obligations under the advisory agreement; or

•	any uncured material breach of the advisory agreement by us.
      Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity in which case the successor entity shall be bound by the terms of the advisory agreement.
      Our advisor may not make any real property acquisitions, developments or dispositions including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the approval of our board of directors.
      We will reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•	organizational and offering expenses, which consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for personnel costs in connection with services for which our advisor receives a separate fee; and

•	acquisition expenses, which together with real estate commissions, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors; acquisition expenses are defined to include expenses related to the selection and acquisition of properties, whether or not acquired.
      Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we will reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services are included in our operating expenses and therefore are subject to the reimbursement limitations described below.
      Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The total operating expenses means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including asset management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) real estate commissions, acquisition expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor must reimburse the excess expenses to us unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.
      Our advisor and its affiliates will be paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See “Compensation Table.” In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination.

      We have agreed to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that (1) our advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) our advisor and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.
      Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor shall not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.
      Triple Net Properties, our sponsor, has sponsored other real estate programs and may in the future sponsor real estate programs that have investment objectives similar to ours. As a result, our sponsor and its affiliates could be subject to conflicts of interest between us and other Triple Net programs. Our advisory agreement provides that if our sponsor identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Triple Net program, then our sponsor will provide us with the first opportunity to purchase such investment. Our sponsor will provide all necessary information related to such investment to our advisor, in order to enable our board to determine whether to proceed with such investment. Our advisor will present the information to our board within three business days of receipt from our sponsor. If our board does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then our sponsor may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.
Ownership Interests
      Healthcare/ Office Advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, Healthcare/ Office Advisor is the only limited partner of our operating partnership. Healthcare/ Office Advisor may not sell any of these units during the period it serves as our advisor. Any resale of our shares that our advisor or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although our advisor and its affiliates are not prohibited from acquiring our shares, our advisor currently has no options or warrants to acquire any shares and has no current plans to acquire shares of our common stock.
      In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive a cash distribution under the circumstances described below:

•	Subordinated Distribution of Net Sales Proceeds. After our operating partnership has paid us distributions (all of which we intend to distribute to our stockholders) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our proposed share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Healthcare/ Office Advisor is entitled to receive a cash distribution from our operating partnership equal to 15.0% of the remaining net proceeds from the sales of properties. Healthcare/ Office Advisor shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or (2) the advisory agreement is terminated for any reason.

•	Subordinated Distribution Upon Listing. Upon the listing of our shares on a national securities exchange, Healthcare/ Office Advisor would become entitled to receive a cash distribution from our operating partnership equal to 15.0% of the amount by which (1) the market value of our outstanding shares of common stock plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our proposed share redemption program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Healthcare/ Office Advisor shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason. The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The Subordinated Distribution Upon Listing may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares of our common stock, the number of shares will be determined based on the market value following listing.

•	Subordinated Distribution Upon Termination. Upon termination of the advisory agreement, other than a termination of the agreement by us for cause, Healthcare/ Office Advisor would become entitled to receive a cash distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Healthcare/ Office Advisor shall not be entitled to receive this distribution if our shares of common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the termination date, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock.

      The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing. See “Compensation Table” and “The Operating Partnership Agreement — Distributions and Allocations.”
Affiliated Companies

Property Manager
      Certain of our real properties may be managed and leased by Triple Net Properties Realty, Inc., or Realty. Realty is an affiliate of our advisor and was organized in 1998 to lease and manage real properties acquired by affiliated entities or other third parties.
      We will pay Realty a property management fee equal to 4.0% of the gross income from each of our real properties that it manages. For each property managed directly by entities other than Realty, we will pay Realty a monthly oversight fee of up to 1.0% of the gross income of the property. In addition, we may pay Realty a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, commercial office or medical office).
      In the event that Realty assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements. Realty will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”
      Realty will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of Realty may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Realty will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to Realty will include, without additional expense to us, all of Realty’s general overhead costs.

Dealer Manager
      NNN Capital Corp. is a member firm of the NASD. Since August 1986, our dealer manager has participated in and facilitated the distribution of securities of entities affiliated with Triple Net Properties. Anthony W. Thompson, our initial director, owns 85% of the outstanding capital stock of the dealer manager and is a director of the dealer manager. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”
      We will pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a marketing support fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In addition, we will pay our dealer manager up to 0.5% of the gross proceeds from the sale of shares of our common stock in the primary offering for reimbursement of actual bona fide due diligence expenses. No such fees or expense reimbursement will be paid for shares of our common stock issued pursuant to the distribution reinvestment plan.
Management Decisions
      The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of our investments and the negotiation for these investments, will reside in Scott D. Peters, Jack R. Maurer and Andrea R. Biller. Messrs. Thompson, Peters and Maurer and Ms. Biller are our officers and directors as well as officers, limited partners and/or members of affiliates of our advisor. As a result, these individuals are subject to conflicts of interest in allocating their time between our operations and other activities and operations of Triple Net Properties and its affiliates and between fiduciary duties owed to us and to those other entities. See “Risk Factors — Risks Related to Conflicts of Interest” and “Conflicts of Interest.”

COMPENSATION TABLE
      The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)(1)	Up to 7.0% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No selling commissions are payable on shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $140,000,000 if we sell the maximum offering.
Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)(1)	Non-accountable marketing support fee equal to 2.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (up to 0.5% of which may be reallowed to participating broker-dealers). An additional accountable 0.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker-dealers) for bona fide due diligence expenses. No marketing support fee, due diligence expense reimbursement or selling commission will be charged for shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor)(2)	Up to 1.5% of gross offering proceeds for shares sold under our primary offering.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.
Acquisition and Development Stage
Real Estate Commissions (our advisor or its affiliate)(3)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	Actual amounts depend upon the purchase price of properties acquired and the total development cost of properties acquired for development.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Reimbursement of Acquisition Expenses (our advisor or its affiliates)(3)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. The reimbursement of acquisition expenses and real estate commissions will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of disinterested directors and by a majority of disinterested independent directors.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor)	Monthly asset management fee equal to one-twelfth of 1.0% of the average invested assets. For such purposes, “average invested assets” means the sum of (i) the average of the aggregate book value of our assets invested in real estate, before deducting depreciation, depletion, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation and (ii) the aggregate value of the real estate related securities at the end of such month.	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Property Management Fees (Realty)	4.0% of the gross income from each property managed by our affiliated property manager. For each property managed directly by entities other than Realty, we will pay Realty a monthly oversight fee of up to 1.0% of the gross income from the property. In addition, we may pay our affiliated property manager a separate fee for the one-time initial lease-up of newly constructed real properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as medical office, healthcare-related property or quality commercial office property).	Actual amounts depend upon the gross income of the properties, and, therefore, cannot be determined at this time.
Construction Management Fee (our advisor)	To the extent our advisor provides services in connection with the construction management of a property, 5.0% of the amount up to $25,000, 4.0% of the amount over $25,000 but less than $50,000, and 3.0% of any amount over $50,000, we expend in any calendar year for construction or repair of such property.	Actual amounts depend upon amounts expended for construction at our properties, and, therefore, cannot be determined at this time.
Operating Expenses (our advisor)(4)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Liquidity Stage
Disposition Fees (our advisor or Realty)(5)	Up to the lesser of 3.0% of the contract sales price or 50% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors) and will not exceed market norms. The amount of disposition fees paid, when added to the other real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
Subordinated Participation Interest in NNN OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if our shares are listed on a national securities exchange while Healthcare/ Office Advisor is serving as our advisor(6)	After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual cumulative, non- compounded return of 8.0% on average invested capital, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare/ Office Advisor is serving as our advisor(7)(8)	Upon the listing of our shares of common stock on a national securities exchange, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)	Selling commissions may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.

(2)	The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and director expenses of our advisor’s employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)	We will pay the advisor or its affiliate the real estate commission amount upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Our charter limits our ability to pay real estate commissions if the total of all real estate commissions and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any real estate commissions (or portion thereof) which would cause the total of all real estate commissions and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(4)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under

GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) real estate commissions, acquisition expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or Realty in our liquidity stage, these fees may also be earned during our operational stage.

(6)	The distribution is payable only if we liquidate our portfolio while Healthcare/ Office Advisor is serving as our advisor.

(7)	The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The subordinated distribution upon listing may be paid in cash or shares, as determined by our board of directors, including a majority of the independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the listed market price described above. The distribution is payable only if our shares are listed on a national securities exchange.

(8)	Upon termination of the advisory agreement without cause, our advisor will be entitled to a similar distribution (the subordinated distribution upon termination) if our advisor would have been entitled to a subordinated distribution of net sales proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) and all liabilities satisfied on the date of termination. Our operating partnership would satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years, we would be required to purchase the promissory note in exchange for cash or shares of our common stock. Our advisor cannot earn the subordinated distribution upon termination if it has already received the subordinated distribution upon listing.

      If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•	other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.
      Since our advisor is entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the real estate commissions, the asset management fee and the subordinated unit distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management — The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.
BENEFICIAL OWNERSHIP
      The following table shows, as of the date of this prospectus, the amount of shares of our common stock and units of our operating partnership beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our chief executive officer and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 200 shares of our common stock outstanding as of the date of this prospectus.

Amount and Nature
	of Beneficial	Percentage of
Name of Beneficial Owners(1)	Ownership(2)	Common Stock

NNN Healthcare/ Office REIT Advisor, LLC	20,000 Units	—
NNN Healthcare/ Office REIT Advisor, LLC	200 Shares	100%
Scott D. Peters, Chief Executive Officer	—	—
Anthony W. Thompson, Director	—	—
All directors and executive officers as a group (4 persons)	0 Shares	0.0%

(1)	The address of each person listed is c/o NNN Healthcare/ Office REIT, Inc., 1551 N. Tustin Avenue, Suite 200 Santa Ana, California 23229.

(2)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
CONFLICTS OF INTEREST
      We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the existing advisory agreement pursuant to which our advisor will be compensated by us. See “Compensation Table.” Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Other Real Estate Programs
      Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, our initial director and all of our officers are also senior officers of Triple Net Properties, which is the manager of our advisor. These persons are presently, and plan in the future to continue to be, involved with other real estate programs and activities sponsored by Triple Net Properties that have investment objectives similar to ours.
      In the event that we and any other entity formed or managed by Triple Net Properties or its affiliates are in the market for similar real estate, Triple Net Properties and its affiliates will attempt to reduce the conflict of interest by reviewing the investment portfolio of each such affiliated entity and following the conflict resolution procedures described below in making a decision as to which real estate program will make such investments. See “— Certain Conflict Resolution Restrictions and Procedures” below.
      Triple Net Properties and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the Triple Net affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.
Allocation of Our Advisor’s Time
      We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and plan in the future to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. See “Risk Factors — Risk Related to Conflicts of Interest.” However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.
      In addition, we have no employees and our officers are also officers of our advisor and officers and/or members of other affiliates of Triple Net Properties. Our advisor will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. The same employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in activities other than our business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”
Competition
      Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other Triple Net programs own the same type of properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Triple Net Properties or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Triple Net Properties or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist if we or Triple Net Properties or one of its affiliates that is managing property on our behalf seek to employ developers, contractors, or building managers as well as under other circumstances. Triple Net Properties will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.

      In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
      We are affiliated with NNN Capital Corp., our dealer manager, and this relationship may create conflicts of interest in connection with the performance of due diligence by the dealer manager. Although the dealer manager will examine the information in the prospectus for accuracy and completeness, the dealer manager is an affiliate of our advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, you do not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.
      Our deal manager is currently involved in offerings for other Triple Net programs. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other Triple Net programs that may have some or all investment objectives similar to ours.
Affiliated Property Manager
      We anticipate that Realty, our affiliated property manager, may perform certain property management services for us and our operating partnership. The property manager is affiliated with our advisor and in the future there is potential for a number of the members of our advisor’s management team and the property manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if our advisor and the property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us and our advisor, any agreements with the property manager will not be at arm’s length. As a result, any such agreement will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
Lack of Separate Representation
      Alston & Bird LLP is counsel to us, our advisor and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our advisor or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.
Joint Ventures with Affiliates of Our Advisor
      Subject to approval by our board of directors and a separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. See “Investment Objectives, Strategy and Criteria — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Fees and Other Cash Distributions to Our Advisor and its Affiliates
      A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the real estate commissions and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.
      Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Interests in Our Investments
      We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”
Certain Conflict Resolution Restrictions and Procedures
      In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Triple Net Properties and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in “Management — The Advisory Agreement.”

•	Our advisory agreement provides that if our sponsor identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Triple Net program, then our sponsor will provide us with the first opportunity to purchase such investment. Our sponsor will provide all necessary information related to such investment to our advisor, in order to enable our board to determine whether to proceed with such investment. Our advisor will present the information to our board within three business days of receipt from our sponsor. If our board does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then our sponsor may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      As of the date of this prospectus, we had not yet commenced operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in real estate and real estate related securities and the payment or reimbursement of selling commissions and other organizational and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of our investments in properties and real estate related securities.
      The number of properties we may acquire and other investments we will make will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment. See “Risk Factors — Investment Risks — This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.”
      We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the investment in real estate and real estate related securities, other than those referred to in this prospectus.
      When we acquire a property, our advisor will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
      We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and, if at such time we have previously qualified as a REIT, we will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2006, and thereafter we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
Results of Operations
      As of the initial date of this prospectus, no operations had commenced because we were in our organizational stage. No operations will commence until we have sold at least $2,000,000 of shares of our common stock in this offering. We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties other than those referred to in this prospectus.

      If we achieve only the minimum offering amount of $2,000,000, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, increased risk to our stockholders. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, if we achieve only the minimum offering amount, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.
Liquidity and Capital Resources
      We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase real estate and real estate related securities will be obtained from this offering and from any indebtedness that we may incur. We have been initially capitalized with $2,000 from the sale of 200 shares of our common stock to our advisor and our advisor has invested $200,000 in our operating partnership for a total of $202,000 in cash as of the date of this prospectus. For information concerning the anticipated use of the net proceeds from this offering please see the “Estimated Use of Proceeds” section of this prospectus.
      Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors — Investment Risks.”
      Our principal demands for funds will be for acquisitions of real estate and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Generally, cash needs for items other than acquisitions of real estate and real estate related securities will be met from operations, borrowing, and the net proceeds of this offering, including the proceeds raised through our distribution reinvestment plan. However, there may be a delay between the sale of our shares and our investments in properties and real estate related securities, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional investments and will engage in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Investors should be aware that after a purchase contract for a property is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, market evaluation, review of leases, review of financing options and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. Until we invest the proceeds of this offering in properties and real estate related securities, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate related securities.
Distributions
      We have not paid any distributions as of the date of this prospectus. The amount of the distributions to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

Funds from Operations
      One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Funds from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as our company.
      We define FFO, a non-GAAP measure, consistent with the NAREIT’s definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joints ventures will be calculated to reflect FFO on the same basis.
      We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.
      Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.
Qualitative Disclosures About Market Risk
      Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.
      We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.
      In addition to changes in interest rates, the value of our properties is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, and which may affect our ability to refinance our debt if necessary.

PRIOR PERFORMANCE SUMMARY
      The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Triple Net Properties, and its affiliates through December 31, 2004. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Triple Net real estate programs. Investors who purchase our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.
      As of December 31, 2004, Triple Net Properties served as a sponsor to 88 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office and industrial buildings. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. As of December 31, 2004, there were four public programs and 84 private programs.
      Each of the private programs, other than Western Real Estate Investment Trust, Inc., began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common, or TIC, interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.
      Each private program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by Triple Net Properties as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by Triple Net Properties, it is referred to by Triple Net Properties as a “Complex Ownership Structure.”
      The public programs include two corporations, G REIT, Inc. and T REIT, Inc., which have qualified as REITs, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly-owned or partial interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller.
      In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.
      Triple Net Properties maintains the day-to-day accounting for the LLC as well as the books and records for the property. In addition, Triple Net Properties is required to report financial data pertinent to the operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.
      In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership

Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.
      Triple Net Properties presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of revenues, expenses and net income for the public programs has been prepared and presented by Triple Net Properties in conformity with accounting principles generally accepted in the United States, or GAAP, which incorporate accrual basis accounting. Triple Net Properties presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. Because it is a corporation, Western Real Estate Investment Trust, Inc., or WREIT, is the only private program for which Triple Net Properties reports and presents Table III data in accordance with the accrual method of accounting for income tax purposes. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by Triple Net Properties in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the IRS using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.
      While SEC rules and regulations allow Triple Net Properties to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described below:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value.

For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

      When the private program owns 100% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100% of the private program’s operating results are presented for the relevant years.
      When a private program directly invests in and owns a partial interest in the property (as an example, 75%) and the remaining interest of the property (25%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.
      When a private program acquires 100% interest in the property but is jointly owned by a public entity investing directly in the private program, 100% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.

References in the Summary

•	References in this summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with Triple Net Properties.

•	References in this summary to Mr. Thompson refer to Anthony W. Thompson, who serves as our initial director and as the chairman of the board and chief executive officer of Triple Net Properties and owns approximately 36% of Triple Net Properties.

•	References in this summary to Mr. Rogers refer to Louis J. Rogers, who serves as president and a member of the board of managers of Triple Net Properties, and who owns approximately 2% of Triple Net Properties.

•	References in this summary to loans from affiliates of Triple Net Properties refer to loans from Cunningham Lending Group, LLC, which is 100% owned by Mr. Thompson, NNN 2004 Notes Program or NNN 2005 Notes Program. Loans made by these entities are unsecured loans which were not negotiated at arm’s length with interest rates ranging from 8% to 12%.

•	References in this summary to shareholders of Triple Net Properties refer to individuals or entities that have a membership interest in Triple Net Properties of less then 7%.

•	References in this summary to Realty refer to Triple Net Properties Realty, Inc., of which Mr. Thompson serves as chairman and chief executive officer and owns 84% and of which Mr. Rogers serves as a director and owns 16%. Mr. Rogers also serves as president and a member of the board of managers of Triple Net Properties. When Realty receives real estate commissions or disposition fees as part of the purchase or sale of a property, 75% of that commission is passed through to Triple Net Properties pursuant to an agreement between Triple Net Properties and Realty.

•	References in the table headings of this summary to the GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than 100% interest in the property.

      During 2002, 2003 and 2004, Triple Net Properties-sponsored programs acquired 86 properties, for which the property type, location and method of financing are summarized below.

Property Type	No. of Properties

Office	75
Retail	7
Mixed Use (Office and Retail)	4
Total	86
Location
Arizona	1
California	21
Colorado	3
Delaware	1
Florida	6
Georgia	2
Hawaii	1
Illinois	1
Maryland	1
Missouri	1
Nebraska	3
Nevada	11
North Dakota	1
Oklahoma	1
Pennsylvania	1
Tennessee	2
Texas	27
Washington	2
Total	86
Method of Financing
All debt	0
All cash	7
Combination of cash and debt	79
Total	86
Public Programs
      Beginning in December 1998 through December 31, 2004, Triple Net Properties has advised four public real estate investment programs. Each of the public programs advised by Triple Net Properties and the properties acquired and sold through December 31, 2004 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior public programs sponsored by Triple Net Properties, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

G REIT, Inc.
      G REIT, Inc. was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as Federal, state and local government offices, government contractors and/or government service providers. Triple Net Properties has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2004, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,973 investors. As of December 31, 2004, G REIT had purchased interests in 25 real estate properties amounting to an investment by G REIT of $861,192,000 (G REIT’s aggregate share of purchase price, including G REIT’s aggregate share of debt financing at acquisition). Of the 25 properties, nine (36%) were in California, seven (28%) were in Texas and one each (4%) was in Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. The properties, which are described below, are all commercial office buildings, one of the focuses of our company, but weighted by purchase price, none of the property interests acquired by G REIT were in medical office buildings or healthcare-related facilities, the other focuses of our company.
      As of December 31, 2004, G REIT owned interests in the following properties:

					Share of
					Mortgage
	Ownership	Type of	Purchase	Share of	Debt at	GLA
Property Name	Interest	Property	Date	Purchase Price	Purchase	(Sq. Ft.)	Location

5508 Highway West 290	100.0%	office	9/13/02	$10,225,000	$6,700,000	74,000	Austin, TX
Two Corporate Plaza	100.0	office	11/27/02	13,580,000	10,160,000	161,000	Clear Lake, TX
Congress Center — TIC(1)	30.0	office	1/9/03	40,832,000	28,763,000	525,000	Chicago, IL
Atrium Building	100.0	office	1/31/03	4,532,000	2,200,000	167,000	Lincoln, NE
Park Sahara(2)	4.75	office	3/18/03	580,000	399,000	124,000	Las Vegas, NV
Department of Children and Families Campus	100.0	office	4/25/03	11,580,000	7,605,000	124,000	Plantation, FL
Gemini Plaza	100.0	office	5/2/03	15,000,000	9,815,000	159,000	Houston, TX
Bay View Plaza(3)	97.68	office	7/31/03	11,385,000	—	61,000	Alameda, CA
North Pointe Corporate Center	100.0	office	8/11/03	24,205,000	15,600,000	133,000	Sacramento, CA
824 Market Street	100.0	office	10/10/03	31,900,000	—	202,000	Wilmington, DE
Sutter Square Galleria	100.0	office	10/28/03	8,240,000	4,024,000	61,000	Sacramento, CA
One World Trade Center	100.0	office	12/5/03	113,648,000	77,000,000	573,000	Long Beach, CA
Centerpoint Corporate Park	100.0	office	12/30/03	54,220,000	25,029,000	436,000	Kent, WA
AmberOaks Corporate Center	100.0	office	1/20/04	35,525,000	14,250,000	282,000	Austin, TX
Public Ledger Building	100.0	office	2/13/04	33,950,000	25,000,000	472,000	Philadelphia, PA
Madrona Buildings	100.0	office	3/31/04	45,900,000	28,458,000	211,000	Torrance, CA
Brunswig Square	100.0	office	4/5/04	23,805,000	15,830,000	136,000	Los Angeles, CA
North Belt Corporate Center	100.0	office	4/8/04	12,675,000	—	156,000	Houston, TX
Hawthorne Plaza	100.0	office	4/20/04	97,000,000	62,750,000	419,000	San Francisco, CA
Pacific Place	100.0	office	5/26/04	29,900,000	—	324,000	Dallas, TX
525 B Street	100.0	office	6/14/04	96,310,000	69,943,000	424,000	San Diego, CA
600 B Street	100.0	office	6/14/04	77,190,000	56,057,000	339,000	San Diego, CA
Western Place I & II(4)	78.5	office	7/23/04	26,298,000	18,840,000	429,000	Forth Worth, TX
One Financial Plaza(5)	77.6	office	8/6/04	28,712,000	23,862,000	434,000	St. Louis, MO
Pax River Office	100.0	office	8/6/04	14,000,000	—	172,000	Lexington Park, MD

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT, Inc., own 12.3% and 10.2% of the property, respectively. Unaffiliated entities own 47.5% of the property.

(2)	An unaffiliated entity owns 95.25% of the property.

(3)	An unaffiliated entity owns 2.32% of the property.

(4)	Unaffiliated entities own 21.5% of the property.

(5)	Unaffiliated entities own 22.4% of the property.
      For the year ended December 31, 2002, G REIT had a return of capital from cash distributions of $170,000.

T REIT, Inc.
      T REIT was formed as a Virginia corporation in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Triple Net Properties has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2004, T REIT had 2,043 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,936,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). As of December 31, 2004, nine of these properties had been sold. Of the 20 properties purchased by T REIT, four (20%) were in Nevada, four (20%) were in California, nine (45%) were in Texas, one was in Illinois (5%) and two in North Dakota (10%). The properties owned by T REIT as of December 31, 2004, which are described below, are all commercial properties consisting of eight office properties and three office/industrial properties, or 73% office and 27% office/industrial. Weighted by purchase price, none of the property interests acquired by T REIT were medical office building or healthcare related facilities.
      As of December 31, 2004, T REIT owned interests in the following 11 properties:

					Share of
				Share of	Mortgage
	Ownership	Type of	Purchase	Purchase	Debt at	GLA
Property Name	Interest	Property	Date	Price	Purchase	(Sq. Ft.)	Location

Reno Trademark Building-TIC(1)	40.0%	office/ industrial	9/4/01	$2,918,000	$1,080,000	72,000	Reno, NV
County Center Drive-TIC(2)	16.0	office/ industrial	9/28/01	1,014,000	514,000	78,000	Temecula, CA
City Center West “A” Building TIC(3)	89.1	office	3/15/02	19,308,000	11,583,000	106,000	Las Vegas, NV
Pacific Corporate Park-LLC(4)	22.8	office	3/25/02	5,410,000	3,534,000	89,000	Lake Forest, CA
Titan Building & Plaza-TIC(5)	48.5	office	4/17/02	4,446,000	2,910,000	131,000	San Antonio, TX
University Heights	100.0	office/ industrial	8/22/02	6,750,000	—	68,000	San Antonio, TX
AmberOaks Corp. Center(6)	75.0	office	1/20/04	17,224,000	11,250,000	207,000	Austin, TX
Congress Center-LLC(7)	10.2	office	1/9/03	13,883,000	9,779,000	525,000	Chicago, IL
Oakey Building LLC(8)	9.8	office	4/2/04	797,000	392,000	98,000	Las Vegas, NV
Emerald Plaza-LLC(9)	2.7	office	6/14/04	2,725,000	1,850,000	355,000	San Diego, CA
Enclave Parkway-LLC(10)	3.26	office	12/22/03	1,125,000	769,000	207,000	Houston, TX

(1)	Unaffiliated entities own 60.0% of the property.

(2)	Unaffiliated entities own 84.0% of the property.

(3)	Unaffiliated entities own 10.9% of the property.

(4)	Unaffiliated entities own 77.2% of the property.

(5)	Unaffiliated entities own 51.5% of the property.

(6)	Unaffiliated entities own 25.0% of the property.

(7)	One affiliated public entity, NNN 2002 Value Fund, LLC, owns 12.3% of the property. One affiliated public entity, G REIT, Inc. owns 30.0% of the property. Unaffiliated entities own 47.5% of the property.

(8)	An affiliated public entity, NNN 2003 Value Fund, LLC, owns 75.46% of the property. Unaffiliated entities own 14.74% of the property.

(9)	An affiliated public entity, NNN 2003 Value Fund, LLC, owns 4.6% of the property. Unaffiliated entities own 92.7% of the property.

(10)	Unaffiliated entities own 96.74% of the property.
      As of December 31, 2004, T REIT had sold its interests in the following properties:

				Gain
	Date of	Date of	Ownership	(Loss) on
Property Name	Purchase	Sale	Interest	Sale

Christie Street Office Building	9/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	8/12/02	26.0	104,000
Plaza del Rey Shopping Center	11/17/00	9/23/02	16.5	70,000
Northstar Crossing Shopping Center	10/26/00	1/11/03	100.0	(191,000)
Thousand Oaks Center	12/6/00	8/11/03	100.0	2,100,000
Pahrump Valley Junction Shopping Center	5/11/01	9/25/03	100.0	874,000
Gateway Mall	1/29/03	3/18/04	100.0	769,000
Gateway Mall Land	2/27/04	9/9/04	100.0	854,000
Saddleback Financial Center	9/25/02	12/27/04	25.0	853,000
      For the years ended December 31, 2001, 2002, 2003 and 2004, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000 and $358,000, respectively.

NNN 2002 Value Fund, LLC
      NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 545 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2002 Value Fund since May 2002.
      The Securities Exchange Act of 1934 requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.
      As of December 31, 2004, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three properties, one (33%) was in Nevada, one (33%) was in Florida and one (33%) was in Illinois. The properties, which are described below, are all commercial office building properties. Weighted by purchase price, none of the property interests acquired by 2002 Value Fund are medical office buildings or healthcare related facilities.
      As of December 31, 2004, 2002 Value Fund owned interests in the following properties:

					Share of
					Mortgage
	Ownership	Type of	Purchase	Share of	Debt at	GLA
Property Name	Interest	Property	Date	Purchase Price	Purchase	(Sq. Ft.)	Location

Bank of America Plaza West	100.0%	office	9/20/02	$16,900,000	$14,200,000	82,000	Las Vegas, NV
Congress Center-LLC(1)	12.3	office	1/9/03	16,741,000	11,793,000	525,000	Chicago, IL
Netpark — TIC(2)	50.0	office	6/11/03	23,500,000	15,750,000	911,000	Tampa, FL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT, Inc. own 30.0% and 10.2% of the property, respectively.

(2)	Unaffiliated entities own 50.0% of the property.
      For the years ended December 31, 2003 and 2004, 2002 Value Fund had returns of capital from cash distributions of $100,000 and $410,000, respectively.

NNN 2003 Value Fund, LLC
      NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties 10,000 Units were sold to 785 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2003 Value Fund since June 2003.
      The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2002 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.
      As of December 31, 2004, 2003 Value Fund had purchased interests in nine real estate properties, amounting to an investment by 2003 Value Fund of $74,998,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the nine properties, three (33%) were in Texas, three (33%) were in California and one (11%) was in each of Nebraska, Nevada and Georgia.
      The properties, which are described below, are all commercial office building properties. Weighted by purchase price, none of the property interests acquired by 2003 Value Fund were medical office buildings or healthcare related facilities.

      As of December 31, 2004, 2003 Value Fund owned interests in the following properties:

					Share of
				Share of	Mortgage
	Ownership	Type of	Purchase	Purchase	Debt at	GLA
Property Name	Interest	Property	Date	Price	Purchase	(Sq. Ft.)	Location

Executive Center I	100.0%	office	12/30/03	$8,178,000	$4,500,000	205,000	Dallas, TX
Financial Plaza	100.0	office	10/29/04	5,660,000	4,125,000	86,000	Omaha, NE
Oakley Building(1)	75.4	office	4/2/04	6,135,000	3,016,000	98,000	Las Vegas, NV
Satellite Place	100.0	office	11/29/04	18,300,000	11,000,000	178,000	Atlanta, GA
Southwood Tower	100.0	office	10/27/04	5,461,000	—	79,000	Houston, TX
801 K Street(2)	18.3	office	3/13/04	12,038,000	8,235,000	336,000	Sacramento, CA
Emerald Plaza(3)	4.6	office	6/14/04	4,643,000	3,151,000	355,000	San Diego, CA
Enterprise Technology Center(4)	8.5	office	5/7/04	5,211,000	3,102,000	370,000	Scotts Valley, CA
Executive Center II & III(5)	38.1	office	8/1/03	9,373,000	5,696,000	381,000	Dallas, TX

(1)	One affiliated public entity, T REIT, Inc., owns 9.8% of the property. Unaffiliated entities own 14.74% of the property.

(2)	Unaffiliated entities own 81.7% of the property.

(3)	One affiliated public entity, T REIT, Inc., owns 2.7% of the property. Unaffiliated entities own 92.7% of the property.

(4)	Unaffiliated entities own 91.5% of the property.

(5)	Unaffiliated entities own 61.9% of the property.
      For the year ended December 31, 2004 and for the period from June 19, 2003 (date of inception) through December 31, 2003, NNN 2003 Value Fund, LLC had no return of capital from cash distributions.
Private Programs
      Beginning in April 1998 through December 31, 2004, Triple Net Properties has advised 84 private real estate investment programs. Each of the private programs advised by Triple Net Properties and the properties acquired and sold through December 31, 2004 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored by Triple Net Properties, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.
      As of December 31, 2004, four private programs have gone full term. None of these four programs produced a negative return to investors. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions
      For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, Triple Net Properties-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.
      For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8% to 0%. Thus, in 2002, it did not show a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program has reduced its distributions to investors effective in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive shows a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.
      In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.
      Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or refinancings of properties, distributions of prior years’ excess cash flows or, loans from Triple Net Properties or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.
      Telluride Barstow, LLC: The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87% interest in the property. Mr. Thompson purchased a 13% interest in the property outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA
      For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Triple Net Properties loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Triple Net Properties loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Triple Net Properties received no fees from the sale of the property and the affiliate of Triple Net Properties forgave the $102,000 loan previously made to the program.
      Western Real Estate Investment Trust, Inc.: Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including shareholders of Triple Net Properties and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Triple Net Properties manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.
      As of December 31, 2004, WREIT owned interests in the following properties:

					Share of
				Share of	Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Kress Energy Center	100.0%	office	07/07/98	$1,850,000	$925,000	54,000	Wichita, KS
Brookings Mall	68.5%	shopping center	05/01/00	$2,843,000	$659,000	143,000	Brookings, SD
      As of December 31, 2004, WREIT had sold the following properties:

	Date of		Ownership	Gain on Sale
Property Name	Purchase	Date of Sale	Interest	of Real Estate

Century Plaza East Shopping Center	11/03/98	02/13/04	100%	$1,025,267
Phelan Village Shopping Center	10/16/98	12/20/02	100%	$155,446
Bryant Ranch Shopping Center	12/24/98	09/05/02	100%	$1,119,948
Huron Mall Shopping Center	03/31/99	04/14/00	100%	$1,335,007
Crossroads Shopping Center	07/29/99	08/29/00	100%	$730,851
      Certain financial information for WREIT is summarized below:

	Year Ended December 31,

	2004	2003	2002	2001	2000	1999	1998

Gross Revenues	$890,555	$2,144,916	$3,535,350	$4,323,400	$5,248,209	$4,210,027	$542,089
Net Income (Loss)	$1,652,952	$(180,981)	$1,904,017	$511,194	$1,826,433	$(293,176)	$47,973
      In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Triple Net Properties, and a $404,000 loan from a private entity managed by Triple Net Properties. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Triple Net Properties. WREIT also received a $21,000 loan from Triple Net Properties to supplement capital funds. In 2002, WREIT sold two properties and paid Realty a sales commission of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Triple Net Properties generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Triple Net Properties in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Triple Net Properties. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Triple Net Properties’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a sales commission of $104,000.
      Truckee River Office Tower, LLC: The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount. The LLC retained a 48% ownership interest in the property with a membership of 59 unaffiliated members, 4 members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 52% was owned by six unaffiliated TICs and a company controlled by one of Triple Net’s shareholders investing in the program.

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV
      For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.
      Yerington Shopping Center, LLC: The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV
      For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003, and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.
      In 1999, Triple Net Properties loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Triple Net Properties loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.
      NNN Fund VIII, LLC: The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, 3 members who are shareholders of Triple Net Properties and Triple Net Properties. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Triple Net Properties investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA
      In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a real estate commission of $345,000 and Triple Net Properties received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Triple Net Properties received repayment of a $400,000 loan made to the property in 2001 for capital improvements.
      In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a real estate commission of $17,000 and Triple Net Properties received deferred management and incentive fees of $794,000 from sale proceeds. Triple Net Properties received $356,000 and an affiliate of Triple Net Properties received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Triple Net Properties to expand non-retail leasing/ownership of its parcels from 5% to 25% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.
      In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a real estate commission of $130,000 from sale proceeds.
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.
      In 2000, Triple Net Properties loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Triple Net Properties loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Triple Net Properties were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Triple Net Properties loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.
      NNN Town & Country Shopping Center, LLC: The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount. The LLC with 56 unaffiliated members retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA
      The program reduced distributions to investors during 2000 from 8% to 5% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Triple Net Properties refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Triple Net Properties and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8% retroactively and 9% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a selling commission of $444,000 and Realty and Triple Net Properties received deferred property and asset management fees of $1,175,000. The property sold for a gain of $1,797,000.
      For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.

      In 2000 and 2001, Triple Net Properties loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Triple Net Properties loaned $113,000 to cover additional tenant improvement costs. Triple Net Properties’ loans from prior years were repaid in full from refinance proceeds. In 2003, Triple Net Properties and an affiliate of Triple Net Properties loaned $75,000 and $12,000, respectively, for capital improvements and Triple Net Properties loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Triple Net Properties and its affiliate were paid in full in 2004.
      NNN “A” Credit TIC, LLC: The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100% of the offering amount. The LLC with 15 unaffiliated members retained a 20% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO
      In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Triple Net Properties terminated distributions to investors in order to conserve cash flow for operations and future leasing.
      In 2001, Triple Net Properties loaned $13,000 and an affiliate of Triple Net Properties loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Triple Net Properties loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Triple Net Properties loaned $60,000 and an affiliate of Triple Net Properties loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Triple Net Properties forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004, affiliates of Triple Net Properties loaned $75,000 to cover distributions and $15,000 of capital expenditures. Triple Net Properties forgave its unsecured loans of $48,000. For tax purposes, the forgiveness of indebtedness was treated as income but was excluded from cash generated from operations.
      NNN Redevelopment Fund VIII, LLC: The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and 6 shareholders of Triple Net Properties. The program owns 100% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	$14,688,000	$12,200,000	437,000	Topeka, KS
      In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to the fund reserves for subsequent capital expenditures. Realty received a $25,000 real estate commission from the sale.
      In 2001, the loan on the Bank One Building was refinanced. The refinance generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Triple Net Properties loaned $162,000 to fund capital improvements for both projects. In 2002, Triple Net Properties and affiliates of Triple Net Properties loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Triple Net Properties loaned an additional $457,000 to the program and affiliates of Triple Net Properties loaned $103,000 to partially repay prior years’ loans, and Triple Net Properties forgave $399,000 of prior loans. In 2003, Triple Net Properties reduced the distribution rate from 8% to 5%.
      In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties, Triple Net Properties loaned $507,000 to the program and an affiliate of Triple Net Properties loaned $1,649,000. The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.
      NNN Exchange Fund III, LLC: The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA
      In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.
      In 2003, Triple Net Properties loaned $34,000 to cover capital improvements of $90,000. In 2004, Triple Net Properties loaned $149,000 and an affiliate of Triple Net Properties loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2004, Triple Net Properties forgave $83,000 of the program’s indebtedness. In April 2004, Triple Net Properties terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.
      NNN Tech Fund III, LLC: The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount. The LLC with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA
      At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Triple Net Properties for $329,750 to close the acquisition. In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Triple Net Properties was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.
      In 2002, an affiliate of Triple Net Properties loaned $25,000, which was used to repay a part of Triple Net Properties’ loan.
      NNN Westway Shopping Center, LLC: The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC with

23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	8/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS
      In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.
      During the period from 2000 through 2004, the program received loans from Triple Net Properties and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Triple Net Properties for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Triple Net Properties for capital improvements and leasing affiliated costs. In 2002, an affiliate of Triple Net Properties loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Triple Net Properties and an $8,000 loan from Triple Net Properties for tenant improvements. In 2004, the program received $271,000 in loans from Triple Net Properties and an affiliate to help fund $440,000 in capital and tenant improvements.
      Kiwi Associates, LLC: The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA
      For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Triple Net Properties loaned $15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Triple Net Properties received no fees from the sale of the property.
      NNN 2000 Value Fund, LLC: The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100% of the offering amount. The LLC acquired an 81% ownership of the Bowling Green Financial Park property with a membership of 123 unaffiliated members and 2 shareholders of Triple Net Properties. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA
      In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a real estate commission of $122,000 and Triple Net Properties received an incentive fee of $250,000 from the program.
      NNN Rocky Mountain Exchange, LLC: The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount. The property is 100% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO

      In August, 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Triple Net Properties. The affiliate of Triple Net Properties forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Triple Net Properties loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Triple Net Properties forgave all of these loans and terminated distributions.
      NNN Market Centre, LLC: The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100% of the offering amount. 100% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase *	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in note units assumed at close.
      In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.
      In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Triple Net Properties and the $1,000,000 in note units was repaid. The program also received a $91,000 loan from Triple Net Properties to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Triple Net Properties. In 2002, the program received loans of $112,000 from affiliates of Triple Net Properties and a $35,000 loan from Triple Net Properties to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8% to 0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Triple Net Properties. Also in 2003, an affiliate of Triple Net Properties forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Triple Net Properties.
      NNN Sacramento Corporate Center, LLC: The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount. The LLC with 55 unaffiliated members and 1 private program sponsored by Triple Net Properties retained a 17.5% ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	3/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA
      In 2003, the property received a $202,000 loan from Triple Net Properties and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Triple Net Properties.

      NNN Dry Creek Centre, LLC: The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	office	1/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO
      In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.
      NNN 2001 Value Fund, LLC: The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and 5 shareholders of Triple Net Properties. The program acquired 100% of two properties, 1840 Aerojet Way and Western Plaza. The program also owns a 40% undivided interest in Pacific Corporate Park. The remaining 60% is owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1840 Aerojet Way	100.0%	office/industrial building	09/27/01	$5,100,000	$2,938,000	103,000	North Las Vegas, NV
Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX
Pacific Corporate Park	40.0%	6-building office park	03/25/02	$9,491,000	$6,200,000	167,000	Lake Forest, CA
      For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in return of capital of $122,000.
      In 2003, Triple Net Properties loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Triple Net Properties loaned $375,000 to the program, and an affiliate of Triple Net Properties loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.
      NNN Camelot Plaza Shopping Center, LLC: The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount. The property is 100% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	8/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX
      At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Triple Net Properties and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Triple Net Properties’ leasing and refinancing initiatives. At closing, Triple Net Properties and an affiliate of Triple Net Properties made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Triple Net Properties loaned $126,000 to the program. In 2003, an affiliate of Triple Net Properties forgave $100,000 of its loan. In 2004, an affiliate of Triple Net Properties loaned $155,000 to the program.
      In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Triple Net Properties. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Triple Net Properties. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8% to 4.25%.
      NNN Washington Square Center, LLC: The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount. 100% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX
      In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Triple Net Properties.
      During the period from 2002 to 2004, the program received loans from Triple Net Properties and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Triple Net Properties for leasing reserves and costs and repaid $10,000 to an affiliate of Triple Net Properties. In 2004, the program received a $40,000 loan from an affiliate of Triple Net Properties to fund tenant leasing costs and leasing reserves.
      NNN Reno Trademark, LLC: The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount. The program owns 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owns the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	9/04/01	$4,378,000	$1,620,000	75,000	Reno, NV
      In 2002, the property received a $49,000 loan from an affiliate of Triple Net Properties to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 million loan was replaced with a $4,600,000 million loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Triple Net Properties and received a loan of $19,000 from Triple Net Properties to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Triple Net Properties.
      NNN One Gateway Plaza, LLC: The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	7/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO
      NNN LV 1900 Aerojet Way, LLC: The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount. 100% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	8/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV
      In 2001, the program received a $32,000 loan from Triple Net Properties to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Triple Net Properties to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Triple Net Properties for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Triple Net Properties and a $5,000 loan from an affiliate of Triple Net Properties pending lender reserve reimbursement.
      NNN Timberhills Shopping Center, LLC: The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA
      In 2002, an affiliate of Triple Net Properties loaned $66,000 to the program for acquisition related costs.
      NNN Addison Com Center, LLC: The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount. The LLC with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX
      In March 2003, the program reduced its distributions to investors from 8% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and a $37,000 loan from an affiliate of Triple Net Properties in 2004. There were no distributions in 2004.
      NNN County Center Drive, LLC: The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100% of the offering amount. The LLC with Triple Net Properties as a single member retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Triple Net Properties investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100.0%	distribution/ warehouse/office	9/28/01	$5,395,000	$3,210,000	78,000	Temecula, CA
      In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.
      In 2003, an affiliate of Triple Net Properties loaned $14,000 and Triple Net Properties loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Triple Net Properties loaned an additional $52,000 for the same purpose.
      NNN City Center West “B” LLC: The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	1/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV
      The property is subject to a master lease guaranteed by an affiliate of Triple Net Properties.
      NNN Arapahoe Service Center II, LLC: The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	4/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO
      In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.
      NNN City Center West “A”, LLC: The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	3/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV
      In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.
      NNN Titan Building & Plaza, LLC: The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX
      NNN Pacific Corporate Park 1, LLC: The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA
      In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Triple Net Properties loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.
      NNN North Reno Plaza, LLC: The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount. The LLC with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	6/19/02	$7,200,000	$5,400,000	130,000	Reno, NV
      In 2003, the program received a loan of $44,000 from Triple Net Properties to supplement a short-term cash balance deficit. The loan was repaid in 2004.
      NNN Brookhollow Park, LLC: The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount. The LLC with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	7/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX
      NNN 1397 Galleria Drive, LLC: The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2% ownership interest in the property. The remaining 98% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	9/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV
      In August 2003, a major tenant vacated the property. As a result, in February, 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Triple Net Properties was repaid.
      NNN Bryant Ranch, LLC: The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount. The LLC with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	9/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA
      For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.
      NNN 4241 Bowling Green, LLC: The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	9/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA
      In 2002, Triple Net Properties loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000.
      NNN Wolf Pen Plaza, LLC: The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	9/24/02	$16,220,000	$12,265,000	170,000	College Station, TX
      NNN Alamosa Plaza, LLC: The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV
      In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.
      NNN Saddleback Financial, LLC: The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	Office	9/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA
      In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions. In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,941,000.
      NNN Kahana Gateway Center, LLC: The offering period began October 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount. The LLC with nine unaffiliated members and one shareholder of Triple Net Properties retained a 5% ownership interest in the property. The remaining 95% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI
      NNN Springtown Mall, DST: The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount. The LLC with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	Shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX
      In 2002, affiliates of Triple Net Properties loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.
      NNN Congress Center, LLC: The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100% of the offering amount. The LLC retained a 28.9% interest in the property and 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) is owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, is owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	Office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL
      NNN Park Sahara, DST: The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100% of the offering amount. 95.25% of the property is owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5- building office park	3/18/03	$11,627,000	$8,005,000	124,000	Las Vegas, NV
      In 2002, Triple Net Properties loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Triple Net Properties loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.
      NNN Parkwood Complex, LLC: The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount. The LLC with 12 unaffiliated members and one shareholder of Triple Net Properties retained a 13.5% ownership interest in the property. The remaining 86.5% is owned by 10 TICs, 9 unaffiliated and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX
      In 2002, an affiliate of Triple Net Properties and Triple Net Properties loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Triple Net Properties loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.
      NNN Beltline-Royal Ridge, LLC: The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX
      NNN Parkway Towers, DST: The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	5/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN
      Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Triple Net Properties and a $113,000 loan from Triple Net Properties to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Triple Net Properties was repaid and Triple Net Properties loaned $21,000 to supplement capital needs at the property.

      NNN Buschwood, LLC: The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100% of the offering amount. The LLC with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	3/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL
      In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions.
      NNN 1851 E. First Street, LLC: The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100% of the offering amount. The LLC with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Xerox Centre	100.0%	office	6/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA
      NNN Netpark, LLC: The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100% of the offering amount. The LLC with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% is owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	100.0%	office	6/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL
      NNN 602 Sawyer, LLC: The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	6/5/03	$9,270,000	$5,850,000	86,000	Houston, TX
      In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Triple Net Properties loaned $20,000 to the program for operations.
      NNN Jefferson Square, LLC: The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100% of the offering amount. The LLC with 22 unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	7/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA
      NNN Arapahoe Business Park, LLC: The offering period began June 13, 2003 and ended September 23, 2003. The offering raised $3,800,000, or 100% of the offering amount. The LLC with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park	100.0%	office	8/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO
      In 2003, Triple Net Properties loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004.
      NNN 901 Corporate Center, LLC: The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	8/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA
      In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions.
      NNN Jamboree Promenade, LLC: The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100% of the offering amount. The LLC with 14 unaffiliated members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	7/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA
      NNN Executive Center, LLC: The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100% of the offering amount. The LLC with 30 unaffiliated members, a shareholder of Triple Net Properties and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	8/1/03	$24,600,000	$14,950,000	381,000	Dallas, TX
      NNN Union Pines, LLC: The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100% of the offering amount. The LLC with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK
      NNN 1410 Renner, LLC: The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX
      NNN Westbay Office Park, LLC: The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC with 22 unaffiliated members retained a 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV
      In 2003, Triple Net Properties loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Triple Net Properties was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions.
      NNN Parkway Corporate Plaza, LLC: The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA
      In 2004, a major tenant vacated the property. Pursuant to the loan agreement, the lender swept all operating cash flow for a reserve. Triple Net Properties procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Triple Net Properties loaned $2,058,000 related to the letter of credit. In 2004, Triple Net Properties was repaid $1,145,000 of the loan.
      NNN Twain, LLC: The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV
      In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions.
      NNN Enclave Parkway, LLC: The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100% of the offering amount. The LLC with eight unaffiliated members,

one shareholder of Triple Net Properties and T REIT retained a 7% ownership interest in the property. The remaining 93% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX
      NNN Arapahoe Service Center 1, LLC: The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	1/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO
      NNN Amber Oaks, LLC: The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100% of the offering amount. The property is owned by three unaffiliated TICs and T REIT investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office buildings	1/20/04	$22,965,000	$15,000,000	207,000	Austin, TX
      NNN Lakeside Tech, LLC: The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100% of the offering amount. The LLC with 18 unaffiliated members retained a 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	2/6/04	$19,788,000	$14,625,000	223,000	Tampa, FL
      NNN Corporate Court, LLC: The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100% of the offering amount. The LLC with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	3/25/04	$7,570,000	$5,000,000	67,000	Irving, TX
      Triple Net Properties loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.
      NNN 801 K Street, LLC: The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100% of the offering amount. The LLC with 20 unaffiliated members, one shareholder of Triple Net Properties and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	3/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA
      Triple Net Properties loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

      NNN 100 Cyberonics Drive, LLC: The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100% of the offering amount. The LLC with nine unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	3/19/04	$15,580,000	$10,500,000	144,000	Houston, TX
      Triple Net Properties loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.
      NNN Enterprise Way, LLC: The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100% of the offering amount. The LLC with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	5/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA
      NNN Western Place, LLC: The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	429,000	Fort Worth, TX
      NNN Oakey Building 2003, LLC: The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100% of the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV
      NNN River Rock Business Center, LLC: The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN
      Triple Net Properties loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000.
      NNN Great Oaks Center, LLC: The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC with two unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA

      NNN Sugar Creek Center, LLC: The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100% of the offering amount. The LLC with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX
      NNN Emerald Plaza, LLC: The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,799,712, or 100% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two shareholders of Triple Net Properties as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA
      NNN Beltway 8 Corporate Centre, LLC: The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100% of the offering amount. The LLC with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	7/22/04	$16,200,000	$10,530,000	101,000	Houston, TX
      NNN Reserve at Maitland, LLC: The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100% of the offering amount. The LLC with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	office	8/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL
      NNN One Financial Plaza, LLC: The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO
      NNN Las Cimas, LLC: The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100% of the offering amount. The LLC with 45 unaffiliated members retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	9/27/04	$73,100,000	$46,800,000	313,000	Austin, TX
      NNN Embassy Plaza, LLC: The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100% of the offering amount. The LLC with six unaffiliated members and a shareholder of Triple Net Properties retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE
      NNN 9800 Goethe Road, LLC: The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA
      NNN 2800 East Commerce, LLC: The offering period began August 16, 2004 and remained open as of December 31, 2004. As of December 31, 2004, the offering raised $7,980,000, or 99.75% of the offering amount of $8,000,000. The LLC with three unaffiliated members, Triple Net Properties and a shareholder of Triple Net Properties, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program. The offering closed May 13, 2005, after raising an additional $20,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ
      NNN Fountain Square, LLC: The offering began August 16, 2004 and remained open as of December 31, 2004. As of December 31, 2004, the offering had raised $18,595,500, or 94.9% of the offering amount of $19,600,000. The LLC with 13 unaffiliated members and Triple Net Properties retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program. The offering closed February 17, 2005, after raising an additional $1,004,500.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL
      NNN Oak Park Office Center, LLC: The offering began September 27, 2004 and remained open as of December 31, 2004. As of December 31, 2004, the offering had raised $9,849,925 or approximately 100% of the offering amount of $9,850,000. The LLC with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program. The offering was closed on May 31, 2005, without additional offering proceeds.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX
      NNN City Centre Place, LLC: The offering began October 7, 2004 and remained open as of December 31, 2004. As of December 31, 2004, the offering had raised $9,807,438, or 96.6% of the offering amount of $10,150,000. The LLC with 36 unaffiliated members retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program. The offering closed on January 7, 2005, after raising the remaining $342,562 of the offering amount.

	Ownership	Type of	Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV

Legal Proceeding Involving Triple Net Properties
      On September 16, 2004, our sponsor learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” This investigation could result in the assertion of fines, penalties or administrative remedies. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC. Triple Net Properties has informed us that it has cooperated, and will continue to cooperate, fully with the SEC but expects this will continue to be a time-consuming and costly process. Because our advisor is controlled by Triple Net Properties, the SEC investigation could adversely impact our advisor’s ability to perform its duties to us.
FEDERAL INCOME TAX CONSIDERATIONS
General
      The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.
      We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.
REIT Qualification
      We intend to elect to be taxable as a REIT commencing with the year ending December 31, 2006. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.
      Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above will be based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”
Taxation of Healthcare/ Office REIT
      If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75% or 95% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

      The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.
      “Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.
Requirements for Qualification as a REIT
      In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification.
      The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
      The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.
      Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”
      For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.
      In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests
      To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75% Gross Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Gross Income Test.

Rents from Real Property
      The rents we will receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant, or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75% and 95% Income Tests
      Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10% or more of our stock) directly or constructively own 10% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.
      Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.
      It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Healthcare/ Office REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests
      At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of the value of our total assets may be represented by securities other than those described above in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. The 10% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

      The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.
      If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
      In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or

(2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement
      To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.
      We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.
      Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85% of our ordinary income for that year, 95% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.
      In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.
      We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
      As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.
Failure to Qualify as a REIT
      If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.
      If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.
Taxation of Taxable U.S. Stockholders

Definition
      In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
      If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.
      For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally
      Under the Jobs Growth Tax Relief Reconciliation Act of 2003, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2008 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2008), subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.
      To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
      We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions
      Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations
      Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares
      In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.
      A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”
      If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders
      We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

      Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
      Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.
      However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
      Qualified trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.
Statement of Stock Ownership
      We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
      We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.
Federal Income Tax Aspects of Our Operating Partnership
      The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership
      We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
      Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”
      Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.
      We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a

REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners
      Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
      Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
      Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.
      Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

      Basis in Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
      Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.
EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS
      The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
      In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.
      We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.
      With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.
      ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.
Plan Asset Considerations
      In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code define the term “plan assets,” a U.S. Department of Labor Regulation, referred to as the “Plan Asset Regulation,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Regulation, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the

Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Regulation applies.
      The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.
      The Plan Asset Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.
      Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”
      Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”
      In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Regulation provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by Benefit Plan investors is not “significant.” Equity participation in an entity by Benefit Plan investors is considered “significant” if 25% or more of the value of any class of equity interests in the entity is held by such Benefit Plan investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a Benefit Plan Investor), are disregarded for purposes of determining whether equity participation by Benefit Plan investors is significant. The Plan Asset Regulation provides that the 25% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25% limitation has been exceeded at the time of a redemption of interests in the entity.
      Our charter will prohibit Benefit Plan investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Regulation, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.
      In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.
      In addition, if our underlying assets are deemed to be the assets of each Benefit Plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the Benefit Plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.
      If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.
Other Prohibited Transactions
      Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Regulation, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.
      Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK
      We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.
      Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
      As of the date of this prospectus, 200 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding.
Common Stock
      The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.
      Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.
      Trust Company of America will act as our registrar and as the transfer agent for our shares.
Preferred Stock
      Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors must approve the issuance of preferred stock to our advisor or one of its affiliates. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
      An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.
      Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (5) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of the shares entitled to vote on such matter.
      Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.
      In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Restriction on Ownership of Shares
      In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.
      Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.
      Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.
      The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.
      Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
      The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.
      Our board of directors, in its sole discretion, may exempt a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the in value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

      Any stockholder of record who owns 5% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.
      Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”
Distribution Policy
      We intend to accrue and pay distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met and in which we have sufficient cash flow available for distribution, and we expect to continue to make monthly distribution payments following the end of each calendar month. As of the date of this prospectus, we do not own any investments in real estate or real estate related securities, and we have not identified any probable investments. As a result, we cannot predict when we will begin to generate sufficient cash flow to pay distributions to our stockholders. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.
      We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”
      Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, other than net capital gains, in order to qualify as a REIT.
      Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”
      Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
      We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
      We currently have a distribution reinvestment plan available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.
      During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95% of the offering price in any subsequent public equity offering during such offering, and (2) 95% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the distribution reinvestment plan may acquire shares at 95% of the per share valuation determined by our advisor or another firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the marketing support fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of our distribution reinvestment plan as currently in effect is included as Appendix C to this prospectus.
      Stockholders participating in our distribution reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of our common stock are not available for issuance under our distribution reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our advisor in writing of that fact.
      Stockholders purchasing shares of our common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.
      Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.
      You may elect to participate in the distribution reinvestment plan by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the distribution reinvestment plan by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the distribution reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.
      If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.
Proposed Share Redemption Program
      We intend to offer a share redemption program. Pursuant to the terms of our proposed share redemption, prior to the time that our shares are listed on a national securities exchange, stockholders who have held their shares for at least one year may present for redemption all or any portion of their shares by presenting such shares to us at any time in accordance with the procedures described below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay our dealer manager or our advisor or any of its affiliates any fees in connection with transactions under our share redemption program. We do not intend to implement the proposed share redemption program during this or any other primary offering unless the SEC grants us an exemption from its restrictions on issuers purchasing their securities during a distribution. Without this exemptive relief, the earliest that we could implement the proposed share redemption program would be after the completion of our primary offering.
      During this offering and for the first 12 months thereafter, the repurchase price will be $9.00 per share, and during subsequent offerings of our common stock the repurchase price will be 90% of the offering price. At 12 months subsequent to the completion of our offering stage, we will estimate the value of our shares of common stock, after which shares will be redeemed at a price equal to 90% of the price set through the valuation process. Our board of directors has delegated to our officers the right to (1) waive the one-year holding period in the event of the death or disability of a stockholder, or (2) reject any request for redemption at any time and for any reason. Redemptions sought within one year after the death or disability of a stockholder will receive 100% of the price such stockholder paid for his or her shares. For purposes of the one-year holding period, limited partners of our operating partnership who have their limited partnership units redeemed for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their limited partnership units in the operating partnership.
      Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. A stockholder may withdraw shares tendered for repurchase under our proposed share redemption program at any time prior to the date on which such shares are repurchased.
      Redemptions would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior 12 months plus such additional funds as may be reserved for that purpose by our board of directors, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made in any quarter. If in any quarter, the shares subject to redemption requests exceeds those limitations or if we do not have sufficient funds available to redeem all shares subject to redemption requests, each stockholder’s request will be reduced on a pro rata basis. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.
      Our proposed share redemption program is only intended to provide liquidity for stockholders for a small percentage or until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Please see “Risk Factors — Investment Risks — You may be unable to have your shares redeemed because your ability to redeem your shares pursuant to our proposed share redemption program is subject to significant restrictions and limitations” and “— There is currently no public market for our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”
      Our board of directors, in its sole discretion, may choose to terminate, suspend or amend the proposed share redemption program or to reduce the number of shares to be purchased under the proposed share redemption program without stockholder approval if it determines the funds otherwise available to fund our proposed share redemption program are needed for other purposes. If we terminate, amend or suspend the proposed share redemption program or reduce the number of shares to be repurchased under the proposed share redemption program, we will provide 30 days’ advance notice to stockholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q or Form 10-K, as applicable.
      The shares we redeem under our proposed share redemption program will be held as treasury stock. We will not resell such shares to the public unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.
Restrictions on Roll-Up Transactions
      In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.
      A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
      We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
      The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations
      Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.
      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions
      Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
      The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
      Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
      In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships.
Advance Notice of Director Nominations and New Business
      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws
      The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT
General
      NNN Healthcare/ Office REIT Holdings, L.P. was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.
      The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.
      The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities, including other Triple Net programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
      We intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 1.0% equity percentage interest in our operating partnership. Our advisor is currently the only limited partner of our operating partnership and holds a 99.0% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby our advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
      The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.
Capital Contributions
      If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

      As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.
Issuance of Additional Units
      As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.
      Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.
Operations
      The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”
      In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.
Distributions and Allocations
      We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 15% of any remaining net proceeds from sales will be distributed to Healthcare/ Office Advisor, and the other 85% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by our operating partnership (all of which we intend to distribute to our stockholders) and by any amounts paid by us to redeem shares pursuant to our share redemption program.
      If our shares become listed on a national securities exchange, Healthcare/ Office Advisor will no longer be entitled to participate in proceeds from sales as described above. However, if Healthcare/ Office Advisor has not been terminated under the advisory agreement as of the date we become listed, Healthcare/ Office Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by our operating partnership from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. For purposes of the distribution upon a listing, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange. The distribution may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the market value of our shares as described above. Upon payment of this distribution, all limited partnership units in our operating partnership held by Healthcare/ Office Advisor will be redeemed for cash equal to the value of an equivalent number of our shares of common stock.
      Healthcare/ Office Advisor will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of our advisory agreement. Upon termination of the advisory agreement, other than a termination by us for cause, Healthcare/ Office Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Healthcare/ Office Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the date of termination, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by Healthcare/ Office Advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.
      Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.
      The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that Healthcare/ Office Advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, there will be a corresponding allocation of profits of our operating partnership to Healthcare/ Office Advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

      Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
Amendments
      In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.
      Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.
Redemption Rights
      The limited partners of our operating partnership, including our advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.
      Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.
      We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
      Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

      As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.
      As discussed above under “— Distributions and Allocations,” upon payment of either a distribution upon listing or a distribution upon termination to Healthcare/ Office Advisor, all units in our operating partnership held by Healthcare/ Office Advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.
Transferability of Interests
      We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.
      With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, Healthcare/ Office Advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor.
Term
      Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.
Tax Matters
      We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.
Indemnification
      The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including Healthcare/ Office Advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), Healthcare/ Office Advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.
      In addition, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”
PLAN OF DISTRIBUTION
General
      We are offering a minimum of $2,000,000 and a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.
      Prior to the time we sell at least $2,000,000 in shares of our common stock, your subscription payments will be placed in an account held by our escrow agent, Trust Company of America, and will be held in trust for your benefit. If the minimum offering of $2,000,000 in shares is not sold by [                    ], 2007 (which is one year after the date of this prospectus), we will cancel this offering and your funds in the escrow account, with any interest earned thereon, will be returned to you within 10 business days. We will bear all of the expenses of the escrow and, as such, the amount to be returned to any subscriber will not be reduced for such expenses. We have no right to extend the minimum offering period. If the minimum offering of $2,000,000 in shares is sold and if this offering continues thereafter, the offering of shares will terminate on or before [                    ], 2008. However, we reserve the right to terminate this offering at any time prior to such termination date.
      Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares because we have not had any operations as of the date of this prospectus and we have no assets other than subscription proceeds from the sale of shares of our common stock to our advisor at $10.00 per share and the sale of units in our operating partnership to our advisor at $10.00 per unit.
Dealer Manager and Participating Broker-Dealer Compensation and Terms
      NNN Capital Corp., an affiliate of our advisor and a registered broker-dealer, is serving as the dealer manager for this offering on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The dealer manager may authorize certain other broker-dealers who are members of the NASD, who we refer to as participating broker-dealers, to sell our shares. Except as provided below, the dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a marketing support fee for shares sold in the primary offering. In addition, we may reimburse the dealer manager an additional 0.5% of gross offering proceeds from the primary offering for its bona fide due diligence expenses and for those of the participating broker-dealers. No selling commission, marketing support fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.
      The dealer manager may allow participating broker-dealers a portion of the marketing support fee of up to 0.5% of the gross sales of the broker-dealer in the primary offering. In addition, the dealer manager may re-allow its due diligence expense reimbursement to participating dealer-brokers incurring such costs. Our advisor will receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Of the estimated $30,000,000 maximum organizational and offering expense reimbursement, approximately $10,000,000 of the expenses (or 0.5% of the gross proceeds from our primary offering assuming we sell $2,000,000,000 in shares of our common stock pursuant to the primary offering) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to NASD Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, marketing support fee and the due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering without recourse against or reimbursement by us.
      In no event shall the total aggregate underwriting compensation, including selling commissions and the marketing support fee, but excluding due diligence expense reimbursements, exceed 10.0% of gross offering proceeds in the aggregate. In addition, expense reimbursements for bona fide due diligence expenses of the dealer manager and participating broker-dealers will not exceed 0.5% of gross offering proceeds in the aggregate.
      We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.
      The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.
      Our executive officers and directors, as well as officers and employees of our advisor and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share, the marketing support fee in the amount of $0.25 per share and the due diligence expense reimbursement of $0.05 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates have agreed to hold their shares purchased as stockholders for investment and not with a view towards distribution. Shares purchased by our executive officers and directors, the dealer manager and our advisor or its affiliates will not count toward the sale of the minimum offering proceeds of $2,000,000 required to be sold in this offering.

      No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.
      In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0	9.90
100,001 to 200,000	5.0	9.80
200,001 to 500,000	4.0	9.70
500,001 to 750,000	3.0	9.60
750,001 to 1,000,000	2.0	9.50
1,000,001 and up	1.0	9.40
      The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.
      The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.
      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”
      For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

      Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.
Minimum Offering
      Subscription proceeds will be placed in escrow until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and by our advisor or its affiliates will not count toward the sale of the minimum amount of shares required to be sold in this offering. Funds in escrow will be invested only in permissible investments, including short-term investments, such as obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.
      If the minimum offering has not been received and accepted by [                    ], 2007 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will return your funds, together with any interest earned thereon, and subscription agreement within 10 business days. We have no right to extend the minimum offering period. In such event, our escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for escrow expenses.
Admission of Stockholders
      After we reach the minimum offering, funds being held in escrow will be released to us as we accept subscriptions. We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow agreement into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.
Minimum Investment
      The minimum purchase is 250 shares, which equals a minimum investment of $2,500, except in certain states where the minimum purchase is higher. See “Suitability Standards.” After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 10 shares ($100), except for purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts.
      The dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the dealer manager or the participating broker-dealer will be responsible for determining suitability.
      The dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
REPORTS TO STOCKHOLDERS
      We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.
      While we are required by the Securities Exchange Act of 1934 to file with the SEC quarterly reports on Form 10-Q and annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder within 60 days after the end of each fiscal quarter or 90 days after the end of each fiscal year, as applicable. Stockholders also may receive a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, we will still furnish stockholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.
      We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.
SUPPLEMENTAL SALES MATERIAL
      In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing the advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
      No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.
      The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS
      The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. See “Conflicts of Interest.”
EXPERTS
      The consolidated balance sheet of NNN Healthcare/ Office REIT, Inc. as of April 20, 2006 (date of inception) has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

INDEX TO FINANCIAL STATEMENTS
OF
NNN HEALTHCARE/ OFFICE REIT, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder
NNN Healthcare/ Office REIT, Inc.
      We have audited the accompanying consolidated balance sheet of NNN Healthcare/ Office REIT, Inc. and subsidiary, a Maryland Corporation, (the “Company”), as of April 28, 2006 (date of inception). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of April 28, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Los Angeles, California
April 28, 2006

NNN HEALTHCARE/ OFFICE REIT, INC.
CONSOLIDATED BALANCE SHEET
April 28, 2006 (date of inception)

April 28, 2006

ASSETS
Cash	$202,000

Total assets	$202,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Commitments and contingencies
Minority interest of limited partnership in Operating Partnership	$200,000

Preferred stock, $0.01 par value, 200,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 200 shares issued and outstanding	2
Additional paid in capital	1,998

Total stockholder’s equity	2,000

Total liabilities and stockholder’s equity	$202,000

The accompanying notes are an integral part of this consolidated financial statement.

NNN HEALTHCARE/ OFFICE REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
April 28, 2006 (date of inception)

1.	ORGANIZATION AND NATURE OF BUSINESS
      NNN Healthcare/ Office REIT, Inc., a Maryland corporation, or Healthcare/ Office REIT, was formed on April 20, 2006 and intends to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. We may also invest in real estate related securities. If we meet qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our first full tax year. The use of the words “we,” “us” or “our” refers to NNN Healthcare/ Office REIT, Inc. and its subsidiary, except where the context otherwise requires.
      We are planning to commence a best efforts initial public offering, or the Offering, in which we intend to offer a minimum of 200,000 shares of our common stock and a maximum of 200,000,000 shares of our common stock for $10 per share and 21,052,632 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.
      We anticipate that we will conduct substantially all of our operations through NNN Healthcare/ Office REIT Holdings, L.P., or Healthcare/ Office OP. Subject to certain restrictions and limitations, our business will be managed by NNN Healthcare/ Office REIT Advisor, LLC, or our Advisor, an affiliate of us, pursuant to an advisory agreement between Healthcare/ Office REIT, Healthcare/ Office OP, our Advisor and Triple Net Properties, LLC. Our Advisor will supervise and manage our day-to-day operations and will select the properties and securities we acquire, subject to oversight by the board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., an affiliate of our Advisor, which is 84% owned by Anthony W. Thompson, our initial director, to provide various services to us and our properties.
      As of April 28, 2006, we have neither purchased nor contracted to purchase any investments. Our Advisor has not identified any real estate or real estate related securities in which it is probable that we will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation in Future Financial Statements
      We intend to operate in an umbrella partnership REIT structure in which Healthcare/ Office OP, or our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and as of April 28, 2006 own a 1% general partnership interest therein. Our advisor is a limited partner and as of April 28, 2006 owns a 99% limited partnership interest, and is a special limited partner in the operating partnership. Management expects our ownership percentage in Healthcare/ Office OP to increase significantly as we invest net proceeds from the Offering in Healthcare/ Office OP. Healthcare/ Office OP currently has no operations and no assets other than the partners’ initial capital contributions. Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

Use of Estimates
      The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the

NNN HEALTHCARE/ OFFICE REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Income Taxes
      For the year ending December 31, 2006, we intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2006. We have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to quality as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

3.	RELATED PARTY TRANSACTIONS
      On April 26, 2006, our Advisor purchased 200 shares of common stock of Healthcare/ Office REIT for total cash consideration of $2,000 and was admitted as the initial stockholder.
      On April 20, 2006, Healthcare/ Office REIT formed Healthcare/ Office OP. On April 26, 2006, Healthcare/ Office REIT made an initial capital contribution to Healthcare/ Office OP of $2,000 and our Advisor made an initial capital contribution of $200,000 to Healthcare/ Office OP. Healthcare/ Office REIT used the proceeds from its sale of stock to our Advisor to make such capital contribution to Healthcare/ Office OP. As of April 28, 2006, Healthcare/ Office REIT owned a 1% general partnership interest in Healthcare/ Office OP and our Advisor owned a 99% limited partnership interest.
      Our organizational and offering costs are paid by our Advisor or its affiliates on our behalf and as of April 26, 2006, $663,000 have been incurred. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational and offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to stockholders’ equity as such amounts are reimbursed to our Advisor or its affiliates from the gross proceeds of the offering.

4.	STOCKHOLDER’S EQUITY

Common Stock
      We are offering and selling to the public up to 200,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 21,052,632 shares of our $0.01 par value common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share. Our charter authorizes us to issue 1,000,000,000 shares of our common stock.

Preferred Stock
      Our charter authorizes us to issue 200,000,000 shares of our $0.01 par value preferred stock.

Share Redemption Program
      Our board of directors has approved, but delayed the adoption of, a share redemption program. We will not adopt the share redemption program until the earlier of (i) the completion or termination of the

NNN HEALTHCARE/ OFFICE REIT, INC.
NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
offering, which may last until 2008, and receipt of formal or informal relief from the issuer tender offer rules or (ii) receipt by us from the SEC of exemptive relief from rules restricting issuer purchases during distributions and formal or informal relief from the issuer tender offer rules, which relief we may never obtain. The proposed share redemption program allows for share redemptions by us when certain criteria are met. Share redemptions will be made at the sole discretion of the board of directors.

Incentive Plan and Independent Directors Compensation Plan
      We intend to adopt the 2006 Incentive Plan, or the incentive stock plan, and the 2006 Independent Directors Compensation Plan (a sub-plan of the incentive stock plan). Under the terms of the incentive stock plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares.

5.	SUBORDINATED PARTICIPATION INTEREST
      Pursuant to our Form of Agreement of Limited Partnership approved by our initial director, upon termination of the advisory agreement, other than a termination by the Company for cause, our Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement.

APPENDIX A
PRIOR PERFORMANCE TABLES
      The following Prior Performance Tables, or Tables, provide information relating to real estate investment programs sponsored by our sponsor, Triple Net Properties, or Prior Programs, through December 31, 2004. As of December 31, 2004, Triple Net Properties has served as advisor or sponsor of 84 real estate investment programs, consisting of four public programs required to file public reports with the SEC and 84 private programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to investors; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of the properties. One difference in investment objectives between us and the other public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT focused on government-oriented office properties; T REIT focused on commercial properties located in tax free states; 2002 Value Fund focused on investments in three office properties; and 2003 Value Fund focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties.
      The private programs sponsored by Triple Net Properties also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT that invests in a diversified portfolio of real estate and real estate related securities, the private programs generally were structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company.
      As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in the “Prior Performance Summary” section of this prospectus.
      As an investor in our company, you will not own any interest in the Prior Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Programs.
      Our advisor is owned and managed by Triple Net Properties. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties and any real estate related securities investments we make, and rendering other portfolio management services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.
      The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Annual Operating Results of Prior Programs (Unaudited)

Table IV — Results of Completed Programs (Unaudited)

Table V — Sales or Disposals of Properties (Unaudited)
Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

      Triple Net Properties presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by Triple Net Properties in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. Triple Net Properties presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. Because it is a corporation, Western Real Estate Investment Trust, Inc., or WREIT, is the only private program for which Triple Net Properties reports and presents Table III data in accordance with the accrual method of accounting for income tax purposes. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by Triple Net Properties in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the IRS using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.
      While SEC rules and regulations allow Triple Net Properties to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2004
     Table I presents the experience of Triple Net Properties, LLC in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2004. As of December 31, 2004 there were four public programs.

		NNN			NNN	Public
		2002 Value	Initial Offering	Second Offering	2003 Value	Program
	T REIT, Inc.	Fund, LLC	G REIT, Inc.	G REIT, Inc.	Fund, LLC	Totals

Dollar Amount Offered	$100,000,000	$30,000,000	$200,000,000	$270,000,000	$50,000,000	$650,000,000

Dollar Amount Raised	46,395,000	29,799,000	200,000,000	237,315,000	50,000,000	$563,509,000

Percentage Amount Raised	46.4%	99.3%	100.0%	87.9%	100.0%	86.7%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	7.5%	7.0%	8.0%
Marketing Support & Due Diligence Reimbursement	1.5%	2.5%	2.0%	3.0%	2.5%
Organization & Offering Expenses (Note 1)	2.5%	2.5%	2.5%	2.0%	2.5%
Due Diligence Allowance (Note 2)	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	0.0%	8.0%	0.0%	0.0%	8.0%

Percent Available for Investment	88.0%	79.0%	88.0%	88.0%	79.0%
Acquisition Cost:
Cash Down Payment	87.5%	71.0%	87.5%	87.5%	71.0%
Loan Fees	0.0%	2.5%	0.0%	0.0%	2.5%
Acquisition Fees Paid to Affiliates	0.5%	5.5%	0.5%	0.5%	5.5%

Total Acquisition Cost	88.0%	79.0%	88.0%	88.0%	79.0%

Percent Leveraged	34.4%	68.6%	58.4%	58.4%	36.5%
Date Offering Began	22-Feb-00	15-May-02	22-Jul-02	23-Jan-04	11-Jul-03
Date Offering Ended	31-May-02	14-Jul-03	9-Feb-04	30-Apr-04	14-Oct-04
Length of Offering (months)	27	14	19	3	15
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	27	13	18	N/A	14
Number of Investors	2,040	545	13,973 (Note 3)	13,973 (Note 3)	785
Notes:

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.
(3)	Total number of investors for Initial Offering and Second Offering at December 31, 2004.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2004
     Table II presents the types of compensation paid to Triple Net Properties, LLC and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2004. As of December 31, 2004, there were four public programs which paid compensation to Triple Net Properties, LLC and its affiliates. Property management fees, asset management fees, real estate commissions, refinancing fees, and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

			2002	2003	Total
	T REIT, Inc	G REIT, Inc.	Value Fund, LLC	Value Fund, LLC	All Programs

Date Offering Commenced	22-Feb-00	22-Jul-02	15-May-02	11-Jul-03
Dollar Amount Raised	$46,395,000	$437,315,000	$29,799,000	$50,000,000	$563,509,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$3,576,000	$30,443,000	$2,089,000	$3,898,000	$40,006,000
Marketing Support & Due Diligence Reimbursement	671,000	10,818,000	2,005,000	1,251,000	14,745,000
Organization & Offering Expenses	860,000	3,036,000	249,000	1,394,000	5,539,000
Due Diligence Allowance	—	—	—	—	—
Loan Fees	—	—	1,000	—	1,000
Acquisition Fees	—	—	1,192,000	1,783,000	2,975,000

Totals	$5,107,000	$44,297,000	$5,536,000	$8,326,000	$63,266,000

Amounts Paid to Sponsor at Acquisition for Real Estate Commissions	$1,547,000	$21,074,000	$1,730,000	$1,135,000	$25,486,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$8,550,000	$52,764,000	$7,917,000	$2,922,000	$72,153,000

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$106,000	$—	$—	$—	$106,000
Asset Management Fees	157,000	—	—	—	157,000
Leasing Commissions	1,000	—	—	—	1,000

Totals	$264,000	$—	$—	$—	$264,000

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$225,000	$24,000	$21,000	$—	$270,000
Asset Management Fees	(157,000)	—	—	—	(157,000)
Leasing Commissions	13,000	—	—	—	13,000

Totals	$81,000	$24,000	$21,000	$—	$126,000

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$195,000	$458,000	$463,000	$—	$1,116,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions	31,000	14,000	141,000	—	186,000

Totals	$226,000	$472,000	$604,000	$—	$1,302,000

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	$343,000	$4,293,000	$840,000	$272,000	$5,748,000
Asset Management Fees	—	—	—	—	—
Leasing Commissions	48,000	801,000	630,000	—	1,479,000

Totals	$391,000	$5,094,000	$1,470,000	$272,000	$7,227,000

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$745,000	$—	$—	$—	$745,000
Refinancing Fees	—	—	—	—	—

Totals	$745,000	$—	$—	$—	$745,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004.

	Year Ended December 31,

	2004	2003	2002	Total

Gross Revenues	$94,910,000	$12,427,000	$733,000	$108,070,000
Profit on Sale of Properties	—			—
Interest, Dividends & Other Income	423,000	124,000	18,000	565,000
Gain on Sale of Marketable Securities	1,231,000			1,231,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(604,000)	204,000		(400,000)
Income (Loss) from Discontinued Operations	—			—
Less: Operating Expenses	40,262,000	4,750,000	205,000	45,217,000
General and Administrative Expenses	3,401,000	1,520,000	170,000	5,091,000
Interest Expense (Note 1)	18,951,000	2,648,000	248,000	21,847,000
Depreciation & Amortization	34,833,000	3,756,000	102,000	38,691,000
Minority Interest	(9,000)	3,000		(6,000)
Income Taxes	398,000			398,000

Net Income — GAAP Basis	(1,876,000)	78,000	26,000	$(1,772,000)

Taxable Income From:
Operations	11,273,000	1,083,000	(16,000)	12,340,000
Gain on Sale	251,000	—	—	251,000
Cash Generated From:
Operating Activities	39,905,000	7,878,000	(609,000)	47,174,000
Investing Activities	(563,218,000)	(291,418,000)	(26,101,000)	(880,737,000)
Financing Activities (Note 2)	552,058,000	296,053,000	35,259,000	883,370,000

Cash Generated From Operations, Investing & Financing	28,745,000	12,513,000	8,549,000	49,807,000
Less: Cash Distributions From:
Operating Activities — to Investors	26,335,000	5,285,000	—	31,620,000
Operating Activities — to Minority Interest	376,000	74,000		450,000
Investing & Financing Activities	—	—	—	—
Other (return of capital)	—	—	170,000	170,000

Cash Generated (Deficiency) after Cash Distributions	2,034,000	7,154,000	8,379,000	17,567,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,034,000	$7,154,000	$8,379,000	$17,567,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$30.19	$13.14	$(3.95)
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors (Note 3)
Sources (on GAAP basis)
— Operating Activities	70.54	64.12	—
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—
— Investing & Financing Activities	—	—	—
— Operations	70.54	64.12	—
— Other (Return of Capital)	$—	$—	$41.98
Notes:
(1) Includes amortization of deferred financing costs
(2) Includes proceeds from issuance of common stock — net	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
T REIT, INC.
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004.

	Year Ended December 31,

	2004	2003	2002	2001	2000	Total

Gross Revenues	$4,959,000	$1,068,000	$304,000	$197,000	$204,000	$6,732,000
Profit on Sale of Properties	2,466,000	2,614,000	213,000	(178,000)	—	5,115,000
Interest, Dividends & Other Income	535,000	116,000	283,000	—	—	934,000
Gain on Sale of Marketable Securities	109,000	—	—	—	—	109,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	581,000	1,160,000	1,126,000	62,000	—	2,929,000
Income (Loss) from Discontinued Operations	89,000	766,000	1,042,000	27,000	4,000	1,928,000
Less: Operating Expenses	1,868,000	265,000	102,000	—	33,000	2,268,000
General and Administrative Expenses	1,264,000	815,000	539,000	572,000	132,000	3,322,000
Interest Expense (Note 1)	1,187,000	305,000	13,000	—	121,000	1,626,000
Depreciation & Amortization	1,961,000	150,000	21,000	—	23,000	2,155,000
Minority Interest	(85,000)	—	—	—	—	(85,000)
Income Taxes	—	—	—	—	—	—

Net Income — GAAP Basis	$2,544,000	$4,189,000	$2,293,000	$(464,000)	$(101,000)	$8,461,000

Taxable Income From:
Operations	1,197,000	(1,100,000)	(683,000)	(413,000)	(77,000)	(1,076,000)
Gain on Sale	2,545,000	2,547,000	284,000	(182,000)	—	5,194,000
Cash Generated From:
Operating Activities	3,590,000	2,950,000	2,290,000	(1,242,000)	279,000	7,867,000
Investing Activities	(14,333,000)	2,517,000	(19,279,000)	(7,492,000)	(5,225,000)	(43,812,000)
Financing Activities (Note 2)	9,731,000	4,439,000	22,334,000	12,996,000	5,343,000	54,843,000

Cash Generated From Operations, Investing & Financing	(1,012,000)	9,906,000	5,345,000	4,262,000	397,000	18,898,000
Less: Cash Distributions From:
Operating Activities — to Investors	3,438,000	2,950,000	2,290,000	—	149,000	8,827,000
Operating Activities — to Minority Interest	152,000					152,000
Investing & Financing Activities	—	—	—	—	—	—
Other (return of capital)	358,000	896,000	573,000	863,000	—	2,690,000

Cash Generated (Deficiency) after Cash Distributions	(4,960,000)	6,060,000	2,482,000	3,399,000	248,000	7,229,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(4,960,000)	$6,060,000	$2,482,000	$3,399,000	$248,000	$7,229,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$25.85	$(23.52)	$(17.02)	$(29.54)	$(33.73)
— from recapture	—	—	—	—	—
Capital Gain (Loss)	54.97	54.47	7.08	(13.02)	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Operating Activities	74.25	63.09	57.06	—	65.27
— Investing & Financing Activities	—	—	—	—	—
— Other (Return of Capital)	7.73	19.16	14.28	61.73	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Investing & Financing Activities	—	—	—	—	—
— Operations	74.25	63.09	57.06		65.27
— Other (Return of Capital)	$7.73	$19.16	$14.28	$61.73	$—
Notes:
(1) Includes amortization of deferred financing costs
(2) Includes proceeds from issuance of common stock — net	$—	$—	$19,343,000	$16,008,000	$5,343,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004.

		From June 19, 2003
		(Date of Inception)
	Year Ended	through
	December 31, 2004	December 31, 2003	Total

Gross Revenues	$2,660,000	$—	$2,660,000
Profit on Sale of Properties	—	—	—
Interest, Dividends & Other Income	86,000	3,000	89,000
Gain on Sale of Marketable Securities	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	(682,000)	(132,000)	(814,000)
Income (Loss) from Discontinued Operations	(41,000)	—	(41,000)
Less: Operating Expenses	1,924,000	11,000	1,935,000
General and Administrative Expenses	414,000	7,000	421,000
Interest Expense (Note 1)	957,000	—	957,000
Depreciation & Amortization	1,212,000	—	1,212,000
Minority Interest	(182,000)	(31,000)	(213,000)
Income Taxes	—	—	—

Net Income — GAAP Basis	$(2,302,000)	$(116,000)	$(2,418,000)

Taxable Income From:
Operations	680,000	231,000	911,000
Gain on Sale	—	—	—
Cash Generated From:
Operating Activities	2,476,000	174,000	2,650,000
Investing Activities	(45,158,000)	(9,932,000)	(55,090,000)
Financing Activities	52,269,000	12,437,000	64,706,000

Cash Generated From Operations, Investing & Financing	9,587,000	2,679,000	12,266,000
Less: Cash Distributions From:
Operating Activities — to Investors	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	408,000	19,000	427,000
Investing & Financing Activities	—	—	—
Other (return of capital)	—	—	—

Cash Generated (Deficiency) after Cash Distributions	7,271,000	2,625,000	9,896,000
Less: Special Items (not including Sales & Refinancing)	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$7,271,000	$2,625,000	$9,896,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$22.09	$71.19
— from recapture	—	—
Capital Gain (Loss)	—	—
Cash Distributions to Investors (Note 2)
Sources (on GAAP basis)
— Operating Activities	61.97	10.79
— Investing & Financing Activities	—	—
— Other (Return of Capital)	—	—
Sources (on Cash basis)
— Sales	—	—
— Investing & Financing Activities	—	—
— Operations	61.97	10.79
— Other (Return of Capital)	$—	$—

Notes:
(1) Includes amortization of deferred financing costs
(2) Cash Distributions per $1,000 invested excludes distributions to minority interests

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC
     Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004.

			From May 15, 2002
	Year Ended December 31,		(Date of Inception)
			through
	2004	2003	December 31, 2002	Total

Gross Revenues	$10,008,000	$4,904,000	$—	$14,912,000
Profit on Sale of Properties				—
Interest, Dividends & Other Income	55,000	57,000	2,000	114,000
Gain on Sale of Marketable Securities	—			—
Equity in Earnings (Loss) of Unconsolidated Real Estate	(278,000)	84,000		(194,000)
Income (Loss) from Discontinued Operations	(115,000)	(651,000)	(109,000)	(875,000)
Less: Operating Expenses	3,885,000	2,311,000		6,196,000
General and Administrative Expenses	380,000	119,000	25,000	524,000
Interest Expense(1)	1,647,000	886,000	40,000	2,573,000
Depreciation & Amortization	3,630,000	1,559,000		5,189,000
Minority Interest	312,000	54,000		366,000
Income Taxes	—			—

Net Income — GAAP Basis	$(184,000)	$(535,000)	$(172,000)	$(891,000)

Taxable Income From:
Operations	732,000	137,000	132,000	1,001,000
Gain on Sale	—	—	—	—
Cash Generated From:
Operating Activities	2,984,000	2,140,000	698,000	5,822,000
Investing Activities	(2,170,000)	(47,060,000)	(7,959,000)	(57,189,000)
Financing Activities	2,068,000	44,416,000	11,619,000	58,103,000

Cash Generated From Operations, Investing & Financing	2,882,000	(504,000)	4,358,000	6,736,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,027,000	1,693,000	35,000	3,755,000
Operating Activities — to Minority Interest	957,000	447,000	—	1,404,000
Investing & Financing Activities		—		—
Other (return of capital)	410,000	100,000		510,000

Cash Generated (Deficiency) after Cash Distributions	(512,000)	(2,744,000)	4,323,000	1,067,000
Less: Special Items (not including Sales & Refinancing)		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(512,000)	$(2,744,000)	$4,323,000	$1,067,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$24.56	$5.64	$67.35
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Operating Activities	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—
— Other (Return of Capital)	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—
— Operations	68.02	69.71	17.86
— Other (Return of Capital)	$13.76	$4.12	$—
Notes:
(1) Includes amortization of deferred financing costs
(2) Cash Distributions per $1,000 invested excludes distributions to minority interests

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2004
      Table V presents the sales or disposals of properties in prior public programs during the three years prior to December 31, 2004.

			Selling Price, Net of Closing Costs & GAAP Adjustments

					Purchase		Adjustments
			Cash Received	Mortgage	Mortgage		Resulting from
	Date	Date of	Net of Closing	Balance at	Taken Back		Application of
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	By Program(4)		GAAP	Total(10)

Seguin Corners(5)	Nov-00	Aug-02	$192,000	$440,000	N/A		N/A	$632,000
Plaza Del Rey(6)	Nov-00	Sep-02	$197,000	$814,000	N/A		N/A	$1,011,000
Titan Land	Apr-02	Oct-02	$111,000		N/A		N/A	$111,000
Northstar Crossing	Oct-00	Jan-03	$1,015,000	$2,867,000	N/A		N/A	$3,882,000
Thousand Oaks	Dec-00	Aug-03	$6,100,000	$8,750,000	N/A		N/A	$14,850,000
Pahrump	May-01	Sep-03	$5,950,000	$11,884,000	N/A		N/A	$17,834,000
Gateway Mall	Jan-03	Mar-04	$2,452,000	$4,876,000	$8,700,000	(8)	N/A	$16,028,000
Gateway Mall Land	Feb-04	Sep-04	$794,000		$528,000	(9)	N/A	$1,322,000
Saddleback Financial Center(7)	Sep-02	Dec-04	$1,619,000	$1,817,000	N/A		N/A	$3,436,000

(1)	No sales were to affiliated parties.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	The amounts shown are the face amounts and do not represent discounted current value.
(5)	Represents results only for T REITs 26% tenant in common interest.
(6)	Represents results only for T REITs 16.5% tenant in common interest.
(7)	Represents results only for T REITs 25% tenant in common interest.
(8)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000. The new note bears interest at 8.6% per annum and matures on August 1, 2006.
(9)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005.

(10)	Includes taxable gain/(loss) from the sale in the amount of $7,000 for Sequin Corners, $238,000 for Plaza Del Rey, $(22,000) for Northstar Crossing, $2,569,000 for Pahrump, $1,477,000 for Gateway Mall, $243,000 for Gateway Mall Land, and $716,000 for Saddleback Financial Center. Includes ordinary income from the sale in the amount of $39,000 for Titan Land. No gain was recognized for tax purposes on the sale of Thousand Oaks as we reinvested the net proceeds from the sale in a like-kind exchange under Section 1031 of the Code.
All sales and dispositions of properties are for investments of T REIT, Inc.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Concluded)
PUBLIC PROGRAMS
December 31, 2004
      Table V presents the sales or disposals of properties in prior public programs during the three years prior to December 31, 2004.

	Cost of Properties Including Closing & Soft Costs
					Excess
		Total			(Deficiency)
		Acquisition			of Property
		Costs, Capital			Operating
	Original	Improvements		Gain on	Cash Receipts
	Mortgage	Closing & Soft		sale of	Over Cash
Property	Financing	Costs(3)	Total	Investment	Expenditures

Seguin Corners(5)	$142,000	$386,000	$528,000	$104,000	N/A
Plaza Del Rey(6)	$659,000	$282,000	$941,000	$70,000	N/A
Titan Land		$76,000	$76,000	$35,000	N/A
Northstar Crossing	$2,695,000	$1,378,000	$4,073,000	$(191,000)	N/A
Thousand Oaks	$10,838,000	$1,912,000	$12,750,000	$2,100,000	N/A
Pahrump	$12,435,000	$4,525,000	$16,960,000	$874,000	N/A
Gateway Mall	$5,000,000	$10,259,000	$15,259,000	$769,000	N/A
Gateway Mall Land		$468,000	$468,000	$854,000	N/A
Saddleback Financial Center(7)	$1,913,000	$670,000	$2,583,000	$853,000	N/A

(1)	No sales were to affiliated parties.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	The amounts shown are the face amounts and do not represent discounted current value.
(5)	Represents results only for T REITs 26% tenant in common interest.
(6)	Represents results only for T REITs 16.5% tenant in common interest.
(7)	Represents results only for T REITs 25% tenant in common interest.
(8)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000. The new note bears interest at 8.6% per annum and matures on August 1, 2006.
(9)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005.

(10)	Includes taxable gain/(loss) from the sale in the amount of $7,000 for Sequin Corners, $238,000 for Plaza Del Rey, $(22,000) for Northstar Crossing, $2,569,000 for Pahrump, $1,477,000 for Gateway Mall, $243,000 for Gateway Mall Land, and $716,000 for Saddleback Financial Center. Includes ordinary income from the sale in the amount of $39,000 for Titan Land. No gain was recognized for tax purposes on the sale of Thousand Oaks as we reinvested the net proceeds from the sale in a like-kind exchange under Section 1031 of the Code.
All sales and dispositions of properties are for investments of T REIT, Inc.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2004
     Table I presents the experience of Triple Net Properties, LLC in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2004. As of December 31, 2004, there were 61 private programs which closed in the preceding three years. 60 programs are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. NNN 2001 Value Fund, LLC is a blind pool LLC membership investment and has invested in three properties. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2004 there were 14 affiliated investments by public programs in private programs. These affiliated investments are aggregated and disclosed in Table I. Table I further reflects the impact of the aggregate affiliated ownership on offering proceeds by excluding the affiliated program ownerships.

					Total Private
				Less:	Programs
	NNN	60	Subtotal of	14 Affiliated	Excluding
	2001 Value	TIC	61 Private	Program	Affiliated
	Fund, LLC	Programs	Programs	Ownerships	Ownerships

Dollar Amount Offered	$11,000,000	$590,154,344	$601,154,344	$62,134,586	$539,019,758

Dollar Amount Raised	10,992,321	586,141,928	597,134,249	62,134,586	$534,999,663

Percentage Amount Raised	99.9%	99.3%	99.3%	100.0%	99.3%

Less Offering Expenses:
Selling Commissions	8.0%	7.6%	7.6%	7.5%	7.6%
Marketing Support & Due Diligence Reimbursement	2.5%	2.6%	2.6%	2.4%	2.7%
Organization & Offering Expenses(1)	3.5%	3.7%	3.7%	3.7%	3.7%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	20.6%	6.3%	6.6%	9.7%	6.1%

Percent Available for Investment	65.4%	79.8%	79.5%	76.6%	79.9%
Acquisition Cost:
Cash Down Payment	60.0%	77.3%	76.9%	73.2%	77.3%
Loan Fees	2.4%	2.2%	2.2%	2.0%	2.2%
Acquisition Fees Paid to Affiliates	3.0%	0.3%	0.4%	n/a	0.4%

Total Acquisition Cost	65.4%	79.8%	79.5%	75.3%	79.9%

Percent Leveraged	48%	66%
		August 16, 2001 to
Date Offering Began	12-Mar-01	October 7, 2004
		February 6, 2002 to
Date Offering Ended	30-Jun-02	May 13, 2005
Length of Offering (months)	16	1 to 12 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	15	1 to 7 months
Number of Investors
Shareholders	—	—	—	—	—
LLC Members	266	837	1,103	10	1,093
Tenants In Common (TICs)	—	978	978	4	974

Total	266	1,815	2,081	14	2,067

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.
(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2004
     Table II presents the types of compensation paid to Triple Net Properties, LLC and its affiliates in connection with prior programs during the three years prior to December 31, 2004. As of December 31, 2004, there were 84 programs which paid compensation to Triple Net Properties, LLC and its affiliates during the preceding three years. 61 private program offerings closed in the past three years. 60 are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. At December 31, 2004, there were 14 affiliated investments by public programs in private programs. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs.
     23 Other Programs have offerings which closed before December 31, 2001 and made payments to Triple Net Properties, LLC and its affiliates in the three years prior to December 31, 2004.

	NNN 2001	60 TIC	23 Other	Subtotal of	Less: 14 Affiliated	Excluding
	Value Fund, LLC	Programs	Programs	84 Private Programs	Program Ownerships	Affiliated Ownerships

Date Offering Commenced	12-Mar-01
Dollar Amount Raised	$10,992,321	$586,141,928	$107,341,555	$704,475,804	$62,134,586	$642,341,218

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$879,386	$44,554,331	$—	$45,433,716	$4,682,685	$40,751,031
Marketing Support & Due Diligence Reimbursement	274,808	15,521,167	—	15,795,975	1,504,401	14,291,574
Organization & Offering Expenses	384,731	21,693,501	—	22,078,233	2,288,123	19,790,110
Due Diligence Allowance	—	—	—	—	—	—
Loan Fees	—	2,352,342	—	2,352,342	—	2,352,342
Acquisition Fees	329,770	1,867,404	—	2,197,174	—	2,197,174

Totals	$1,868,695	$85,988,745	$—	$87,857,439	$8,475,209	$79,382,230

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$435,000	$38,188,418	$—	$38,623,418	$3,726,024	$34,897,394

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$909,151	$93,618,688	$38,853,509	$133,381,349	$11,727,387	$121,653,961

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$134,054	$462,511	$2,192,940	$2,789,505	$24,823	$2,764,682
Asset Management Fees	—	—	441,124	441,124	—	441,124
Leasing Commissions	55,320	50,883	725,838	832,042	15,054	816,988

Totals	$189,374	$513,394	$3,359,903	$4,062,671	$39,877	$4,022,794

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$84,023	$776,166	$1,060,568	$1,920,757	$86,828	$1,833,929
Asset Management Fees	—	—	105,465	105,465	—	105,465
Leasing Commissions	120,579	280,072	522,791	923,442	66,725	856,717

Totals	$204,602	$1,056,238	$1,688,824	$2,949,664	$153,554	$2,796,110

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	$80,479	$7,657,755	$1,728,538	$9,466,772	$1,058,081	$8,408,691
Asset Management Fees	—	58,549	954,351	1,012,900	—	1,012,900
Leasing Commissions	68,928	2,305,901	488,463	2,863,292	342,925	2,520,367

Totals	$149,407	$10,022,205	$3,171,352	$13,342,963	$1,401,006	$11,941,958

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$—	$719,750	$1,461,780	$2,181,530	$—	$2,181,530
Incentive Fees(1)	—	—	796,508	796,508	—	796,508
Construction Management Fees	—	20,250	52,338	72,588	—	72,588
Refinancing Fees	—	—	133,750	133,750	—	133,750

Totals	$—	$740,000	$2,444,376	$3,184,376	$—	$3,184,376

(1)	The incentive fee paid to the sponsor is subordinate to investors receiving 100% of their capital plus an annualized 8% return. The sponsor’s participation in distributions in excess of this amount is 25%.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
WESTERN REAL ESTATE INVESTMENT TRUST, INC.
      Table III presents certain operating results for programs where the offering closed during the five years ended December 31, 2004. Western Real Estate Investment Trust, Inc., or W REIT, was formed as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. W REIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States with the offering proceeds. W REIT closed its private placement offering in April, 2000 after raising $14,000,000 from 345 investors.

	For the Years Ended December 31,

	2004	2003	2002	2001	2000	1999	1998

Gross Revenues	$890,555	$2,144,916	$3,535,350	$4,323,400	$5,248,209	$4,210,027	$542,089
Profit on Sale of Properties	2,059,230	(104,904)	2,292,182	—	2,726,179	—	—
Less: Operating Expenses	782,530	1,039,695	1,434,695	1,365,101	2,744,785	1,726,702	265,030
Owners Expenses	—	99,238	51,401	63,817	—	—	—
Interest Expense	242,186	733,352	1,745,056	1,718,773	2,445,150	2,088,597	127,260
Depreciation & Amortization	272,117	348,708	692,363	664,515	958,020	687,904	101,826

Net Income — Tax Basis	1,652,952	(180,981)	1,904,017	511,194	1,826,433	(293,176)	47,973

Taxable Income From:
Operations	(406,278)	(76,077)	(388,165)	511,194	(899,746)	$(293,176)	47,973
Gain on Sale	2,059,230	(104,904)	2,292,182	—	2,726,179	—	—
Cash Generated From:
Operations	(53,527)	122,252	239,508	1,379,820	(154,749)	721,821	370,800
Sales	3,434,518	2,905,000	5,039,423	—	5,867,267	—	—
Refinancing	—	—	—	—	—	225,793	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	3,380,991	3,027,252	5,278,931	1,379,820	5,712,518	947,614	370,800
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	58,873	114,964	180,468	177,585	223,887	(14,010)

Cash Generated From Operations, Sales & Refinancing	3,322,118	2,912,288	5,098,463	1,202,235	5,488,631	961,624	370,800
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	122,252	239,508	905,901	—	599,564	48,186
Sales & Refinancing	3,418,624	2,500,847	1,662,016	—	5,832,350	—	—
Other (return of capital)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(96,506)	289,189	3,196,939	296,334	(343,719)	362,060	322,614
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(96,506)	$289,189	$3,196,939	$296,334	$(343,719)	$362,060	$322,614

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(28.91)	$(5.41)	$(27.63)	$36.38	$(64.03)	$(35.66)	$14.09
— from recapture	146.55	(7.47)	—	—	4.81	—	—
Capital Gain (Loss)	—	—	163.13	—	189.21	—	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	243.30	177.98	118.28	—	415.08	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$—	$8.70	$17.05	$64.47	$—	$72.93	$14.15

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NNN VALUE FUND 2001, LLC
      Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2004. NNN 2001 Value Fund, LLC was formed as a Virginia limited liability company for the purpose of acquiring interests in multiple properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers. NNN 2001 Value Fund, LLC closed its private placement offering in June, 2002 after raising $10,992,000 from 266 investors.

	For the Years Ended December 31,

	2004	2003	2002	2001

Gross Revenues	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	—	181,367	148,478	—
Less: Operating Expenses	980,612	885,929	999,943	62,336
Owners Expenses	94,807	138,261	127,893	—
Interest Expense	558,522	494,086	793,565	68,223
Depreciation & Amortization	636,822	423,758	473,500	35,452

Net Income — Tax Basis	(235,834)	142,857	(92,333)	(34,951)

Taxable Income From:
Operations	(235,834)	(38,510)	(240,811)	(34,951)
Gain on Sale	—	181,367	148,478	—
Cash Generated From:
Operations	648,863	412,827	280,598	501
Sales	—	588,766	208,200	—
Refinancing	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	647,681	180,696	218,578	501
Sales & Refinancing	—	588,766	208,200	—
Other (return of capital)	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture	—	—	—	—
Capital Gain (Loss)	—	16.50	13.51	—
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—
— Return of Capital	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	—	53.56	18.94	—
— Refinancing	—	—	—	—
— Operations	$58.92	$16.44	$19.88	$0.20

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS
      Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2004. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	For the Years Ended December 31,

	2004	2003	2002	2001	2000	1999

	77	55	37	21	11	5
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs
Gross Revenues	$170,400,362	$90,684,745	$47,705,181	$31,682,895	$16,425,659	$3,970,617
Profit on Sale of Properties	14,012,332	7,787,477	4,650,374	(367,103)	8,344	—
Less: Operating Expenses	59,066,527	31,978,234	16,081,862	12,255,618	6,400,561	1,249,785
Owners Expenses	3,637,703	2,172,900	2,001,471	971,270	654,887	311,652
Interest Expense	46,494,211	27,262,586	16,919,043	13,180,392	7,611,678	1,605,769
Depreciation & Amortization

Net Income (Note A)	75,214,253	37,058,502	17,353,179	4,908,512	1,766,877	803,411

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	61,923,142	30,083,375	14,861,908	5,994,872	1,774,665	803,411
Sales	21,524,597	9,157,134	7,865,245	393,112	398,591	—
Refinancing	819,282	—	3,048,220	969,733	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	84,267,021	39,240,509	25,775,373	7,357,717	2,173,256	803,411
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	6,654,017	3,200,925	1,757,359	841,011	206,864	26,598

Cash Generated From Operations, Sales & Refinancing	77,613,004	36,039,584	24,018,014	6,516,706	1,966,392	776,813
Less: Cash Distributions to Investors From:
Operating Cash Flow	35,390,086	16,717,685	8,087,902	3,777,738	1,621,357	455,684
Sales & Refinancing	22,227,052	9,040,891	10,471,500	462,481	—	—
Other (return of capital)	618,334	446,583	382,306	400,448	1,076,363	—

Cash Generated (Deficiency) after Cash Distributions	19,377,532	9,834,425	5,076,306	1,876,039	(731,328)	321,129
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$19,377,532	$9,834,425	$5,076,306	$1,876,039	$(731,328)	$321,129

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	0.93	1.23	2.35	4.50	21.92	—
Sources (on Cash basis)
— Sales and Refinancing	33.52	25.00	64.48	5.20	—	—
— Operations	$53.37	$46.22	$49.81	$42.47	$33.02	$15.05

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS
      Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with Triple Net Properties, LLC have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	For the Years Ended December 31,

	2004	2003	2002	2001

	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Program
Gross Revenues	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	—	158,777	145,659	—
Less: Operating Expenses	6,699,094	2,815,081	233,660	4,264
Owners Expenses	154,620	81,474	12,452	—
Interest Expense	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income (Note A)	7,984,014	2,370,319	298,278	10,298

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	7,669,401	2,227,233	179,878	10,298
Sales	—	334,987	118,459	—
Refinancing	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments	—	—	—	—
Less: Monthly Mortgage Principal Repayments	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	3,965,091	1,229,694	133,559	—
Sales & Refinancing	259,288	292,767	—	—
Other (return of capital)	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—
— Return of Capital	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	4.17	8.93	—	—
— Operations	$63.81	$37.50	$49.47	$—

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP
      Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2004. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with Triple Net Properties, LLC have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of aggregated TIC programs without affiliated ownership results.

	For the Years Ended December 31,

	2004	2003	2002	2001	2000	1999

	77	55	37	21	11	5
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs
Gross Revenues	$151,900,136	$84,332,591	$47,110,292	$31,660,805	$16,425,659	$3,970,617
Profit on Sale of Properties	14,012,332	7,628,700	4,504,715	(367,103)	8,344	—
Less: Operating Expenses	52,367,433	29,163,153	15,848,202	12,251,354	6,400,561	1,249,785
Owners Expenses	3,483,083	2,091,426	1,989,019	971,270	654,887	311,652
Interest Expense	42,831,713	26,018,529	16,722,885	13,172,864	7,611,678	1,605,769
Depreciation & Amortization

Net Income (Note A)	67,230,239	34,688,183	17,054,901	4,898,214	1,766,877	803,411

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	54,253,741	27,856,142	14,682,030	5,984,574	1,774,665	803,411
Sales	21,524,597	8,822,147	7,746,786	393,112	398,591	—
Refinancing	532,216	—	3,048,220	969,733	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	76,310,554	36,678,289	25,477,036	7,347,419	2,173,256	803,411
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	6,548,316	3,166,783	1,746,517	839,302	206,864	26,598

Cash Generated From Operations, Sales & Refinancing	69,762,238	33,511,506	23,730,519	6,508,117	1,966,392	776,813
Less: Cash Distributions to Investors From:
Operating Cash Flow	31,424,995	15,487,991	7,954,343	3,777,738	1,621,357	455,684
Sales & Refinancing	21,967,764	8,748,124	10,471,500	462,481	—	—
Other (return of capital)	597,337	446,583	382,306	400,448	1,076,363	—

Cash Generated (Deficiency) after Cash Distributions	15,772,142	8,828,808	4,922,370	1,867,450	(731,328)	321,129
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$15,772,142	$8,828,808	$4,922,370	$1,867,450	$(731,328)	$321,129

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	0.99	1.36	2.39	4.53	21.92	—
Sources (on Cash basis)
— Sales and Refinancings	36.55	26.60	65.57	5.23	—	—
— Operations	$52.29	$47.09	$49.81	$42.71	$33.02	$15.05

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
PERIOD ENDING DECEMBER 31, 2004
      Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2004.

			NNN	NNN
	Telluride	Kiwi	2000 Value	Town &	Program
	Barstow, LLC	Assoc, LLC	Fund, LLC	Country, LLC	Totals

Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$16,316,902
Number of Properties Purchased	1	1	7	1	10
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	6/25/2004
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	6/25/2004

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	26.58	34.78	71.23	132.59

Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	4,039.69
— Refinancing	—	—	195.48	68.33	263.81
— Operations	$401.16	$175.12	$155.63	$268.98	$1,000.89

Note A:	All the programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Therefore, there is no presentation of Federal Income Tax Results.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2004
      Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2004. Three sales are WREIT properties, three sales are NNN Fund VIII, LLC properties (a TIC program with multiple property ownership) and six sales are of other TIC properties.

			Selling Price, Net of Closing Costs & GAAP Adjustments

					Purchase	Adjustments
			Cash Received	Mortgage	Mortgage	Resulting from
	Date	Date of	Net of Closing	Balance at	Taken Back	Application of
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	by Program	GAAP	Total

Village Fashion Center, Wichita, KS	Jun-99	Mar-02	$3,947,510	$6,935,625	N/A	N/A	$10,883,135
Bryant Ranch Shopping Center, Yorba Linda, CA(5)	Dec-98	Sep-02	$3,447,009	$7,041,207	N/A	N/A	$10,488,216
Bowling Green Business Park, Sacramento, CA(6)	Dec-00	Oct-02	$5,181,976	$9,672,100	N/A	N/A	$14,854,076
Phelan Village Shopping Center, Phelan, CA	Oct-98	Dec-02	$1,592,615	$3,464,414	N/A	N/A	$5,057,029
Orange Street Plaza, Redlands, CA	Jul-00	Feb-03	$2,656,381	$7,400,000	N/A	N/A	$10,056,381
Barstow Road Center, Barstow, CA	May-98	Feb-03	$1,444,131	$2,743,242	N/A	N/A	$4,187,373
Palm Court at Empire Center, Fontana, CA	Aug-99	May-03	$5,449,605	$7,045,741	N/A	N/A	$12,495,346
Belmont Plaza Shopping Center, Pueblo, CO	Jun-99	Jan-04	$1,291,445	$2,737,342	N/A	N/A	$4,028,787
Century Plaza East Shopping Center, Lancaster, CA	Nov-98	Feb-04	$3,434,518	$6,557,693	N/A	N/A	$9,992,211
Town and Country Village Shopping Center, Sacramento, CA	Jul-99	Jun-04	$8,848,316	$33,420,982	N/A	N/A	$42,269,298
Bryant Ranch Shopping Center, Yorba Linda, CA	Sep-02	Nov-04	$6,030,873	$5,910,623	N/A	N/A	$11,941,496
Saddleback Financial Center, Laguna Hills, CA(7)	Sep-02	Dec-04	$5,353,963	$5,451,975	N/A	N/A	$10,805,938

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Concluded)
PRIVATE PROGRAMS
December 31, 2004

	Cost of Properties
	Including Closing & Soft Costs

		Total			(Deficiency)
		Acquisition			of Property
		Costs, Capital			Operating
	Original	Improvements		Gain on	Cash Receipts
	Mortgage	Closing & Soft		Sale of	Over Cash
Property	Financing(3)	Costs(3)	Total	Investment	Expenditures(4)

Village Fashion Center, Wichita, KS	$7,200,000	$2,339,266	$9,539,266	$1,343,869	$242,611
Bryant Ranch Shopping Center, Yorba Linda, CA(5)	$7,000,000	$2,368,268	$9,368,268	$1,119,948	N/A
Bowling Green Business Park, Sacramento, CA(6)	$9,792,900	$3,941,409	$13,734,309	$1,119,767	$(103,922)
Phelan Village Shopping Center, Phelan, CA	$3,625,000	$1,276,583	$4,901,583	$155,446	N/A
Orange Street Plaza, Redlands, CA	$6,500,000	$2,146,956	$8,646,956	$1,409,425	$(745,386)
Barstow Road Center, Barstow, CA	$2,871,000	$1,481,875	$4,352,875	$(165,502)	$208,647
Palm Court at Empire Center, Fontana, CA	$6,522,500	$4,167,794	$10,690,294	$1,805,052	$113,905
Belmont Plaza Shopping Center, Pueblo, CO	$2,840,000	$980,428	$3,820,428	$208,359	$84,960
Century Plaza East Shopping Center, Lancaster, CA	$6,937,000	$2,029,944	$8,966,944	$1,025,267	N/A
Town and Country Village Shopping Center, Sacramento, CA	$34,000,000	$6,472,676	$40,472,676	$1,796,622	$845,694
Bryant Ranch Shopping Center, Yorba Linda, CA	$6,222,000	$4,295,532	$10,517,532	$1,423,964	$441,907
Saddleback Financial Center, Laguna Hills, CA(7)	$5,737,500	$3,127,204	$8,864,704	$1,941,234	$195,610

(5)	This property was sold to an affiliated party.
(6)	A portion of this property was sold to an affiliated party.
(7)	A Private Program owned 75% of the property. TREIT, Inc, an affiliate owned 25% of the property. The above reflects the sale results of the Program’s 75% ownership.

*	Partial sales of the Pacific Corporate Park, White Lakes Mall and the Moreno property have occurred; however, a portion of the original acquisitions still remain in the program.
No reporting of these sales will occur until the entire original acquisition has been disposed of.

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

To:	NNN Healthcare/ Office REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Ladies and Gentlemen:
      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (the “Shares”) in NNN Healthcare/ Office REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Full payment for the Shares should be made by check payable to “Trust Company of America, as escrow agent for NNN H/ O REIT, Inc.,” or, after the Company meets the minimum offering criteria as described below, checks should be made payable to “NNN Healthcare/ Office REIT, Inc.”
      I hereby acknowledge receipt of the prospectus for the offering of the Shares dated [                    ], 2006, as supplemented to date (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.
      SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.
      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Bylaws of the Company and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Shares.

STANDARD REGISTRATION REQUIREMENTS
      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.
TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED
      (1) INDIVIDUAL: One signature required.
      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.
      (3) TENANTS IN COMMON: All tenant in common must sign.
      (4) COMMUNITY PROPERTY: Only one investor must sign.
      (5) PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.
      (6) TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement if the trust is registered under a separate Tax I.D. number.
      (7) PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).
      (8) CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the authorized officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.
      (9) IRAS, IRA ROLLOVERS OR KEOGHS: Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that the Company and its affiliates do not act as custodian for IRA accounts.
      (10) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The person named as the custodian must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

NNN HEALTHCARE/ OFFICE REIT, INC.
a Maryland corporation
NOTICE TO STOCKHOLDER OF ISSUANCE
OF UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law
Shares of Common Stock, $.01 par value per share
      NNN Healthcare/ Office REIT, Inc., a Maryland corporation (the “Company”), is issuing to you, subject to acceptance by the Company, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Company. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Company, and this notice is given to you of certain information relating to the Shares.
      The Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.
      The Shares are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company will furnish a full statement about the restrictions on transfer and ownership to a stockholder on request and without charge. Such requests may be directed to the Secretary of the Company at its principal office.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO NNN HEALTHCARE/ OFFICE REIT, INC. SUBSCRIPTION AGREEMENT
      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.	INVESTMENT

A minimum investment of $2,500 (250 Shares) is required. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “Trust Company of America, as escrow agent for NNN H/ O REIT, Inc.,” or, after the Company meets the minimum offering requirement, should be made payable to the order of “NNN Healthcare/ Office REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement.

2.	TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. For partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 3, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.	INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.	ELECTRONIC DELIVERY ELECTION

The Company encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By electing to receive stockholder communications electronically, you authorize the Company to either (i) e-mail stockholder communications to you directly or (ii) make them available on its Web site at www.1031nnn.com and notify you via e-mail when such documents are available. The stockholder communications we may send electronically include prospectus supplements, quarterly reports, annual reports, proxy materials, and any other documents that may be required to be delivered to stockholders under federal or state securities laws. This does not include account-specific information, such as quarterly account statements, tax information, and trade confirmations. You will not receive paper copies of these electronic materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by calling the Triple Net Investor Services department at (877) 888-7348 or (714) 667-8252. In addition, by consenting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of stockholder relations materials.

6.	SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. Certain states have imposed special financial suitability standards for subscribers who purchase Shares. Please note the higher suitability standards described in the Prospectus for residents of California, Iowa, Kansas, Michigan, Missouri and Tennessee. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. NOTE: THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

7.	DISTRIBUTION REINVESTMENT PLAN

By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to the investor in common stock of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan), please provide the name, account number and address in Section 7.

8.	DISTRIBUTIONS

Select one of the two options. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable).

9.	BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 1-877-888-7348

NNN HEALTHCARE/OFFICE REIT, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
1.              INVESTMENT
Make Investment Check Payable to:
“Trust Company of America, as escrow agent for NNN H/O REIT, Inc.” or “NNN Healthcare/Office REIT, Inc.,” as applicable.

# of Shares Total $ Invested (# Shares x $10.00) = $ Invested)	Minimum initial purchase = 250 Shares or $2,500
☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT	Minimum additional purchase: 10 shares or $100
2.              TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian for under the Uniform Gift to Minors
☐	Qualified Pension or Profit Sharing Plan (05)		Act or the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other
3.              REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other
      Name(s)

Taxpayer Identification Number -

Social Security Number - -
    Street Address or P.O. Box
    City                                   State                                   Zip Code
    Home Telephone No. (     )                                 Business Telephone No. (      )
    Birth Date                                                Occupation
    Email Address

3(b)	IRA Custodian:
    Custodian Tax-ID:
    Custodian Address:
    City:                    State:           Zip Code:                       Account #:
4.              INVESTOR NAME AND ADDRESS
    (Complete only if different from registration name and address).
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS     ☐ Other

Name(s): Taxpayer ID Number -
Social Security Number - -
      Street Address or P.O. Box
      City                                   State                                   Zip Code
      Home Telephone No. (      )                               Business Telephone No. (      )
      Birth Date                                                  Occupation
    Email Address

5.              ELECTRONIC DELIVERY ELECTION

Please review the accompanying instructions, and if you desire, check the item below.

☐	Yes, I would like to receive stockholder communications electronically.

My email address is	.
 Your email address will be held in confidence and used only for matters relating to your investment.
6.              SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please indicate below your:
    Occupation:                                       Birth Date:
    Net Worth:                                        Annual Income:
    Investment Objectives:
    Nature of Other Investments:

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant a person a power of attorney to make such a representation on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.
		Initials	Initials

(b)	I accept and agree to be bound by the terms and conditions of the charter.
		Initials	Initials

(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials	Initials

(d)	I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Investor or Trustee	Signature of Joint Owner, if any

Date	Date
      MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN (NNN Healthcare/Office REIT and its affiliates do not act as IRA custodians)

7.              DISTRIBUTION REINVESTMENT PLAN
ENROLLMENT FORM
To Join the Distribution Reinvestment Plan (the “DRIP”):
      Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.
      I hereby appoint NNN Healthcare/Office REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of common stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the common stock of the Company. I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date
8.              DISTRIBUTIONS

8(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-10.

8(b) Complete the following section only to direct distributions to an address other than registration address:
       Name (as it appears on depository account)

Account Number (if applicable)
       Street Address or P.O. Box
       City                                    State                                      Zip Code

Return of Capital Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Return of capital distributions for IRA account investments will be sent directly to custodian.)

9.              BROKER-DEALER
(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
Investor Name(s)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.
    Broker-Dealer Name                                       Telephone No.
    Broker-Dealer Street Address or P.O. Box
    City                                   State                                   Zip Code
    Registered Representative Name                                          Representative #
    Telephone No.                             Fax No.                             E-Mail Address
    Reg. Rep. Street Address or P.O. Box
    City                                   State                                   Zip Code

I hereby certify that I hold a Series 7 or Series 62 NASD license and am registered in , the State of Sale.

Signature of Registered Representative
    (Required):                                                                  Date:

This Subscription Agreement representing an investment in NNN Healthcare/Office REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the undersigned principal of the above-referenced broker-dealer.
Signature of Broker-Dealer
    (Required):                                                                  Date:

Please send completed subscription agreement (with all signatures) with checks made payable to

“Trust Company of America, as escrow agent for NNN H/O REIT, Inc.” or “NNN Healthcare/Office REIT, Inc.,” as applicable, to:

NNN Healthcare/Office REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Direct Deposit Authorization

Investor's Name (Mr./Mrs./Ms./Joint): ______________________________
Investor's SSN or Tax I.D. Number (Required): ______________________________
Investment Program(s): ______________________________
____

Check One: ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ______________________________

Account Name (if different from investor's name): ______________________________

Account Number: ______________________________ **(Required)**

Check One: ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ______________________________

____

City: ____________ State: ________ Zip Code: ________

Bank Telephone number: (______) ________ - ________

PLEASE NOTE: NNN Healthcare/Office REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supersede any previous instructions.

Please send Return of Capital to: ☐ **Account Indicated Above** ☐ **Investor Address of Record**

NNN Healthcare/Office REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until NNN Healthcare/Office REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that NNN Healthcare/Office REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

Please sign exactly as your account is registered.

Signature: ______________________________ Date: ____________

Joint Signature: ______________________________ Date: ____________

E-mail Address: ______________________________

RETURN WITH A VOIDED CHECK *(Required)*

Mail to: NNN Healthcare/Office REIT, Inc.
1551 N. Tustin Avenue, Suite 200
South Coast Metro, CA 92705
Fax: (714) 667-6860

Investor Name
Investor Address
City, State Zip
Check#1002
PAY TO THE
ORDER OF:
$
DOLLARS
EXAMPLE
Location of ABA &
Account Numbers
Investor's Bank
Bank Address
City, State, Zip.
:123456789 :1002 00123456789
< Routing/ABA >
< Account Number >

Please direct questions regarding this form or your account to Investor Services at 877-888-7348

APPENDIX C
FORM OF DISTRIBUTION REINVESTMENT PLAN
      The Distribution Reinvestment Plan (the “DRIP”) for NNN Healthcare/ Office REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.
      The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRIP (the “Initial DRIP Shares”).
      Initially, distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRIP Price”) until all of the Initial DRIP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRIP at a price per share equal to 95% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRIP Price”). The Company may also offer shares of Common Stock under the DRIP at a price per share equal to 95% of the most recent offering price (the “Post-Offering DRIP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRIP may acquire Common Stock under the DRIP at a price per share equal to 95% of the per share valuation determined by the Company’s advisor or another firm chosen for that purpose until the Listing (the “Pre-Listing DRIP Price”). From and after the date of the Listing, participants in the DRIP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRIP Price” and collectively referred to herein with the Initial Offering DRIP Price, the Subsequent Offering DRIP Price, the Post-Offering DRIP Price and the Pre-Listing DRIP Price as the “DRIP Price”).
The DRIP
      The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP and during the Initial Offering, you may purchase shares at the Initial Offering DRIP Price until all of the Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. If the Company elects to keep the DRIP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRIP Price, the Post-Offering DRIP Price, the Pre-Listing DRIP Price or the Listing DRIP Price, as applicable.
      You receive free custodial service for the shares you hold through the DRIP.
      Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRIP will be used to provide the Company with funds for its general corporate purposes.
Eligibility
      Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

      The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.
Administration
      As of the date of the Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.
Enrollment
      You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.
      Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.
Costs
      Purchases under the DRIP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.
Purchases and Price of Shares
      Investment Date. Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.
      You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.
      Reinvested Distributions. The Company will use the aggregate amount of distributions to all DRIP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRIP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRIP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRIP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.
      You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRIP Price.
      Optional Cash Purchases. Unless and until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.
Distributions on Shares Held in the DRIP
      Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.
Account Statements
      You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.
Book-Entry Shares
      The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.
Termination of Participation
      You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.
      If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.
      A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.
      The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP
      The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.
Voting of Shares Held Under the DRIP
      You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.
Stock Dividends, Stock Splits and Rights Offerings
      Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.
Responsibility of the DRIP Administrator and the Company Under the DRIP
      The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.
      All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. DRIP participants must promptly notify the DRIP Administrator of any change in address.
      You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.
Interpretation and Regulation of the DRIP
      The Company reserves the right, without notice to DRIP participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.
Federal Income Tax Consequences of Participation in the DRIP
      The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.
      Reinvested Distributions. Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, DRIP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.
      Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.
      Withholding. In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM
NNN HEALTHCARE/ OFFICE REIT, INC.
DISTRIBUTION REINVESTMENT PLAN
To Join the Distribution Reinvestment Plan:
      Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan.
      I hereby appoint NNN Healthcare/ Office REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
      I understand that the purchases will be made under the terms and conditions of the Distribution Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
      Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature:	Date:

Signature of Joint Owner:	Date:

NNN HEALTHCARE/ OFFICE REIT, INC.
UP TO $2,200,000,000 IN SHARES OF
COMMON STOCK
PROSPECTUS
        You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
      Until [                    ], 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.     Other Expenses of Issuance and Distribution
      Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee		$235,400
NASD filing fee		75,500
Printing and postage		*
Legal fees and expenses		*
Accounting fees and expenses		*
Advertising		*
Blue Sky Expenses		*
Transfer agent and escrow fees		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.
Item 32.     Sales to Special Parties
      Our executive officers and directors, as well as officers and employees of Healthcare/ Office REIT Advisor, LLC, the Registrant’s advisor, and its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share, the marketing support fee in the amount of $0.25 per share and the due diligence expense allowance of $0.05 per share will not be payable in connection with such sales.
Item 33.     Recent Sales of Unregistered Securities
      On April 20, 2006, the Registrant was capitalized with the issuance to the Registrant’s advisor of 200 shares of common stock for a purchase price of $10.00 per share for an aggregate purchase of $2,000. The shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. There have been no other sales of unregistered securities within the past three years.
Item 34.     Indemnification of Directors and Officers
      Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

      Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.
      Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
      The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or its advisor or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or the advisor or its affiliates provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

Item 35.     Treatment of Proceeds from Stock Being Registered
      Not applicable.
Item 36.     Financial Statements and Exhibits
      (a) Index to Financial Statements
      The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Audited Financial Statements
      (1) Report of Independent Registered Public Accounting Firm
      (2) Consolidated Balance Sheet of NNN Healthcare/ Office REIT, Inc. and subsidiary as of April 20, 2006
      (3) Notes to Consolidated Balance Sheet
      (b) Exhibits:

Exhibit
Number	Exhibit

1.1	Form of Dealer Manager Agreement between NNN Healthcare/ Office REIT, Inc. and NNN Capital Corp.

1.2	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)

3.1	Articles of Incorporation of NNN Healthcare/ Office REIT, Inc.

3.2	Bylaws of NNN Healthcare/ Office REIT, Inc.

3.3	Form of Articles of Amendment and Restatement of NNN Healthcare/ Office REIT, Inc.

4.1	Form of Subscription Agreement (included as Appendix B to the Prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix C to the Prospectus)

4.3	Proposed Share Redemption Program (included in the Prospectus under the heading “Description of Capital Stock — Proposed Share Redemption Program”)

4.4	Form of Escrow Agreement

5.1	Form of Opinion of Venable LLP as to the legality of the shares being registered

8.1	Form of Opinion of Alston & Bird LLP as to tax matters

10.1	Form of Advisory Agreement among NNN Healthcare/ Office REIT, Inc., NNN Healthcare/ Office REIT Holdings, L.P., NNN Healthcare/ Office REIT Advisor, LLC and Triple Net Properties, LLC

10.2	Form of Agreement of Limited Partnership of NNN Healthcare/ Office REIT Holdings, L.P.

10.3	Form of NNN Healthcare/ Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)

21.1	Subsidiary of NNN Healthcare/ Office REIT, Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on Signature Page)

Item 37.     Undertakings
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.
      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
December 31, 2004
     Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2004. The information provided is for 100% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can be found in the Prior Performance Summary and Tables I through V.
Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	City Center West ‘A’(1)	Pacific Corp. Park(2)
	Las Vegas, NV	Lake Forest, CA
	Office	Office
Gross leasable square footage	106,000	167,000
Date of purchase	3/15/2002	3/25/2002
Mortgage financing at date of purchase	$13,000,000	$15,500,000
Cash down payment	$8,670,000	$8,229,000
Contract purchase price plus acquisition fee	$21,670,000	$23,729,000
Other cash expenditures expensed/(credited)	$13,000	$63,000
Other cash expenditures capitalized	$272,000	$367,000
Total acquisition cost	$21,955,000	$24,159,000

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Titan Bldg. & Plaza(3)	University Heights
	San Antonio, TX 78217	San Antonio, TX
	Office	Office
Gross leasable square footage	131,000	68,000
Date of purchase	4/17/2002	8/22/2002
Mortgage financing at date of purchase	$6,000,000	$—
Cash down payment	$3,167,000	$6,750,000
Contract purchase price plus acquisition fee	$9,167,000	$6,750,000
Other cash expenditures expensed/(credited)	$(73,000)	$(22,000)
Other cash expenditures capitalized	$280,000	$13,000
Total acquisition cost	$9,374,000	$6,741,000

Program:	T REIT, Inc.
Name, location, type of property	Saddleback Financial Center(4)	T REIT, Inc.
	Laguna Hills, CA	Congress Center(5)
	Office	Chicago, IL
		Office
Gross leasable square footage	72,000	525,000
Date of purchase	9/25/2002	1/9/2003
Mortgage financing at date of purchase	$7,650,000	$95,875,000
Cash down payment	$3,423,000	$40,233,000
Contract purchase price plus acquisition fee	$11,073,000	$136,108,000
Other cash expenditures expensed/(credited)	$(44,000)	$(122,000)
Other cash expenditures capitalized	$286,000	$2,707,000
Total acquisition cost	$11,315,000	$138,693,000

(1)	Owns an 89.1% tenant in common interest in the property.
(2)	Owns 22.8% of the property through a membership interest in NNN Pacific Corporate Park 1, LLC which owns 60.0% of the property as a tenant in common.
(3)	Owns a 48.5% tenant in common interest in the property.
(4)	Owned a 25.0% tenant in common interest in the property.
(5)	Owns 10.2% of the property through a membership interest in NNN Congress Center, LLC, which owns 28.9% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Gateway Mall	Enclave Parkway(1)
	Bismarck, ND	Clear Lake, TX
	Retail	Office
Gross leasable square footage	334,000	207,000
Date of purchase	1/29/2003	12/22/2003
Mortgage financing at date of purchase	$5,000,000	$23,600,000
Cash down payment	$4,000,000	$10,900,000
Contract purchase price plus acquisition fee	$9,000,000	$34,500,000
Other cash expenditures expensed/(credited)	$254,000	$(49,000)
Other cash expenditures capitalized	$95,000	$106,000
Total acquisition cost	$9,349,000	$34,557,000

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	AmberOaks(2)	Oakey Building(3)
	Austin, TX	Las Vegas, NV
	Office	Office
Gross leasable square footage	207,000	98,000
Date of purchase	1/20/2004	4/2/2004
Mortgage financing at date of purchase	$15,000,000	$4,000,000
Cash down payment	$7,965,000	$4,137,000
Contract purchase price plus acquisition fee	$22,965,000	$8,137,000
Other cash expenditures expensed/(credited)	$(127,000)	$15,000
Other cash expenditures capitalized	$198,000	$100,000
Total acquisition cost	$23,036,000	$8,252,000

Program:	T REIT, Inc.
Name, location, type of property	Emerald Plaza(4)
San Diego, CA
Office
Gross leasable square footage	355,000
Date of purchase	6/14/2004
Mortgage financing at date of purchase	$68,500,000
Cash down payment	$32,440,000
Contract purchase price plus acquisition fee	$100,940,000
Other cash expenditures expensed/(credited)	$(361,000)
Other cash expenditures capitalized	$325,000
Total acquisition cost	$100,904,000

(1)	Owns 3.3% of the property through a membership interest in NNN Enclave Parkway, LLC which owns 7.0% of the property as a tenant in common.
(2)	Owns a 75% tenant in common interest in the property.
(3)	Owns 9.8% of the property through a membership interest in NNN Oakey Building 2003, LLC which owns 100% of the property.
(4)	Owns 2.7% of the property through a membership interest in NNN Emerald Plaza, LLC which owns 20.5% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	5508 Hwy. 290 West	Two Corporate Plaza
	Austin, TX	Houston, TX
	Office	Office/Retail
Gross leasable square footage	74,000	161,000
Date of purchase	9/13/2002	11/27/2002
Mortgage financing at date of purchase	$3,525,000	$10,160,000
Cash down payment	$10,225,000	$3,420,000
Contract purchase price plus acquisition fee	$10,623,000	$13,580,000
Other cash expenditures expensed/(credited)	$(61,000)	$34,000
Other cash expenditures capitalized	$459,000	$482,000
Total acquisition cost	$10,698,000	$14,096,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Congress Center(1)	The Atrium Building
	Chicago, IL	Lincoln, NE
	Office	Office
Gross leasable square footage	525,000	167,000
Date of purchase	1/9/2003	1/31/2003
Mortgage financing at date of purchase	$95,875,000	$2,200,000
Cash down payment	$40,233,000	$2,332,000
Contract purchase price plus acquisition fee	$136,108,000	$4,532,000
Other cash expenditures expensed/(credited)	$(122,000)	$(4,000)
Other cash expenditures capitalized	$2,707,000	$449,000
Total acquisition cost	$138,693,000	$4,977,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Park Sahara(2)	Dept. of Children & Families Bldg.
	Las Vegas, NV	Plantation, FL
	Office	Office
Gross leasable square footage	124,000	124,000
Date of purchase	3/18/2003	4/25/2003
Mortgage financing at date of purchase	$8,400,000	$7,605,000
Cash down payment	$3,800,000	$3,975,000
Contract purchase price plus acquisition fee	$12,200,000	$11,580,000
Other cash expenditures expensed/(credited)	$(33,000)	$(49,000)
Other cash expenditures capitalized	$486,000	$378,000
Total acquisition cost	$12,653,000	$11,909,000

(1)	Owns a 30% tenant in common interest in the property.
(2)	Owns a 4.75% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Gemini Plaza	Bay View(1)
	Houston, TX	Alameda, CA
	Office	Office
Gross leasable square footage	159,000	61,000
Date of purchase	5/2/2003	7/31/2003
Mortgage financing at date of purchase	$9,815,000	$—
Cash down payment	$5,185,000	$11,655,000
Contract purchase price plus acquisition fee	$15,000,000	$11,655,000
Other cash expenditures expensed/(credited)	$4,000	$(16,000)
Other cash expenditures capitalized	$539,000	$384,000
Total acquisition cost	$15,543,000	$12,023,000

Program:		G REIT, Inc.
Name, location, type of property	G REIT, Inc.	824 Market Street
	North Pointe Corporate	Wilmington, DE
	Sacramento, CA
	Office	Office
Gross leasable square footage	133,000	202,000
Date of purchase	8/11/2003	10/10/2003
Mortgage financing at date of purchase	$15,600,000	$—
Cash down payment	$8,605,000	$31,900,000
Contract purchase price plus acquisition fee	$24,205,000	$31,900,000
Other cash expenditures expensed/(credited)	$(160,000)	$136,000
Other cash expenditures capitalized	$727,000	$1,504,000
Total acquisition cost	$24,772,000	$33,540,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Sutter Square	One World Trade Center
	Sacramento, CA	Long Beach, CA
	Office/Retail	Office
Gross leasable square footage	61,000	573,000
Date of purchase	10/28/2003	12/5/2003
Mortgage financing at date of purchase	$4,024,000	$77,000,000
Cash down payment	$4,216,000	$36,648,000
Contract purchase price plus acquisition fee	$8,240,000	$113,648,000
Other cash expenditures expensed/(credited)	$(10,000)	$(294,000)
Other cash expenditures capitalized	$309,000	$3,378,000
Total acquisition cost	$8,539,000	$116,732,000

(1)	Owns a 97.68% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Centerpointe Corporate Park	AmberOaks Corporate Center
	Kent, WA	Austin, TX
	Office	Office
Gross leasable square footage	436,000	282,000
Date of purchase	12/30/2003	1/20/2004
Mortgage financing at date of purchase	$25,029,000	$14,250,000
Cash down payment	$29,191,000	$21,275,000
Contract purchase price plus acquisition fee	$54,220,000	$35,525,000
Other cash expenditures expensed/(credited)	$(83,000)	$(191,000)
Other cash expenditures capitalized	$1,690,000	$1,191,000
Total acquisition cost	$55,827,000	$36,525,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Public Ledger Building	Madrona Building
	Philadelphia, PA	Torrance, CA
	Office	Office
Gross leasable square footage	472,000	211,000
Date of purchase	2/13/2004	3/31/2004
Mortgage financing at date of purchase	$25,000,000	$28,458,000
Cash down payment	$8,950,000	$17,442,000
Contract purchase price plus acquisition fee	$33,950,000	$45,900,000
Other cash expenditures expensed/(credited)	$(118,000)	$88,000
Other cash expenditures capitalized	$1,747,000	$1,908,000
Total acquisition cost	$35,579,000	$47,896,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Brunswig Square	North Belt Corporate Center
	Los Angeles, CA	Houston, TX
	Office	Office
Gross leasable square footage	136,000	156,000
Date of purchase	4/5/2004	4/8/2004
Mortgage financing at date of purchase	$15,830,000	$—
Cash down payment	$7,975,000	$12,675,000
Contract purchase price plus acquisition fee	$23,805,000	$12,675,000
Other cash expenditures expensed/(credited)	$—	$(17,000)
Other cash expenditures capitalized	$773,000	$405,000
Total acquisition cost	$24,578,000	$13,063,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Hawthorne Plaza	Pacific Place
	San Francisco, CA	Dallas, TX
	Office	Office
Gross leasable square footage	419,000	324,000
Date of purchase	4/20/2004	5/26/2004
Mortgage financing at date of purchase	$62,750,000	$—
Cash down payment	$34,250,000	$29,900,000
Contract purchase price plus acquisition fee	$97,000,000	$29,900,000
Other cash expenditures expensed/(credited)	$(49,000)	$(65,000)
Other cash expenditures capitalized	$3,354,000	$1,240,000
Total acquisition cost	$100,305,000	$31,075,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	525 B Street (Golden Eagle)	600 B Street (Comerìca)
	San Diego, CA	San Diego, CA
	Office	Office
Gross leasable square footage	424,000	339,000
Date of purchase	6/14/2004	6/14/2004
Mortgage financing at date of purchase	$69,943,000	$56,057,000
Cash down payment	$26,367,000	$21,133,000
Contract purchase price plus acquisition fee	$96,310,000	$77,190,000
Other cash expenditures expensed/(credited)	$(387,000)	$(235,000)
Other cash expenditures capitalized	$2,318,000	$1,917,000
Total acquisition cost	$98,241,000	$78,872,000

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Western Place I & II(1)	Pax River Office Park
	Fort Worth, TX	Lexington Park, MD
	Office	Office
Gross leasable square footage	429,000	172,000
Date of purchase	7/23/2004	8/6/2004
Mortgage financing at date of purchase	$24,000,000	$—
Cash down payment	$9,500,000	$14,000,000
Contract purchase price plus acquisition fee	$33,500,000	$14,000,000
Other cash expenditures expensed/(credited)	$(137,000)	$(88,000)
Other cash expenditures capitalized	$1,569,000	$720,000
Total acquisition cost	$34,932,000	$14,632,000

(1)	Owns a 78.5% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	G REIT, Inc.	NNN 2003 Value Fund, LLC
Name, location, type of property	One Financial Plaza(1)	Executive Center II & III(2)
	St. Louis, MO	Dallas, TX
	Office	Office
Gross leasable square footage	434,000	381,000
Date of purchase	8/6/2004	8/1/2003
Mortgage financing at date of purchase	$30,750,000	$14,950,000
Cash down payment	$6,250,000	$9,650,000
Contract purchase price plus acquisition fee	$37,000,000	$24,600,000
Other cash expenditures expensed/(credited)	$(728,000)	$(183,000)
Other cash expenditures capitalized	$1,186,000	$265,000
Total acquisition cost	$37,458,000	$24,682,000

Program:	NNN 2003 Value Fund, LLC	NNN 2003 Value Fund, LLC
Name, location, type of property	Executive Center I	801K Street(3)
	Dallas, TX	Sacramento, CA
	Office	Office
Gross leasable square footage	205,000	336,000
Date of purchase	12/30/2003	3/31/2004
Mortgage financing at date of purchase	$4,500,000	$41,350,000
Cash down payment	$3,678,000	$24,430,000
Contract purchase price plus acquisition fee	$8,178,000	$65,780,000
Other cash expenditures expensed/(credited)	$3,000	$665,000
Other cash expenditures capitalized	$99,000	$560,000
Total acquisition cost	$8,280,000	$67,005,000

Program:	NNN 2003 Value Fund, LLC	NNN 2003 Value Fund, LLC
Name, location, type of property	Oakey Building(4)	Enterprise Technology Center(5)
	Las Vegas, NV	Scotts Valley, CA
	Office	Office
Gross leasable square footage	98,000	370,000
Date of purchase	4/2/2004	5/7/2004
Mortgage financing at date of purchase	$4,000,000	$36,500,000
Cash down payment	$4,137,000	$24,800,000
Contract purchase price plus acquisition fee	$8,137,000	$61,300,000
Other cash expenditures expensed/(credited)	$15,000	$(329,000)
Other cash expenditures capitalized	$100,000	$280,000
Total acquisition cost	$8,252,000	$61,251,000

(1)	Owns a 77.6% tenant in common interest in the property.
(2)	Owns a 38.1% tenant in common interest in the property.
(3)	Owns 18.3% of the property through a membership interest in NNN 801 K Street, LLC which owns 21.5% of the property as a tenant in common.
(4)	Owns 75.4% of the property through a membership interest in NNN Oakey Building 2003, LLC which owns 100% of the property.
(5)	Owns 8.5% of the property through a membership interest in NNN Enterprise Way, LLC which owns 11.6% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	NNN 2003 Value Fund, LLC	NNN 2003 Value Fund, LLC
Name, location, type of property	Emerald Plaza(1)	Southwood Tower
	San Diego, CA	Houston, TX
	Office	Office
Gross leasable square footage	355,000	79,000
Date of purchase	6/14/2004	10/27/2004
Mortgage financing at date of purchase	$68,500,000	$—
Cash down payment	$32,440,000	$5,461,000
Contract purchase price plus acquisition fee	$100,940,000	$5,461,000
Other cash expenditures expensed/(credited)	$(361,000)	$121,000
Other cash expenditures capitalized	$325,000	$10,000
Total acquisition cost	$100,904,000	$5,592,000

Program:	NNN 2003 Value Fund, LLC	NNN 2003 Value Fund, LLC
Name, location, type of property	Financial Plaza	Satellite Place
	Omaha, NE	Atlanta, GA
	Office	Office
Gross leasable square footage	86,000	178,000
Date of purchase	10/29/2004	11/29/2004
Mortgage financing at date of purchase	$4,125,000	$11,000,000
Cash down payment	$1,535,000	$7,300,000
Contract purchase price plus acquisition fee	$5,660,000	$18,300,000
Other cash expenditures expensed/(credited)	$(6,000)	$4,000
Other cash expenditures capitalized	$19,000	$230,000
Total acquisition cost	$5,673,000	$18,534,000

Program:	NNN 2002 Value Fund, LLC	NNN 2002 Value Fund, LLC
Name, location, type of property	Congress Center(2)	Netpark(3)
	Chicago, IL	Tampa, FL
	Office	Office
Gross leasable square footage	525,000	911,000
Date of purchase	1/9/2003	6/11/2003
Mortgage financing at date of purchase	$95,875,000	$31,500,000
Cash down payment	$40,233,000	$15,500,000
Contract purchase price plus acquisition fee	$136,108,000	$47,000,000
Other cash expenditures expensed/(credited)	$(122,000)	$(454,000)
Other cash expenditures capitalized	$2,707,000	$1,957,000
Total acquisition cost	$138,693,000	$48,503,000

(1)	Owns 4.6% of the property through a membership interest in NNN Emerald Plaza, LLC which owns 20.5% of the property as a tenant in common.
(2)	Owns 12.3% of the property through a membership interest in NNN Congress Center, LLC which owns 28.9% of the property as a tenant in common.
(3)	Owns a 50% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Public Programs

Program:	NNN 2002 Value Fund, LLC
Name, location, type of property	Bank of America West
Las Vegas, NV
Office
Gross leasable square footage	82,000
Date of purchase	9/20/2002
Mortgage financing at date of purchase	$14,200,000
Cash down payment	$2,700,000
Contract purchase price plus acquisition fee	$16,900,000
Other cash expenditures expensed/(credited)	$25,000
Other cash expenditures capitalized	$299,000
Total acquisition cost	$17,224,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2004
     Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2004. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.
Private Programs

Program:	NNN City Center West ‘B’, LLC	NNN City Center West ‘A’, LLC(1)
Name, location, type of property	City Center West ‘B’	City Center West ‘A’
	Las Vegas, NV	Las Vegas, NV
	Office	Office
Gross leasable square footage	104,000	106,000
Date of purchase	1/23/2002	3/15/2002
Mortgage financing at date of purchase	$14,650,000	$13,000,000
Cash down payment	$6,150,000	$8,670,000
Contract purchase price plus acquisition fee	$20,800,000	$21,670,000
Other cash expenditures expensed/(credited)	$56,000	$13,000
Other cash expenditures capitalized	$188,000	$272,000
Total acquisition cost	$21,044,000	$21,955,000

		NNN Pacific Corporate Park 1,
Program:	NNN 2001 Value Fund, LLC(2)	LLC(3)
Name, location, type of property	Pacific Corporate Park	Pacific Corporate Park
	Lake Forest, CA	Lake Forest, CA
	Office	Office
Gross leasable square footage	167,000	167,000
Date of purchase	3/25/2002	3/25/2002
Mortgage financing at date of purchase	$15,500,000	$15,500,000
Cash down payment	$8,229,000	$8,229,000
Contract purchase price plus acquisition fee	$23,729,000	$23,729,000
Other cash expenditures expensed/(credited)	$63,000	$63,000
Other cash expenditures capitalized	$367,000	$367,000
Total acquisition cost	$24,159,000	$24,159,000

Program:	NNN Arapahoe Svc. Center II, LLC	NNN Titan Bldg. & Plaza, LLC(4)
Name, location, type of property	Arapahoe Service Center II	The Titan Building & Plaza
	Englewood, CO	San Antonio, TX
	Office	Office
Gross leasable square footage	79,000	131,000
Date of purchase	4/19/2002	4/17/2002
Mortgage financing at date of purchase	$5,000,000	$6,000,000
Cash down payment	$3,038,000	$3,167,000
Contract purchase price plus acquisition fee	$8,038,000	$9,167,000
Other cash expenditures expensed/(credited)	$(23,000)	$(73,000)
Other cash expenditures capitalized	$146,000	$280,000
Total acquisition cost	$8,161,000	$9,374,000

(1)	The program owns a 10.9% tenant in common interest in the property.
(2)	The program owns a 40% tenant in common interest in the property.
(3)	T REIT, Inc., an affiliated public entity, owns a membership interest of 37.93% in NNN Pacific Corporate Park I, LLC which owns 60% of the property as a tenant in common.
(4)	The program owns a 51.5% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

Program:	NNN Brookhollow Park, LLC	NNN North Reno Plaza, LLC
Name, location, type of property	Brookhollow Park	North Reno Plaza Shopping Center
	San Antonio, TX	Reno, NV
	Office	Shopping Center
Gross leasable square footage	102,000	130,000
Date of purchase	7/3/2002	6/19/2002
Mortgage financing at date of purchase	$10,250,000	$5,400,000
Cash down payment	$5,110,000	$1,800,000
Contract purchase price plus acquisition fee	$15,360,000	$7,200,000
Other cash expenditures expensed/(credited)	$(181,000)	$(5,000)
Other cash expenditures capitalized	$125,000	$148,000
Total acquisition cost	$15,304,000	$7,343,000

Program:	NNN 1397 Galleria Drive, LLC	NNN Bryant Ranch, LLC
Name, location, type of property	Galleria Office Building	Bryant Ranch Shopping Center
	Henderson, NV	Yorba Linda, CA
	Office	Shopping Center
Gross leasable square footage	14,000	94,000
Date of purchase	9/11/2002	9/5/2002
Mortgage financing at date of purchase	$1,962,000	$6,222,000
Cash down payment	$1,458,000	$3,858,000
Contract purchase price plus acquisition fee	$3,420,000	$10,080,000
Other cash expenditures expensed/(credited)	$(21,000)	$(36,000)
Other cash expenditures capitalized	$39,000	$249,000
Total acquisition cost	$3,438,000	$10,293,000

Program:	NNN 4241 Bowling Green, LLC	NNN Wolf Pen Plaza, LLC
Name, location, type of property	4241 Bowling Drive	Wolf Pen Plaza
	Sacramento, CA	College Station, TX
	Office	Shopping Center
Gross leasable square footage	68,000	170,000
Date of purchase	9/25/2002	9/24/2002
Mortgage financing at date of purchase	$3,092,000	$12,265,000
Cash down payment	$2,108,000	$3,955,000
Contract purchase price plus acquisition fee	$5,200,000	$16,220,000
Other cash expenditures expensed/(credited)	$(24,000)	$(93,000)
Other cash expenditures capitalized	$5,000	$607,000
Total acquisition cost	$5,181,000	$16,734,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

		NNN Saddleback Financial,
Program:		LLC(1)
	NNN Alamosa Plaza, LLC
Name, location, type of property	Alamosa Plaza Shopping Center	Saddleback Financial Center
	Las Vegas, NV	Laguna Hills, CA
	Shopping Center	Office
Gross leasable square footage	78,000	72,000
Date of purchase	10/8/2002	9/25/2002
Mortgage financing at date of purchase	$13,500,000	$7,650,000
Cash down payment	$5,000,000	$3,423,000
Contract purchase price plus acquisition fee	$18,500,000	$11,073,000
Other cash expenditures expensed/(credited)	$158,000	$(44,000)
Other cash expenditures capitalized	$167,000	$286,000
Total acquisition cost	$18,825,000	$11,315,000

Program:		NNN Springtown Mall, DST
	NNN Kahana Gateway Center, LLC
Name, location, type of property	Kahana Gateway Shopping Center &	Springtown Mall Shopping Center
	Professional Building	San Marcos, TX
	Maui, HI	Shopping Center
	Retail/Office
Gross leasable square footage	80,000	96,000
Date of purchase	12/20/2002	12/9/2002
Mortgage financing at date of purchase	$13,041,000	$4,700,000
Cash down payment	$6,359,000	$1,790,000
Contract purchase price plus acquisition fee	$19,400,000	$6,490,000
Other cash expenditures expensed/(credited)	$(3,000)	$4,000
Other cash expenditures capitalized	$268,000	$413,000
Total acquisition cost	$19,665,000	$6,907,000

Program:	NNN Congress Center, LLC(2)	NNN Parkwood Complex, LLC
Name, location, type of property	Congress Center	Parkwood I & II
	Chicago, IL	Woodlands, TX
	Office	Office
Gross leasable square footage	525,000	196,000
Date of purchase	1/9/2003	12/31/2002
Mortgage financing at date of purchase	$95,875,000	$13,922,000
Cash down payment	$40,233,000	$6,514,000
Contract purchase price plus acquisition fee	$136,108,000	$20,436,000
Other cash expenditures expensed/(credited)	$(122,000)	$(484,000)
Other cash expenditures capitalized	$2,707,000	$17,000
Total acquisition cost	$138,693,000	$19,969,000

(1)	The program owns 75% of the property through NNN Saddleback Financial, LLC and other tenant in common interests.

(2)	The program owns 64.5% of the property through NNN Congress Center, LLC and other tenant in common interests. Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT, Inc., own membership interests in NNN Congress Center, LLC which has a tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

Program:	NNN Park Sahara, DST(1)	NNN Buschwood, LLC
Name, location, type of property	Park Sahara Office Park	Buschwood III Office Park
	Las Vegas, NV	Tampa, FL
	Office	Office
Gross leasable square footage	124,000	77,000
Date of purchase	3/18/2003	3/25/2003
Mortgage financing at date of purchase	$8,400,000	$4,600,000
Cash down payment	$3,800,000	$2,383,000
Contract purchase price plus acquisition fee	$12,200,000	$6,983,000
Other cash expenditures expensed/(credited)	$(33,000)	$(11,000)
Other cash expenditures capitalized	$486,000	$121,000
Total acquisition cost	$12,653,000	$7,093,000

Program:	NNN Beltline/Royal Ridge, LLC	NNN Parkway Towers, DST
Name, location, type of property	Beltline/Royal Ridge Tech.	Parkway Towers Office Park
	Irving, TX	Nashville, TN
	Office	Office
Gross leasable square footage	84,000	190,000
Date of purchase	4/1/2003	5/9/2003
Mortgage financing at date of purchase	$6,150,000	$6,000,000
Cash down payment	$3,400,000	$6,450,000
Contract purchase price plus acquisition fee	$9,550,000	$12,450,000
Other cash expenditures expensed/(credited)	$(81,000)	$(46,000)
Other cash expenditures capitalized	$86,000	$244,000
Total acquisition cost	$9,555,000	$12,648,000

Program:	NNN 602 Sawyer, LLC	NNN Netpark, LLC(2)
Name, location, type of property	602 Sawyer	Netpark Tampa Bay
	Houston, TX	Tampa, FL
	Office	Office
Gross leasable square footage	86,000	911,000
Date of purchase	6/5/2003	6/11/2003
Mortgage financing at date of purchase	$5,850,000	$31,500,000
Cash down payment	$3,420,000	$15,500,000
Contract purchase price plus acquisition fee	$9,270,000	$47,000,000
Other cash expenditures expensed/(credited)	$(102,000)	$(454,000)
Other cash expenditures capitalized	$107,000	$1,957,000
Total acquisition cost	$9,275,000	$48,503,000

(1)	The program owns 95.25% of the property through NNN Park Sahara, DST.

(2)	NNN 2002 Value Fund, LLC, an affiliated public entity, owns a 50% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

Program:	NNN 1851 E. First Street, LLC	NNN Jamboree Promenade, LLC
Name, location, type of property	Xerox Centre	Jamboree Promenade
	Santa Ana, CA	Irvine, CA
	Office	Retail
Gross leasable square footage	318,000	59,000
Date of purchase	6/16/2003	7/25/2003
Mortgage financing at date of purchase	$45,375,000	$15,000,000
Cash down payment	$14,925,000	$5,200,000
Contract purchase price plus acquisition fee	$60,500,000	$20,200,000
Other cash expenditures expensed/(credited)	$(275,000)	$(36,000)
Other cash expenditures capitalized	$975,000	$251,000
Total acquisition cost	$61,200,000	$20,415,000

Program:	NNN Jefferson Square, LLC	NNN Executive Center, LLC
Name, location, type of property	Jefferson Square	Executive Center II & III
	Seattle, WA	Dallas, TX
	Office/retail	Office
Gross leasable square footage	146,000	381,000
Date of purchase	7/28/2003	8/1/2003
Mortgage financing at date of purchase	$13,070,000	$14,950,000
Cash down payment	$7,055,000	$9,650,000
Contract purchase price plus acquisition fee	$20,125,000	$24,600,000
Other cash expenditures expensed/(credited)	$(14,000)	$(183,000)
Other cash expenditures capitalized	$128,000	$265,000
Total acquisition cost	$20,239,000	$24,682,000

Program:	NNN Arapahoe Business Park, LLC	NNN 901 Corporate Center, LLC
Name, location, type of property	Arapahoe Business Park I & II	901 Corporate Center
	Centennial, CO	Monterey Park, CA
	Office	Office
Gross leasable square footage	133,000	101,000
Date of purchase:	8/11/2003	8/15/2003
Mortgage financing at date of purchase	$5,200,000	$11,310,000
Cash down payment	$2,788,000	$4,840,000
Contract purchase price plus acquisition fee	$7,988,000	$16,150,000
Other cash expenditures expensed/(credited)	$(45,000)	$(72,000)
Other cash expenditures capitalized	$74,000	$62,000
Total acquisition cost	$8,017,000	$16,140,000

(1)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns a 76.8% membership interest in NNN Executive Center, LLC which has a 49.625% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

Program:	NNN Union Pines, LLC	NNN 1410 Renner, LLC
Name, location, type of property	Union Pines	1410 Renner Road
	Tulsa, OK	Richardson, TX
	Office	Office
Gross leasable square footage	134,000	117,000
Date of purchase	10/8/2003	10/29/2003
Mortgage financing at date of purchase	$9,060,000	$8,740,000
Cash down payment	$5,940,000	$5,160,000
Contract purchase price plus acquisition fee	$15,000,000	$13,900,000
Other cash expenditures expensed/(credited)	$(116,000)	$(7,000)
Other cash expenditures capitalized	$136,000	$101,000
Total acquisition cost	$15,020,000	$13,994,000

	NNN Parkway Corporate
Program:	Plaza, LLC	NNN Twain, LLC
Name, location, type of property	Parkway Corporate Plaza	Business Bank of Nevada
	Roseville, CA	Las Vegas, NV
	Office	Office
Gross leasable square footage	287,000	27,000
Date of purchase	11/10/2003	12/8/2003
Mortgage financing at date of purchase	$45,000,000	$3,750,000
Cash down payment	$18,650,000	$1,950,000
Contract purchase price plus acquisition fee	$63,650,000	$5,700,000
Other cash expenditures expensed/(credited)	$(40,000)	$(10,000)
Other cash expenditures capitalized	$938,000	$55,000
Total acquisition cost	$64,548,000	$5,745,000

Program:	NNN Westbay Office Park, LLC	NNN Enclave Parkway, LLC(1)
Name, location, type of property	Westbay Office Park	1401 Enclave Parkway
	Las Vegas, NV	Houston, TX
	Office	Office
Gross leasable square footage	108,000	207,000
Date of purchase	12/15/2003	12/22/2003
Mortgage financing at date of purchase	$15,000,000	$23,600,000
Cash down payment	$8,600,000	$10,900,000
Contract purchase price plus acquisition fee	$23,600,000	$34,500,000
Other cash expenditures expensed/(credited)	$43,000	$(49,000)
Other cash expenditures capitalized	$107,000	$106,000
Total acquisition cost	$23,750,000	$34,557,000

(1)	T REIT, Inc., an affiliated public entity, owns a 46.5% membership interest in NNN Enclave Parkway, LLC which has a 7% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

		NNN Arapahoe Service Center 1,
Program:	NNN Amber Oaks, LLC(1)	LLC
Name, location, type of property	AmberOaks Corporate Center	Arapahoe Service Center
	Austin, TX	Englewood, CO
	Office	Office
Gross leasable square footage	207,000	144,000
Date of purchase	1/20/2004	1/29/2004
Mortgage financing at date of purchase	$15,000,000	$6,500,000
Cash down payment	$7,965,000	$3,600,000
Contract purchase price plus acquisition fee	$22,965,000	$10,100,000
Other cash expenditures expensed/(credited)	$(127,000)	$45,000
Other cash expenditures capitalized	$198,000	$54,000
Total acquisition cost	$23,036,000	$10,199,000

Program:	NNN Lakeside Tech, LLC	NNN 100 Cyberonics Drive, LLC
Name, location, type of property	Lakeside Tech Center	100 Cyberonics Drive
	Tampa, FL	Houston, TX
	Office	Office
Gross leasable square footage	223,000	144,000
Date of purchase	2/6/2004	3/19/2004
Mortgage financing at date of purchase	$14,625,000	$10,500,000
Cash down payment	$5,163,000	$5,080,000
Contract purchase price plus acquisition fee	$19,788,000	$15,580,000
Other cash expenditures expensed/(credited)	$(99,000)	$(122,000)
Other cash expenditures capitalized	$192,000	$96,000
Total acquisition cost	$19,881,000	$15,554,000

Program:	NNN Corporate Court, LLC	NNN 801 K Street, LLC(2)
Name, location, type of property	Corporate Court	801 K Street
	Irving, TX	Sacramento, CA
	Office	Office
Gross leasable square footage	67,000	336,000
Date of purchase	3/25/2004	3/31/2004
Mortgage financing at date of purchase	$5,000,000	$41,350,000
Cash down payment	$2,570,000	$24,430,000
Contract purchase price plus acquisition fee	$7,570,000	$65,780,000
Other cash expenditures expensed/(credited)	$(57,000)	$665,000
Other cash expenditures capitalized	$116,000	$560,000
Total acquisition cost	$7,629,000	$67,005,000

(1)	T REIT, Inc., an affiliated public entity, owns a tenant in common interest of 75% in the program.

(2)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns an 85% membership interest in NNN 801 K Street, LLC which has a 21.5% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

	NNN Oakey Building 2003,
Program:	LLC(1), (2)	NNN Enterprise Way, LLC(3)
Name, location, type of property	Oakey Building	Enterprise Technology Center
	Las Vegas, NV	Scotts Valley, CA
	Office	Office
Gross leasable square footage	98,000	370,000
Date of purchase	4/2/2004	5/7/2004
Mortgage financing at date of purchase	$4,000,000	$36,500,000
Cash down payment	$4,137,000	$24,800,000
Contract purchase price plus acquisition fee	$8,137,000	$61,300,000
Other cash expenditures expensed/(credited)	$15,000	$(329,000)
Other cash expenditures capitalized	$100,000	$280,000
Total acquisition cost	$8,252,000	$61,251,000

	NNN River Rock Business Center,
Program:	LLC	NNN Emerald Plaza, LLC(4), (5)
Name, location, type of property	River Rock Business Center	Emerald Plaza
	Murfreesboro, TN	San Diego, CA
	Office	Office
Gross leasable square footage	158,000	355,000
Date of purchase	6/11/2004	6/14/2004
Mortgage financing at date of purchase	$9,300,000	$68,500,000
Cash down payment	$5,900,000	$32,440,000
Contract purchase price plus acquisition fee	$15,200,000	$100,940,000
Other cash expenditures expensed/(credited)	$(36,000)	$(361,000)
Other cash expenditures capitalized	$181,000	$325,000
Total acquisition cost	$15,345,000	$100,904,000

Program:	NNN Great Oaks Center, LLC	NNN Sugar Creek Center, LLC
Name, location, type of property	Great Oaks Center	Two Sugar Creek
	Atlanta, GA	Houston, TX
	Office	Office
Gross leasable square footage	233,000	143,000
Date of purchase	6/30/2004	7/12/2004
Mortgage financing at date of purchase	$20,000,000	$16,000,000
Cash down payment	$7,050,000	$5,850,000
Contract purchase price plus acquisition fee	$27,050,000	$21,850,000
Other cash expenditures expensed/(credited)	$(131,000)	$(220,000)
Other cash expenditures capitalized	$126,000	$231,000
Total acquisition cost	$27,045,000	$21,861,000

(1)	T REIT, Inc., an affiliated public entity, owns a membership interest of 9.76% in NNN Oakey Building 2003, LLC which owns 100.00% of the property.
(2)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns a membership interest of 75.46% in NNN Oakey Building 2003, LLC which owns 100.00% of the property.
(3)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns a 73.3% membership interest in NNN Enterprise Way, LLC which has an 11.625% tenant in common interest in the program.
(4)	T REIT, Inc., an affiliated public entity, owns a 13.17% membership interest in NNN Emerald Plaza, LLC which owns a 20.5% tenant in common interest in the program.
(5)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns a 22.4% membership interest in NNN Emerald Plaza, LLC which owns a 20.5% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

	NNN Beltway 8 Corporate Centre,
Program:	LLC	NNN Western Place, LLC(1)
Name, location, type of property	Beltway 8 Corporate Centre	Western Place I and II
	Houston, TX	Fort Worth, TX
	Office	Office
Gross leasable square footage	101,000	429,000
Date of purchase	7/22/2004	7/23/2004
Mortgage financing at date of purchase	$10,530,000	$24,000,000
Cash down payment	$5,670,000	$9,500,000
Contract purchase price plus acquisition fee	$16,200,000	$33,500,000
Other cash expenditures expensed/(credited)	$(173,000)	$(137,000)
Other cash expenditures capitalized	$469,000	$1,569,000
Total acquisition cost	$16,496,000	$34,932,000

Program:	NNN One Financial Plaza, LLC(2)	NNN Reserve at Maitland, LLC
Name, location, type of property	One Financial Plaza	Reserve at Maitland
	St. Louis, MO	Maitland, FL
	Office	Office
Gross leasable square footage	434,000	197,000
Date of purchase	8/6/2004	8/18/2004
Mortgage financing at date of purchase	$30,750,000	$21,750,000
Cash down payment	$6,250,000	$8,120,000
Contract purchase price plus acquisition fee	$37,000,000	$29,870,000
Other cash expenditures expensed/(credited)	$(728,000)	$(256,000)
Other cash expenditures capitalized	$1,186,000	$322,000
Total acquisition cost	$37,458,000	$29,936,000

Program:	NNN Las Cimas, LLC	NNN 9800 Goethe Road, LLC
Name, location, type of property	Las Cimas II and III	9800 Goethe Road
	Austin, TX	Sacramento, CA
	Office	Office
Gross leasable square footage	313,000	111,000
Date of purchase	9/27/2004	10/7/2004
Mortgage financing at date of purchase	$46,800,000	$14,800,000
Cash down payment	$26,300,000	$3,050,000
Contract purchase price plus acquisition fee	$73,100,000	$17,850,000
Other cash expenditures expensed/(credited)	$(547,000)	$219,000
Other cash expenditures capitalized	$775,000	$977,000
Total acquisition cost	$73,328,000	$19,046,000

(1)	The program owns a 21.5% tenant in common interest in the property.

(2)	The program owns a 22.4% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
December 31, 2004
Private Programs

Program:	NNN Fountain Square, LLC	NNN Embassy Plaza, LLC
Name, location, type of property	Fountain Square	Embassy Plaza
	Boca Raton, FL	Omaha, NE
	Office	Office
Gross leasable square footage	242,000	132,000
Date of purchase	10/28/2004	10/29/2004
Mortgage financing at date of purchase	$36,250,000	$9,900,000
Cash down payment	$15,250,000	$7,100,000
Contract purchase price plus acquisition fee	$51,500,000	$17,000,000
Other cash expenditures expensed/(credited)	$(510,000)	$(189,000)
Other cash expenditures capitalized	$1,059,000	$153,000
Total acquisition cost	$52,049,000	$16,964,000

Program:	NNN City Centre Place, LLC	NNN Oak Park Office Center, LLC
Name, location, type of property	City Centre Place	Oak Park Office Center
	Las Vegas, NV	Houston, TX
	Office	Office
Gross leasable square footage	103,000	173,000
Date of purchase	11/5/2004	11/12/2004
Mortgage financing at date of purchase	$21,500,000	$21,800,000
Cash down payment	$7,980,000	$7,349,000
Contract purchase price plus acquisition fee	$29,480,000	$29,149,000
Other cash expenditures expensed/(credited)	$111,000	$(90,000)
Other cash expenditures capitalized	$170,000	$598,000
Total acquisition cost	$29,761,000	$29,657,000

Program:	NNN 2800 East Commerce, LLC
Name, location, type of property	2800 East Commerce Place
Tucson, AZ
Office
Gross leasable square footage	136,000
Date of purchase	11/19/2004
Mortgage financing at date of purchase	$11,375,000
Cash down payment	$6,650,000
Contract purchase price plus acquisition fee	$18,025,000
Other cash expenditures expensed/(credited)	$93,000
Other cash expenditures capitalized	$195,000
Total acquisition cost	$18,313,000

SIGNATURE PAGE
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 28th day of April, 2006.

NNN HEALTHCARE/ OFFICE REIT, INC.

By:	/s/ Scott D. Peters

Scott D. Peters
Chief Executive Officer
POWER OF ATTORNEY
      Each of the persons whose signature appears below hereby constitutes and appoints Andrea R. Biller and Scott D. Peters, and each of them or either of them as his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting to said attorneys-in -fact and agent, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer (Principal Executive Officer)	April 28, 2006

/s/ Jack R. Maurer Jack R. Maurer	Vice Chairman (Principal Financial Officer and Principal Accounting Officer)	April 28, 2006

/s/ Anthony W. Thompson Anthony W. Thompson	Director	April 28, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Form of Dealer Manager Agreement between NNN Healthcare/ Office REIT, Inc. and NNN Capital Corp.

1.2	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)

3.1	Articles of Incorporation of NNN Healthcare/ Office REIT, Inc.

3.2	Bylaws of NNN Healthcare/ Office REIT, Inc.

3.3	Form of Articles of Amendment and Restatement of NNN Healthcare/ Office REIT, Inc.

4.1	Form of Subscription Agreement (included as Appendix B to the Prospectus)

4.2	Distribution Reinvestment Plan (included as Appendix C to the Prospectus)

4.3	Proposed Share Redemption Program (included in the Prospectus under the heading “Description of Capital Stock — Proposed Share Redemption Program”)

4.4	Form of Escrow Agreement

5.1	Form of Opinion of Venable LLP as to the legality of the shares being registered

8.1	Form of Opinion of Alston & Bird LLP as to tax matters

10.1	Form of Advisory Agreement among NNN Healthcare/ Office REIT, Inc., NNN Healthcare/ Office REIT Holdings, L.P., NNN Healthcare/ Office REIT Advisor, LLC and Triple Net Properties, LLC

10.2	Form of Agreement of Limited Partnership of NNN Healthcare/ Office REIT Holdings, L.P.

10.3	Form of NNN Healthcare/ Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)

21.1	Subsidiary of NNN Healthcare/ Office REIT, Inc.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on Signature Page)